UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LOCKHEED MARTIN CORPORATION

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“We are committed to our stockholders and want to hear what you have to say. Please vote your shares in person or by proxy.” Marillyn Hewson

March 14, 2014

Dear Fellow Stockholders:

On behalf of the Board of Directors, I would like to invite you to attend our 2014 Annual Meeting of Stockholders. We will meet on Thursday, April 24, 2014, at 10:30 a.m. Central Daylight Savings Time, at the Hilton Sandestin Beach, 4000 Sandestin Boulevard South, Destin, Florida 32550. Prior to the meeting, you are invited to join the Board of Directors and senior management at a reception at 10:00 a.m.

Our friend and colleague, Robert J. Stevens, ended his service as a member of our Board of Directors and as Executive Chairman effective December 31, 2013. We are extremely grateful for his many valuable contributions to our Corporation and the Board of Directors.

In 2013, our industry experienced challenges in the face of a declining global economic environment. To maintain our leadership in the industry, we took decisive actions to maintain a strong management team, shape our business portfolio and align operations around the realities of our market and opportunities for the future. We delivered strong performance that enabled us to:

•	generate total stockholder return of 68 percent;

•	attain record levels for several key financial metrics; and

•	increase our dividend by more than 15 percent.

We remain committed to achieving long-term business growth and delivering value to our stockholders by executing on sound business strategies, diligent risk oversight, top-quality talent development, and robust succession planning. During the last year, we strengthened our focus on corporate sustainability, investor engagement, and executive compensation best practices. Based on direct feedback from our investors and stakeholders, we have adopted additional improvements to our governance and compensation programs.

Your vote is important. We urge you to vote promptly, even if you plan to attend the Annual Meeting. The accompanying Notice and Proxy Statement provide information about the matters on which you may vote, our leadership changes, and our 2013 results. Thank you for your continued support of Lockheed Martin. I look forward to seeing you at the Annual Meeting.

Sincerely,

Marillyn A. Hewson
Chairman, President and Chief Executive Officer

Lockheed Martin Corporation
6801 Rockledge Drive Bethesda MD 20817

Notice of 2014 Annual Meeting of Stockholders

Thursday, April 24, 2014

10:30 a.m. Central Daylight Savings Time

Hilton Sandestin Beach, 4000 Sandestin Boulevard South, Destin, Florida 32550

Lockheed Martin Corporation stockholders of record at the close of business on February 21, 2014 are entitled to receive notice of, and to vote at, the Annual Meeting.

Items of Business:

1.	Election of 12 director-nominees to serve on the Board for a one-year term ending at next year’s Annual Meeting.
2.	Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for 2014.
3.	Advisory vote to approve the compensation of our named executive officers.
4.	Management proposal to amend the Corporation’s Amended and Restated 2011 Incentive Performance Award Plan to authorize and reserve 4,000,000 additional shares.
5.	Consideration of three stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting.
6.	Consideration of any other matters that may properly come before the meeting.

We have enclosed our 2013 Annual Report to Stockholders. The report is not part of the proxy soliciting materials for the Annual Meeting.

Please vote your shares at your earliest convenience. This will help us to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expense of additional solicitation. If you wish to vote by mail, we have enclosed a self-addressed, postage prepaid envelope. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

For security reasons before being admitted into the Annual Meeting, you must present your admission ticket or proof of ownership and a valid photo identification. All hand-carried items will be subject to inspection, and all bags, briefcases, or packages must be checked.

Sincerely,

Maryanne R. Lavan

Senior Vice President, General Counsel and Corporate Secretary

March 14, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 24, 2014: The 2014 Proxy Statement and 2013 Annual Report are available at http://www.lockheedmartin.com/investor.

Table of Contents

PROXY STATEMENT	6

PROXY SUMMARY	6

CORPORATE GOVERNANCE	9

Corporate Sustainability	9
Supplier and Community Engagement	10
Corporate Governance Guidelines	10
Role of the Board of Directors	10
Service on Other Boards	11
Lead Director	11
Positions of Chairman and Chief Executive Officer	11
Succession Planning and Talent Management	12
Enterprise Risk Management	12
Identifying and Evaluating Nominees for Directors	13
Majority Voting Policy for Uncontested Director Elections	13
Stockholder Right to Call Special Meeting	13
Director Independence	14
Related Person Transaction Policy	14
Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders	15
Director Orientation and Continuing Education	15
Board Performance Self-Assessment	15
No Stockholder Rights Plan (Poison Pill)	15

COMMITTEES OF THE BOARD OF DIRECTORS	16

Membership on Board Committees	16
Audit Committee Report	18

PROPOSAL 1: ELECTION OF DIRECTORS	19

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	26

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)	27

PROPOSAL 4: MANAGEMENT PROPOSAL TO AMEND THE CORPORATION’S AMENDED AND RESTATED 2011 INCENTIVE PERFORMANCE AWARD PLAN TO AUTHORIZE AND RESERVE 4,000,000 ADDITIONAL SHARES	28

EXECUTIVE COMPENSATION	37

Compensation Committee Report	37
Letter to Stockholders from Management Development and Compensation Committee	37
Compensation Discussion and Analysis (CD&A)	38
Compensation Committee Interlocks and Insider Participation	56
Summary Compensation Table	56
2013 Grants of Plan-Based Awards	59
Outstanding Equity Awards at 2013 Fiscal Year-End	61
Option Exercises and Stock Vested During 2013	62
Retirement Plans	63
2013 Pension Benefits	64

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2014 Proxy Statement	5

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PROXY STATEMENT

The Board of Directors (the “Board”) of Lockheed Martin Corporation (the “Corporation”) is providing the Notice of 2014 Annual Meeting of Stockholders, this Proxy Statement, and the proxy card (“Proxy Materials”) in connection with the Corporation’s solicitation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 24, 2014, at 10:30 a.m. Central Daylight Savings Time, at the Hilton Sandestin Beach, 4000 Sandestin Boulevard South, Destin, Florida 32550, and at any adjournment or postponement thereof. Proxy Materials or a Notice of Internet Availability were first sent to stockholders on or about March 14, 2014.

PROXY SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement carefully.

2013 Performance Highlights

STOCKHOLDERS BENEFIT FROM LOCKHEED
MARTIN’S STRONG PERFORMANCE

$82.6 BILLION RECORD YEAR-END BACKLOG

Financial Goals*	2013 Goals ($)	2013 Actual ($)	2013 Assessment
Orders	41,750 – 43,250M	45,621M	Exceeded
Sales	44,500 – 46,000M	45,358M	Achieved
Segment Operating Profit*	5,175 – 5,325M	5,752M	Exceeded
Cash From Operations	≥ 4,000M	4,546M	Exceeded
*	We use the following non-GAAP terms in this Proxy Statement – “Segment Operating Profit,” “Return on Invested Capital (ROIC),” and “Performance Cash” – which are defined in Appendix A. Please refer to Appendix A for an explanation of these terms as well as our disclosure regarding forward-looking statements concerning future performance or goals for future performance.

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Corporate Governance and Business Conduct Best Practices

Our Governance Profile Reflects Best Practices

Diverse Representation on Board of Directors; One-Third of Our Directors Are Women

Mandatory Director Retirement Policy

Directors are Elected Annually by a Simple Majority of Votes Cast

Resignation Policy for Directors in Failed Elections

Over 95% Average Board Meeting Attendance in 2013

Director Attendance at Annual Meeting

Regular Executive Sessions of Non-Management Directors

Eleven of Twelve Directors are Independent

Independent Lead Director With Broad Authority and Responsibility

Stockholders and All Interested Parties May Communicate With the Lead Director by Email at Lead.Director@lmco.com

Director Stock Ownership Guidelines With a Multiple of Five Times (5X) Annual Cash Retainer

Policy Prohibiting Pledging or Hedging of Our Stock by Directors and Employees

Overboarding Policy

Corporate Sustainability

Named to the 2013 Dow Jones Sustainability North America Index

Named One of the Top Companies Worldwide on the CDP (Carbon Disclosure Project) 2013 Global Carbon Performance Leadership Index

Received 2013 Responsible CEO of Year Award by CR (Corporate Responsibility) Magazine

Published Our Annual Sustainability Report

Ethics Policy

Human Rights Policy

“Go Green” Environmental Stewardship Initiatives

Disclosure of Corporate Political Contributions

Placed in the Top Quartile of the CPA–Zicklin Index of Corporate Political Accountability and Disclosure

Target Zero Workplace Safety Program

Board-Level Committee With Ethics and Sustainability Oversight

Long-Standing Investor Engagement Program

We welcome the opportunity to communicate with you, our stockholders, and share our approach to governance. Throughout the year, we conduct governance reviews and investor outreach so that we understand and consider the issues that matter most to our stockholders. Our commitment to the interests of our stockholders is a key component of our governance strategy and compensation philosophy. During 2013, we held over 40 meetings or phone conversations with our largest investors, who represent more than 40 percent of the Corporation’s outstanding shares.

In our 2013 proxy statement, we described changes to our executive compensation programs we were adopting in response to investor input after our 2012 Annual Meeting and our review of best practices. At our 2013 Annual Meeting, more than 85% of those who voted approved the compensation of our named executive officers (“NEOs”). This significant increase in support from the prior year underscored the impact of the many compensation changes implemented during 2013.

Following the 2013 Annual Meeting, we continued to seek investor feedback including changes to the executive compensation programs described in the 2013 proxy statement. All of the investors with whom we spoke reacted positively to the changes we made to our 2013 executive compensation programs.

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Executive Compensation Summary

2013 Compensation Reflects Changes Adopted in 2012

•	Burn Rate. Number of shares used for equity grants in 2013 as well as in 2014 is significantly less than shares used in prior years.

•	Alignment with Stockholder Interests. Nearly three quarters of the Chief Executive Officer’s (“CEO”) target compensation opportunity is granted in the form of long-term incentives, of which the vast majority is equity-based, directly aligning with stockholder interests.

•	Pay for Performance. 70% of the 2013 target long-term incentives granted to the CEO will be earned based upon achievement of specific and measurable goals approved at the beginning of 2013.

•	Performance Metrics. 2013 annual incentive compensation assessment reflects pre-established financial, strategic, and operational goals with the financial goals weighted the heaviest at 60% and, at the enterprise level, based on publicly disclosed guidance provided to investors.

•	Market-Based Compensation. For 2013, base salary, annual incentive target amount, and long-term incentive target for all NEOs is at or below the 50th percentile of our comparator group.

2013 Pay Aligns to Performance

•	Our 2013 annual incentive bonus paid above target, reflecting record-setting financial results as well as key strategic and operational accomplishments.

•	The 2011-2013 Long-Term Incentive Performance (“LTIP”) award paid out at 139.7%, based on our three-year Performance Cash generation and return on invested capital (“ROIC”) and our three-year total stockholder return (“TSR”) placing us in the 95th percentile of the S&P Industrials index.

Voting Matters and Board’s Voting Recommendations

Management Proposals:	Board’s Voting Recommendations	Page
Election of 12 Director-Nominees (Proposal 1)	FOR ALL DIRECTOR-NOMINEES	19
Ratification of Ernst & Young LLP as Independent Auditors for 2014 (Proposal 2)	FOR	26
Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”) (Proposal 3)	FOR	27
Management Proposal to Amend the Corporation’s Amended and Restated 2011 Incentive Performance Award Plan to Authorize and Reserve 4,000,000 Additional Shares (Proposal 4)	FOR	28
Stockholder Proposals:
Stockholder Action by Written Consent (Proposal 5)	AGAINST	78
Adopt a Policy Requiring that Senior Executives Retain a Significant Percentage of Shares Acquired Through Equity Compensation Until Retirement Age (Proposal 6)	AGAINST	79
Amend the Corporation’s Clawback Policy for Executive Incentive Compensation (Proposal 7)	AGAINST	81

You can vote in the following ways:

By Internet Visit http://www.investorvote.com	By Telephone In the United States, Canada, and Puerto Rico, call 1-800-652-8683; outside the United States call 1-781-575-2300.	By Mail Mark, date, and sign your proxy card or voting instruction form and return it in the accompanying postage-paid envelope.	QR Code Scan this QR code to vote with your mobile device.	In Person Attend the meeting to vote in person.

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CORPORATE GOVERNANCE

Lockheed Martin has a culture dedicated to ethical behavior and responsible corporate activity. This commitment is reflected in our core values: “Do What’s Right;” “Respect Others;” and “Perform with Excellence.” These values are shared across Lockheed Martin and are the foundation of our commitment to sustainability: “Fostering innovation, integrity and security to protect the environment, strengthen communities and propel responsible growth.”

Lockheed Martin’s Code of Ethics and Business Conduct (“Code of Conduct”) has been in place since the Corporation was formed in 1995. The Code of Conduct (which is available on the Corporation’s website at http://ethics.corp.lmco.com/ethics/code_of_conduct.cfm) applies to all Board members, officers, and employees and provides our policies and expectations on a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, providing transparency in our public disclosures, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of company assets, compliance with all laws, and operating with integrity in all that we do. To implement this Code of Conduct, Board members, officers, and employees participate annually in ethics training. There were no waivers from any provisions of our Code of Conduct or amendments applicable to any Board member or executive officer in 2013.

In 2013, Lockheed Martin issued a Supplier Code of Conduct that applies to all our suppliers and requires compliance by our suppliers in their own business conduct.

Corporate Sustainability

The Ethics and Sustainability Committee of the Board oversees sustainability efforts in corporate responsibility, human rights, environmental stewardship, employee health and safety, ethical business practices, community outreach, philanthropy, diversity, inclusion, and equal opportunity, and the Corporation’s record of compliance with related laws and regulations.

The Corporate Sustainability Council, comprised of business area and functional executives, governs and directs corporate-wide sustainability efforts to generate long-term environmental and social benefits for all stakeholders. The council meets three times a year and is chaired by the Vice President, Ethics and Sustainability, who reports directly to the CEO and the Ethics and Sustainability Committee of our Board.

Corporate sustainability is part of our business strategy. It influences our operations and informs our decision-making at every stage of our business lifecycle. In 2013, we:

•	Conducted a sustainability core issues assessment and developed a Sustainability Management Plan to effectively manage, measure, and disclose performance. Through deliberate engagement of internal and external stakeholders, we identified and prioritized six core non-financial issues that are integral to business success and resiliency. This core issues platform includes Governance, Information Security, Supplier Sustainability, Product Performance, Resource Efficiency, and Talent Competitiveness. Performance against the plan will be reported to the Corporate Sustainability Council twice a year.

•	Published our annual Sustainability Report. The report discloses performance indicators on our environmental, social, and governance responsibilities, and conforms to the Global Reporting Initiative (GRI) 3.1 Standard. Based primarily on disclosures in this report, we were named to the prestigious Dow Jones Sustainability North America Index for the first time. A copy of the report is available at http://www.lockheedmartin.com/sustainability.

•	Established an Independent Insights Group advisory panel. The group of advisors represents expertise in academia, business, sustainability, law, and government, and will provide guidance to strengthen our sustainability programming and reporting.

•	Convened an international stakeholder engagement session. The purpose of the session, held in London, UK with industry, stockholder, government, and academic participants, was to collect input on our sustainability reporting, program goals, progress, and plans. The input has contributed to our ongoing assessment of environmental, social and governance issues and their possible impact on our performance.

•	Achieved year-over-year reductions through our Go Green initiative and established new reduction targets for 2020. Our reductions in carbon emissions, use of water, and waste in operations through our Go Green initiative are described in further detail in our Sustainability Report at http://www.lockheedmartin.com/sustainability.

•	Maintained leadership status for carbon disclosure. Our expanded disclosure of Scope 1, 2, and 3 carbon measurement and reductions in our operations is included in the CDP and can be found at http://www.lockheedmartin.com/content/dam/lockheed/data/corporate/documents/Sustainability/2013-investor-cdp-response.pdf.

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Supplier and Community Engagement

In 2013, we:

•	Achieved $5.8 billion in total spending with 10,401 small diverse businesses, including businesses owned by women, veterans, service-disabled veterans, small, disadvantaged businesses, and historically under-utilized business zones.

•	Provided training and mentorship to develop 10 protégé small businesses under 11 agreements within several government agency mentor protégé programs.

•	Enhanced cyber security protection in the supply chain by partnering with suppliers to implement two factor authentication for external access to Lockheed Martin corporate systems.

•	Hired 2,490 military veterans, representing approximately 37 percent of all external hires.

•	Contributed more than $25 million to 1,175 charitable organizations in our communities, with special emphasis on those focused on support for the military and veterans and on science, technology, engineering, and math (STEM) education. Separately, our employees contributed more than $20 million of their own money and reported volunteering more than 800,000 hours to worthy causes. Since 2002, employees have volunteered more than 11 million hours of their personal time in service to their communities.

Corporate Governance Guidelines

Lockheed Martin is committed to maintaining and practicing the highest standards of corporate governance. The Board has adopted Corporate Governance Guidelines that describe the framework within which the Board and its committees oversee the governance of the Corporation. The current Corporate Governance Guidelines are available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance, by clicking on “Corporate Governance Guidelines.” The Nominating and Corporate Governance Committee (“Governance Committee”) regularly assesses our governance practices in light of new or emerging trends and best practices.

Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board and director responsibilities; the role and responsibilities of the Lead Director; a comprehensive Code of Ethics and Business Conduct; director nomination procedures and qualifications; director independence standards; a policy for the review, approval, and ratification of related person transactions; director orientation and continuing education; procedures for annual performance evaluations of the Board and the committees; director stock ownership guidelines; and a clawback policy for executive incentive compensation.

The Corporate Governance Guidelines state the Board’s expectation that any incumbent director who receives more votes “AGAINST” his or her election than “FOR” his or her election is required to offer his or her resignation to the Board, as well as set forth the procedures to be followed by the Board in considering whether to accept or reject the resignation.

In recent years, we have amended the Corporate Governance Guidelines to formally implement certain best governance practices and enhance the operation and effectiveness of the Board. In 2013, we changed the stock ownership guidelines for directors from two times (2X) the total annual retainer to five times (5X) the annual cash retainer within five years of joining the Board.

In addition, all directors and employees are prohibited from hedging or pledging transactions involving our stock either through corporate policy statements or the Corporate Governance Guidelines.

Role of the Board of Directors

The Board plays an active role in overseeing management and representing the interests of stockholders. Directors are expected to attend Board meetings, the meetings of the committees on which they serve, and the Annual Meeting. Between meetings, directors interact with the Chairman and CEO, the Lead Director, and other members of management and are available to provide advice and counsel to management.

In 2013, the Board met a total of nine times. All directors attended at least 75 percent of the total Board and committee meetings to which they were assigned. All incumbent directors attended the 2013 Annual Meeting except for Daniel F. Akerson who was elected to the Board on February 27, 2014.

The Board and the committees regularly schedule and hold executive sessions without any members of management present.

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Service on Other Boards

The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors have the opportunity to dedicate sufficient time to their service on the Corporation’s Board. Therefore, the Corporate Governance Guidelines provide that, without obtaining the approval of the Governance Committee:

•	A director may not serve on the boards of more than four other public companies;

•	If the director is an active chief executive officer or equivalent of another public company, the director may not serve on the boards of more than two other public companies;

•	No member of the Audit Committee may serve on more than two other public company audit committees; and

•	No member of the Management Development and Compensation Committee (“Compensation Committee”) may serve on more than three other public company compensation committees. This policy was added in 2013 in acknowledgement of the increased workload on the Committee.

In addition, directors must notify the Chairman, Lead Director, and Senior Vice President, General Counsel and Corporate Secretary before accepting an invitation to serve on the board of any other public company.

Lead Director

The Board regularly reviews its leadership structure in light of the Corporation’s then current needs, governance trends, internal assessments of Board effectiveness, and other factors. In accordance with our Bylaws and Corporate Governance Guidelines, the independent members of the Board annually elect one of the independent directors to serve as the Lead Director by the affirmative vote of a majority of the directors who have been determined to be “independent” for purposes of the New York Stock Exchange (“NYSE”) listing standards. The Board has structured the role of the Lead Director with sufficient authority to serve as a counter-balance to management. The responsibilities specified in our Bylaws for the Lead Director are to:

•	Preside as Chair at Board meetings while in executive sessions of the non-management members of the Board or executive sessions of the independent directors, or when the Chairman is ill, absent, incapacitated, or otherwise unable to carry out the duties of Chairman.

•	Determine the frequency and timing of executive sessions of non-management directors and report to the Chairman on all relevant matters arising from those sessions, and invite the Chairman to join the executive session for further discussion as appropriate.

•	Consult with the Chairman and CEO and committee chairs regarding the topics and schedules of the meetings of the Board and committees and approve the topics and schedules of Board meetings.

•	Review and approve all Board and committee agendas and provide input to management on the scope and quality of and approve information sent to the Board.

•	Assist with recruitment of director candidates and, along with the Chairman, may extend the invitation to a new potential director to join the Board.

•	Act as liaison between the Board and management and among the directors and the committees of the Board.

•	Serve as member of the Executive Committee of the Board.

•	Serve as ex-officio member of each committee if not otherwise a member of the committee.

•	Serve as the point of contact for stockholders and others to communicate with the Board.

•	Recommend to the Board and committees the retention of advisors and consultants who report directly to the Board.

•	Call a special meeting of the Board or of the independent directors at any time, at any place, and for any purpose.

•	Perform all other duties as may be assigned by the Board from time to time.

The Lead Director and the committee Chairmen review and discuss the agendas for the meetings in advance of distribution of the agendas and related Board or committee material.

Mr. McCorkindale was elected by the independent directors and has served as the elected Lead Director for four consecutive years. Stockholders and other interested parties may communicate with the Lead Director by email at Lead.Director@lmco.com.

Positions of Chairman and Chief Executive Officer

The Board reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of its regular review of the effectiveness of the Corporation’s governance structure.

There are several effective models for corporate governance. For example, an independent chair is the dominant model in the UK, but a combined Chairman and CEO is the dominant model in the U.S. The Board believes that it must be independent and must provide strong and effective oversight, but also believes that the independent Board members should have the flexibility to respond to changing circumstances and choose the model that best fits the then-current situation.

In 2012, the Board reviewed its leadership structure in connection with Mr. Stevens’ announcement of his plans to retire as CEO. At that time, the Board concluded that the transition to the new CEO would be best accomplished by having Mr. Stevens serve as Executive Chairman through 2013. This decision resulted in a separation of the roles of Chairman and CEO.

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The Board reviewed its governance options throughout 2013 and concluded that, following the departure of Mr. Stevens from the Board at the end of 2013, Ms. Hewson should be elected as Chairman, effective January 1, 2014. In reviewing the alternatives, the independent members of the Board considered materials cited by stockholders who submitted proposals to split the roles in prior years as to the reasons to separate the two positions as well as other governance studies. The independent members of the Board reviewed trends in stockholder proposals for separating the roles and noted that the Corporation’s stockholders supported the Board’s flexible approach in the past, voting against stockholder proposals requiring the separation of the roles in 2013 and 2012. In addition, the Board considered the role of the independent directors in the governance of the Corporation including the scheduling of an executive session of the independent directors at every Board meeting, regular Board review and consideration of the CEO succession plan, the scope of the duties of the independent Lead Director, and the oversight of the CEO’s compensation by the Compensation Committee, a committee composed entirely of independent directors that is advised by an outside independent compensation consultant. The independent members of the Board also noted Ms. Hewson’s strong performance as a leader in 2013, the fact that she would be the only representative of management on the Board beginning in 2014, and the desirability of having consolidated leadership engagement with government customers as well as the leadership of the U.S. Department of Defense and other agencies of the U.S. Government.

The Board believes that, at the present time, the Corporation is best served by allocating governance responsibilities between a combined Chairman and CEO and an independent Lead Director with robust responsibilities. This structure allows the Corporation to present a single face to the customer through the combined Chairman and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Director position.

The independent directors plan to continue to examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Corporation’s needs.

Succession Planning and Talent Management

Management has established bi-annual talent reviews that coincide with our business operating processes, as well as quarterly reviews within each of our operating businesses. During these reviews, the executive leadership team discusses succession plans for key positions and identifies top talent for development in future leadership roles. The Board is actively engaged in talent management. Annually, the Board evaluates our succession strategy and leadership pipeline for key roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting, and development programs. Board members also are active partners, engaging and spending time with our high potential leaders throughout the year.

Enterprise Risk Management

Enterprise Risk Management is monitored by the Board of Directors, the Audit Committee and the Strategic Affairs Committee (“SA Committee,” formerly known as the Strategic Affairs and Finance Committee). Management reviews enterprise risk through the Risk and Compliance Committee (“RCC”) and the Integrated Risk Council.

In June 2013, as a result of feedback received from our annual board self-assessment, the responsibilities of the Audit and Strategic Affairs and Finance Committees were realigned and the respective committee charters were amended accordingly. Additional information about the new responsibilities of each Board committee are more fully described on pages 16 and 18. The Strategic Affairs and Finance Committee changed its name to the SA Committee.

The Audit Committee reviews our policies and practices with respect to risk assessment and risk management, including discussing with management the Corporation’s major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board.

Matters of risk management are brought to the attention of the Audit Committee by the Executive Vice President and Chief Financial Officer (“CFO”), who serves as the Corporation’s Chief Risk Officer, or by the Vice President, Corporate Internal Audit, who regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies and legal and regulatory requirements, as well as for potential deficiencies that could result in a failure of an internal control process. The SA Committee of the Board reviews and makes assessments on mitigation plans on potential areas identified as the most significant risks.

The RCC, comprised of representatives of the direct reports to the President and CEO, is charged with overseeing the Corporation’s Enterprise Risk Management program and with the integration and dissemination of risk information to management and throughout the Corporation. This Committee met eight times in 2013 and reports to the Integrated Risk Council made up of the Executive Vice President and CFO; Senior Vice President, General Counsel and Corporate Secretary; Vice President, Corporate Communications; Vice President, Ethics and Sustainability; and the Vice President, Corporate Internal Audit. At the request of the Audit Committee, the RCC has undertaken to regularly survey our businesses to identify risks, analyze the probability of occurrence and potential impact to our business of those risks, and assess mitigation efforts.

We employ a number of additional risk identification and mitigation strategies. A panel of executives reviews all major proposals to ensure the technical and pricing structures are consistent with our tolerance for risk. Corporate management conducts reviews of ongoing business performance and financial results and future opportunities through the long-range planning process, executive management meetings, and staff meetings.

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Identifying and Evaluating Nominees for Directors

Each year, the Governance Committee recommends to the Board the slate of directors to propose as nominees for election by the stockholders at the Annual Meeting. The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Governance Committee followed by the entire Governance Committee and the Chairman of the Board. Director candidates also may be identified by stockholders and will be evaluated and considered by the Governance Committee in the same manner as other director candidates. The Governance Committee has retained Heidrick & Struggles International, Inc. to assist in the identification and evaluation of potential director candidates to ensure that candidates’ skills and competencies are aligned to the company’s future strategic challenges and opportunities. Stockholder proposals for nominations to the Board should be submitted to the Nominating and Corporate Governance Committee, c/o the Senior Vice President, General Counsel and Corporate Secretary, at Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817. To be considered by the Board for nomination at the 2015 Annual Meeting, written notice of nominations by a stockholder must be received between the dates of October 15, 2014 and November 14, 2014, inclusive.

The information requirements for any stockholder proposal or nomination can be found in Section 1.10 of our Bylaws available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance. Proposed stockholder nominees are presented to the Chairman of the Governance Committee, who decides if further consideration should be given to the nomination by the Board.

Majority Voting Policy for Uncontested Director Elections

The Corporation’s Charter and Bylaws provide for simple majority voting. Pursuant to the Corporate Governance Guidelines, in any uncontested election of directors, any incumbent director who receives more votes “AGAINST” than votes “FOR” is required to offer his or her resignation for Board consideration.

Upon receipt of a resignation of a director tendered as a result of a failed stockholder vote, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action is recommended. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include:

•	The qualifications of the director whose resignation has been tendered.

•	The director’s past and expected future contributions to the Corporation.

•	The overall composition of the Board and its committees.

•	Whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws).

•	The percentage of outstanding shares represented by the votes cast at the Annual Meeting.

Any director whose resignation has been tendered may not participate in the deliberations of the Governance Committee or in the Board’s consideration of the Governance Committee’s recommendation with respect to such director. In the event that a majority of the members of the Governance Committee have offered to resign as a result of their failure to receive the required vote for their election by the stockholders, then the independent members of the Board who have not offered to resign, without further action by the Board, will constitute a committee of the Board for the purpose of considering the offered resignation(s), and will recommend to the Board whether to accept or reject those offers and, if appropriate, make a recommendation to take other actions. If there are no such independent directors, then all of the independent directors, excluding the director whose offer to resign is being considered, without further action of the Board, will constitute a committee of the Board to consider each offer to resign, make a recommendation to the Board to accept or reject that offer and, if appropriate, make a recommendation to take other actions.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the annual meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the Securities and Exchange Commission (“SEC”) or by other public announcement, including a posting on the Corporation’s website.

If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Corporation’s Bylaws. The Board may not fill any vacancy so created with a director who was nominated but not elected at the annual meeting by the vote required under the Corporation’s Bylaws.

Stockholder Right to Call Special Meeting

As part of the Board’s continuous review of, and commitment to, best corporate governance practices and as a result of dialogue with stockholders, in recent years the Corporation has adopted a number of governance changes. The Board amended the Bylaws in 2010 to reduce the percentage of shares that an individual stockholder or a group of stockholders must own to cause the Corporate Secretary of the Corporation to call a special meeting of stockholders. Any stockholder who individually owns 10%, or stockholders who in the aggregate own 25%, of the outstanding common stock may demand the calling of a special meeting to consider any business properly before the stockholders. Our Bylaws do not restrict the timing of a request for a special meeting. The only subject matter restriction is that we are not required to call a special meeting to consider a matter that is substantially the same as voted on at a special meeting within the preceding 12 months unless requested by a majority of all stockholders.

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Director Independence

Under applicable NYSE listing standards, a majority of the Board and each member of the Audit Committee, Governance Committee, and Compensation Committee must be independent and must satisfy additional independence requirements related to the function of each committee.

Under the NYSE listing standards and our Corporate Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with the Corporation. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are included in our Corporate Governance Guidelines, which are available on our Corporation’s website at http://www.lockheedmartin.com/corporate-governance.

Our director independence guidelines set forth certain relationships between the Corporation and directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has a relationship with the Corporation that is not addressed in the independence guidelines, the independent members of the Board determine whether the relationship is material.

The Board has determined that the following directors are independent: Daniel F. Akerson, Nolan D. Archibald, Rosalind G. Brewer, David B. Burritt, James O. Ellis, Jr., Thomas J. Falk, Gwendolyn S. King, James M. Loy, Douglas H. McCorkindale, Joseph W. Ralston, and Anne Stevens. Robert J. Stevens (who served on the Board in 2013) was and Marillyn A. Hewson is an employee of the Corporation and are not independent under the NYSE listing standards or our Corporate Governance Guidelines. In determining that each of the non-management director-nominees is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 percent Stockholders,” on page 15, which it determined were immaterial to the individual’s independence.

The Governance Committee and Board considered that the Corporation in the ordinary course of business purchases products and services from, or sells products and services to, companies or subsidiaries or parents of companies at which some of our director-nominees (or their immediate family members) are or have been directors or officers and to other institutions with which some of these individuals have or have had relationships. These relationships included: Mr. Akerson (General Motors Company, The Carlyle Group, and PricewaterhouseCoopers); Mr. Archibald (Stanley Black & Decker, Inc., Brunswick Corporation, and Huntsman Corporation); Mrs. Brewer (Sam’s Club, a subsidiary of Walmart Stores, Inc., and Spelman College); Mr. Ellis (Inmarsat plc, Level 3 Communications, Inc., The Georgia Institute of Technology, and Stanford University); Mr. Falk (Kimberly-Clark Corporation, Catalyst, Inc., and University of Wisconsin Foundation); Mr. Loy (RAND Corporation); Mr. Ralston (Lynden Incorporated, The Timken Company, and URS Corporation); and Ms. Stevens (Anglo American plc and XL Group plc). In determining that these relationships did not affect the independence of those directors, the Board considered that none of the director-nominees had any direct or indirect material interest in, or received any special compensation in connection with, the Corporation’s business relationships with those companies. In addition to their consideration of these ordinary course of business transactions, the Governance Committee and the Board relied upon the director independence guidelines included in our Corporate Governance Guidelines to conclude that contributions to a tax-exempt organization by the Corporation or its foundation did not create any direct or indirect material interest for the purpose of assessing director independence.

The Governance Committee also concluded that all members of each of the Audit Committee, the Compensation Committee, and the Governance Committee are independent within the meaning of our Corporate Governance Guidelines and NYSE listing standards including the additional independence requirements applicable to members of the Audit Committee, Compensation Committee, and Governance Committee.

Related Person Transaction Policy

The Board has approved a written policy and procedures for the review, approval, and ratification of transactions among the Corporation and its directors, executive officers, and their related interests. A copy of the policy is available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Corporation. This may include situations where the Corporation provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Governance Committee with respect to that transaction.

Under the policy, and consistent with applicable SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Corporation was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director, a director-nominee, or executive officer of the company, any person who is known to be the beneficial owner of more than 5 percent of any class of the company’s voting securities, an immediate family member of any person described above, and any firm, corporation, or other entity controlled by any such person described above.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Corporation of changes in that information. Based on that information, the Corporation maintains a master list of related persons for purposes of tracking and reporting related person transactions.

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Because it may not be possible or practical to pre-approve all related person transactions, the policy contemplates that the Governance Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships. If the Governance Committee declines to approve or ratify a transaction, the related person transaction is referred to management to make a recommendation to the Governance Committee concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Governance Committee.

Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations and NYSE listing standards.

Two of our directors, Mr. Loy and Mr. Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Corporation. In 2013, we paid The Cohen Group approximately $480,000 for consulting services and related expenses.

We currently employ approximately 115,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the employment of family members of current directors and executive officers. These related person transactions (and compensation) involved a former Board member and executive officer’s (Robert J. Stevens) son, John E. Stevens, Associate General Counsel in the Legal Department ($228,000 current annual rate of base salary, annual incentive award of $47,200 for 2013 performance, and a fixed cash award of $58,500 under the Key Employee Engagement Plan which will vest in January 2016 if he remains employed until then), and a Board member’s (Joseph Ralston) brother-in-law, Mark E. Dougherty, Capture Management Principal ($169,178 current annual rate of base salary). Messrs. Stevens and Dougherty may participate in other employee benefit plans and arrangements which are generally made available to other employees at the same level (including health, welfare, vacation, and retirement plans). Their compensation was established in accordance with the Corporation’s employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Neither John Stevens nor Mark Dougherty served as an executive officer of the Corporation during 2013.

From time to time, the Corporation has purchased services in the ordinary course of business from financial institutions that beneficially own five percent or more of Lockheed Martin’s common stock. In 2013, the Corporation paid fees of approximately $4,512,876 to State Street Bank and Trust Company for credit facility and benefit plan administration and its affiliates for investment management fees, $300,814 to BlackRock, Inc., for investment management fees, and $168,506 to Capital Guardian, an affiliate of Capital World Investors, for investment management fees.

Director Orientation and Continuing Education

Upon joining the Board, directors are provided with an orientation about our Corporation, including our business operations, strategy, and governance. Directors may enroll in director education programs on the principles of corporate governance and director professionalism offered by nationally-recognized organizations at the Corporation’s expense. Directors also may attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly present reports at Board meetings and review the operating plan of each of our business areas and the Corporation as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Board Performance Self-Assessment

Each year the Board and each committee evaluate its performance and effectiveness. In 2013, the Executive Chairman conducted individual interviews with each director to elicit feedback on specific aspects of the Board’s role, organization, and meetings (including committee meetings). The collective ratings and comments are compiled, summarized and presented to the Governance Committee and the full Board.

No Stockholder Rights Plan (Poison Pill)

The Corporation does not have a Stockholder Rights Plan, otherwise known as a “Poison Pill.” Through our Corporate Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. If the Board does choose to adopt a Stockholder Rights Plan, the Board has indicated that it would seek stockholder ratification within 12 months of the date of adoption.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board has seven standing committees. The following table lists our Board committees, the chairs of each committee, the directors who served in 2013 on them, and the number of Committee meetings held in 2013. Charters for each committee are available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance.

Membership on Board Committees

		Classified			Management	Nominating
		Business	Ethics and		Development and	and Corporate	Strategic
Director*	Audit	and Security	Sustainability	Executive	Compensation	Governance	Affairs
Nolan D. Archibald				X		X	Chair
Rosalind G. Brewer			X		X
David B. Burritt	Chair			X	X		X
James O. Ellis, Jr.		Chair		X		X	X
Thomas J. Falk	X					X
Marillyn A. Hewson**				Chair
Gwendolyn S. King			Chair	X		X
James M. Loy		X	X				X
Douglas H. McCorkindale***	X	X		X	X	Chair
Joseph W. Ralston		X	X				X
Anne Stevens	X			X	Chair
Robert J. Stevens**				X
Meetings held in 2013	6	2	3	0	4	4	3
*	Daniel F. Akerson was elected as a director on February 27, 2014 and did not serve on any committees in 2013.
**	Ms. Hewson was elected Chairman of the Executive Committee in January 2014. Mr. Stevens was Chairman during 2013.
***	Lead Director

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to (i) the financial condition of the Corporation, (ii) the integrity of the Corporation’s financial statements, and (iii) the Corporation’s compliance with legal and regulatory requirements. In addition, the Audit Committee has oversight of the Corporation’s internal audit organization including enterprise risk management processes. It is directly responsible for the qualifications, independence and performance of the Corporation’s independent auditors. In accordance with the realignment of responsibilities with the SA Committee, the Audit Committee is now responsible for reviewing the allocation of resources, the Corporation’s financial condition and capital structure, and policies regarding derivatives and capital expenditures. The functions of the Audit Committee are further described under the heading “Audit Committee Report” on page 18.

All the members of the Audit Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations, and our Corporate Governance Guidelines. In order to be considered independent under applicable SEC regulations, a member of the Audit Committee cannot accept any consulting, advisory, or other compensatory fee from the Corporation, or be an affiliated person of the Corporation or its subsidiaries.

The Board has determined that Mr. Burritt, Chairman of the Audit Committee, Mr. Falk, and Mr. McCorkindale are qualified audit committee financial experts within the meaning of applicable SEC regulations. All members of the Audit Committee have accounting and related financial management expertise sufficient to be considered financially literate within the meaning of the NYSE listing standards.

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Classified Business and Security Committee

The Classified Business and Security Committee (the “CBS Committee”) assists the Board in fulfilling its oversight responsibilities relating to the Corporation’s classified business activities and the security of personnel, data, and facilities. The CBS Committee consists of three or more directors who meet the independence requirements of the NYSE and who possess the appropriate security clearance credentials, at least one of whom shall be a member of the Audit Committee, and none of whom are officers or employees of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the CBS Committee.

Ethics and Sustainability Committee

The Ethics and Sustainability Committee monitors compliance and recommends changes to our Code of Ethics and Business Conduct. It reviews our policies, procedures, and compliance with respect to sustainability, including corporate responsibility, human rights, environmental stewardship, employee health and safety, ethical business practices, community outreach, philanthropy, diversity, inclusion, and equal opportunity. It oversees matters pertaining to community and public relations, including government relations, political contributions, and charitable contributions.

Executive Committee

The Executive Committee primarily serves as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on all matters other than those specifically reserved by Maryland law to the full Board.

Management Development and Compensation Committee

The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO, and, either as a committee or together with the other independent members of the Board, determines and approves the compensation philosophy and levels of the CEO and other members of senior management. During 2013, the Compensation Committee exercised these responsibilities relative to the compensation of Mr. Stevens in his capacity as Strategic Advisor to the CEO.

Additional information regarding the role of the Compensation Committee and our compensation practices and procedures is provided under the captions “Compensation Committee Report” on page 37, “Compensation Discussion and Analysis (“CD&A”)” beginning on page 38, and “Other Corporate Governance Considerations in Compensation” on page 54.

All members of the Compensation Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations, and our Corporate Governance Guidelines.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Governance Committee assists the Board by selecting candidates to be nominated to the Board, making recommendations concerning the composition of Board committees, and by overseeing the evaluation of the Board and its committees.

The Governance Committee reviews and recommends to the Board the compensation of directors. Our executive officers do not play a role in determining director pay other than to gather publicly available information, although in 2013 the Executive Chairman was consulted regarding the impact of any change in director pay on the Corporation as a whole.

All members of the Governance Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations, and our Corporate Governance Guidelines.

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Strategic Affairs Committee

Under the amended charter, the SA Committee reviews and recommends to the Board management’s long-term strategy for the Corporation and reviews risks and opportunities to the strategy as identified by the Corporation’s Enterprise Risk Management processes. The SA Committee reviews and recommends to the Board certain significant strategic decisions regarding exit from existing lines of business and entry into new lines of business, acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of related transactions.

Audit Committee Report

We oversee Lockheed Martin’s financial reporting process on behalf of the Board. Lockheed Martin’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining an effective system of internal control over financial reporting. In addition to our oversight of the Corporation’s internal audit organization, we are directly responsible for the appointment, compensation, retention, oversight, and termination of the Corporation’s independent auditors, Ernst & Young LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, and for expressing an opinion on the effectiveness of internal control over financial reporting.

In connection with the December 31, 2013 audited consolidated financial statements, we have:

•	Reviewed and discussed the Corporation’s audited consolidated financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

•	Discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

•	Received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent auditors any matters affecting their independence.

Based on the reviews and discussions above, we recommended to the Board that the audited consolidated financial statements for 2013 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Board approved our recommendation.

Submitted on February 27, 2014 by the Audit Committee:
David B. Burritt, Chairman	Douglas H. McCorkindale
Thomas J. Falk	Anne Stevens

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PROPOSAL 1: ELECTION OF DIRECTORS

There are 12 director-nominees for election to the Board at the Annual Meeting. Each director-nominee currently serves as a director. Each director-nominee was recommended for nomination by the Governance Committee. The Governance Committee has determined that all the director-nominees, except for Marillyn A. Hewson, Chairman, President and CEO, are independent under the listing standards of the NYSE and our Corporate Governance Guidelines. The Board ratified the slate of director-nominees and recommends that our stockholders vote for the election of all the individuals nominated by the Board.

Director-nominees are expected to attend the 2014 Annual Meeting. All incumbent directors attended the 2013 Annual Meeting except for Daniel F. Akerson who was elected to the Board on February 27, 2014. All director-nominees who are elected will serve a one-year term that will end at the 2015 Annual Meeting. If any of the director-nominees are unable or unwilling to stand for election at the 2014 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy holders may vote for the substitute nominee or refrain from voting for any other director-nominee at their discretion. Directors’ ages are reported as of the 2014 Annual Meeting.

Board Composition, Qualifications, and Diversity

We have no agreements obligating the Corporation to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.

We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs. Our success with a diverse workforce also informs our views about the value of a board of directors that has persons of diverse skills, experiences, and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise in overseeing a technologically advanced global security and aerospace company.

Under the Corporate Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board, the Corporation, and its stockholders. The Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Corporation’s Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate.

Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The directors’ biographies that follow note each director’s relevant experience, skills, and qualifications relative to this list.

•	Senior Leadership Experience. Directors who have served in senior leadership positions are important, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale, or involved technology or other rapidly evolving business models.

•	Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items, and oversight of a changing mix of strategic, operational, and compliance matters.

•	Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes are important because it assists our directors in understanding, advising, and overseeing the Corporation’s capital structure, financing and investment activities, financial reporting, and internal control of such activities.

•	Government and Military Expertise. Directors who have served in government and senior military positions can provide experience and insight into working constructively with our core customers and governments around the world and addressing significant public policy issues, particularly in areas related to the Corporation’s business and operations. They also provide support for science, technology, engineering, and mathematics education.

•	Global Expertise. Because we are a global organization with increasing revenue coming from sales outside the United States, directors with global expertise can provide useful business and cultural perspectives regarding many significant aspects of our business.

•	Interpersonal Skills and Diversity. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, thought, gender, race and age.

As part of its annual assessment of Board effectiveness, the Board is asked to evaluate whether it has the appropriate mix of general business expertise, skills, and specific expertise in areas vital to our success. The 2013 assessment reflected that the incumbent slate has the right mix. Mr. Akerson will complement the existing mix and broaden the Board’s public company and financial experience. Under our Bylaws, unless exempted by the Board, an individual is not eligible to stand for election at an Annual Meeting following the individual’s 75th birthday.

The Board unanimously recommends a vote FOR each of the following director-nominees.

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Director-Nominees

Daniel F. Akerson	Committees:*	Skills and Qualifications:
(Age 65) Director Since February 2014	Audit Management Development and Compensation *Appointment subject to election by stockholders and effective following the Annual Meeting.	•	Core leadership skills and experience with the demands and challenges of the global marketplace.
		•	Extensive operating, financial and senior management experience in a succession of major companies in challenging, highly competitive industries.
		•	Financial, investment, mergers and acquisitions expertise.
		•	The Board has determined that Mr. Akerson meets the SEC’s criteria of an “audit committee financial expert.”

Vice Chairman and Special Advisor to the Board of The Carlyle Group since March 1, 2014. Previously, Mr. Akerson was Chairman of the Board of Directors and Chief Executive Officer of General Motors Company since January 2011 until his retirement from these positions in January 2014; was elected to the Board of Directors of General Motors in 2009 and became Chief Executive Officer in September 2010. Prior to joining General Motors Company, he was a Managing Director of The Carlyle Group, serving as the Head of Global Buyout from July 2009 to August 2010 and as co-Head of U.S. Buyout from June 2003 to June 2009. Mr. Akerson served as a director of American Express Company from April 1995 to April 2012 and AOL Time Warner, Inc. (now doing business as Time Warner, Inc.) from April 1997 to April 2003. He currently serves as a director of the United States Naval Academy Foundation.

Nolan D. Archibald	Committees:	Skills and Qualifications:
(Age 70) Director Since April 2002	Strategic Affairs (Chair) Executive Nominating and Corporate Governance	•

Experience with the demands and challenges of the global marketplace with a focus on innovation from his prior positions as Executive Chairman of Stanley Black & Decker, Inc. and Chairman, Chief Executive Officer and Chief Operating Officer of The Black & Decker Corporation, companies that have sold products in more than 100 countries.

		•	Experience in talent management, business management, strategic planning, and international business operations.

		•	Corporate governance expertise from service as director of large public companies.

Executive Chairman of the Board of Stanley Black & Decker, Inc. from March 2010 until his retirement in April 2013. Previously, Mr. Archibald was Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation from 1986 to March 2010; President of The Black & Decker Corporation from 1985 to 2010; and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Mr. Archibald held various management positions at Beatrice Companies, Inc. from 1977 to 1985, including Senior Vice President and President of the Consumer & Commercial Products Group, and currently serves as a director of Brunswick Corporation and Huntsman Corporation.

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Rosalind G. Brewer	Committees:	Skills and Qualifications:
(Age 51) Director Since April 2011	Ethics and Sustainability Management Development and Compensation	•

Experience in large-scale operations based on her positions as President and Chief Executive Officer of Sam’s Club, Executive Vice President for Walmart Stores, Inc., and more than two decades of experience as an executive with Kimberly-Clark Corporation.

		•	Experience in product development, product management, manufacturing, large-scale operations, supply chain logistics, and leading change management initiatives.
		•	Leadership and executive expertise in international consumer business operations.

President and Chief Executive Officer of Sam’s Club, a division of Walmart Stores, Inc., since February 2012. Previously, Mrs. Brewer was Executive Vice President and President of Walmart Stores, Inc.’s East Business Unit from February 2011 to January 2012; Executive Vice President and President of Walmart South from February 2010 to February 2011; Senior Vice President and Division President of Southeast Operating Division from March 2007 to January 2010; and Regional General Manager, Georgia Operations, from 2006 to February 2007. Previously, Mrs. Brewer was President of Global Nonwovens Division for Kimberly-Clark Corporation from 2004 to 2006; and held various management positions of increasing responsibilities at Kimberly-Clark Corporation from 1984 to 2006. Mrs. Brewer formerly served as a director of Molson Coors Brewing Company from 2006 to 2011 and currently serves on the Board of Trustees of Spelman College.

David B. Burritt	Committees:	Skills and Qualifications:
(Age 58) Director Since April 2008	Audit (Chair) Executive Management Development and Compensation Strategic Affairs	•

Expertise in public company accounting, risk management, disclosure, financial system, and talent management from roles as Executive Vice President and Chief Financial Officer of United States Steel Corporation and Chief Financial Officer, Chief Accounting Officer, and Controller at Caterpillar Inc., a company that manufactures equipment and sells products and services throughout the world.

		•	Over 30 years experience with the demands and challenges of the global marketplace from his positions at Caterpillar Inc., a global corporation and, more recently, United States Steel Corporation.
		•	The Board has determined that Mr. Burritt meets the SEC’s criteria of an “audit committee financial expert.”

Executive Vice President and Chief Financial Officer of United States Steel Corporation since September 2013. Previously, Mr. Burritt was Vice President and Chief Financial Officer of Caterpillar Inc. from 2004 to June 2010; Corporate Controller and Chief Accounting Officer of Caterpillar Inc. from 2002 to 2004; held various positions of increasing responsibility for Caterpillar Inc. in finance, tax, accounting, and international operations from 1978 to 2002. Mr. Burritt served as a director of Aperam from December 2010 to May 2013 and currently serves as a director of Global Brass & Copper Holdings, Inc.

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James O. Ellis, Jr.	Committees:	Skills and Qualifications:
(Age 66) Director Since November 2004	Classified Business and Security (Chair) Executive Nominating and Corporate Governance Strategic Affairs	•	Industry-specific expertise and knowledge of our core customers from his service in senior leadership positions with the military.
		•	Expertise in aeronautical and aerospace engineering and emerging energy issues.
		•	Over 40 years experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the U.S. Navy.

President and Chief Executive Officer, Institute of Nuclear Power Operations from May 2005 until his retirement in May 2012. Retired from active duty in July 2004. Admiral and Commander, United States Strategic Command, Offutt Air Force Base, Nebraska from October 2002 to July 2004; Commander in Chief, United States Strategic Command from November 2001 to September 2002; Commander in Chief, U.S. Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000; Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998; director of Inmarsat plc from June 2005 to March 4, 2014; currently serves as a director of Level 3 Communications, Inc. and Dominion Resources, Inc. In November 2013, Mr. Ellis was appointed as an Annenberg Distinguished Visiting Fellow of the Hoover Institution at Stanford University and in February 2013, he was elected as a member of the National Academy of Engineering.

Thomas J. Falk	Committees:	Skills and Qualifications:
(Age 55) Director Since June 2010	Audit Nominating and Corporate Governance	•	Experience with the demands and challenges associated with managing global organizations from his experience as Chairman and Chief Executive Officer of Kimberly-Clark Corporation.
		•	Knowledge of financial system management, public company accounting, disclosure requirements, and financial markets.
		•	Marketing, talent management, compensation, governance, and public company board experience.
		•	The Board has determined that Mr. Falk meets the SEC’s criteria of an “audit committee financial expert.”

Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation since 2003; Chief Executive Officer from 2002 and President and Chief Operating Officer from 1999 to 2002; held various senior management positions since joining Kimberly-Clark Corporation in 1983; director of Centex Corporation from 2003 to 2009 (Centex Corporation was acquired by Pulte Homes in 2009); and currently serves as a director of the nonprofit organizations, Catalyst, Inc., the University of Wisconsin Foundation, and The Consumer Goods Forum, and serves as a governor of the Boys & Girls Clubs of America.

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Marillyn A. Hewson	Committees:	Skills and Qualifications:
(Age 60) Director Since November 2012	Executive (Chair)	•

Broad insight and knowledge into the complexities of global business management, strategic planning, finance, supply chain, and leveraged services based on more than two decades of experience in executive and operational roles with the Corporation and in our industry.

		•	Expertise in government relations, government contracting, manufacturing, marketing, and human resources.
		•	Corporate governance and audit expertise derived from service on boards of other multinational corporations and nonprofit organizations.

Chairman, President and Chief Executive Officer of Lockheed Martin since January 2014; Chief Executive Officer and President from January 2013 to December 2013; President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President – Electronic Systems from January 2010 to December 2012; President, Systems Integration – Owego from September 2008 to December 2009; Executive Vice President – Global Sustainment for Aeronautics from February 2007 to August 2008; President, Lockheed Martin Logistics Services Company from January 2007 to February 2007; and President and General Manager, Kelly Aviation Center, L.P. from August 2004 to December 2007. She previously served as a director of Carpenter Technology Corporation from 2002 to 2006 and Chairman of the Board of Directors of Sandia Corporation from 2010 to July 2013. Ms. Hewson currently serves as a director of E. I. du Pont de Nemours and Company (DuPont); the University of Alabama’s Culverhouse College of Commerce and Business Administration Board of Visitors; the Board of Governors of the USO; the Board of Governors of the Aerospace Industries Association; the Board of Directors of the Congressional Medal of Honor Foundation; and the Board of the National Geographic Education Foundation. In September 2013, Ms. Hewson was appointed by President Barack Obama to the President’s Export Council, the principal national advisory committee on international trade.

Gwendolyn S. King	Committees:	Skills and Qualifications:
(Age 73) Director Since March 1995	Ethics and Sustainability (Chair) Executive Nominating and Corporate Governance	•

Experience and industry-specific knowledge of our civil customer and the demands and challenges associated with managing large organizations and regulated industries from experience as Senior Vice President at PECO Energy Company and Commissioner of the Social Security Administration.

		•	Expert in external communications and extensive experience in matters relating to public policy, regulatory oversight, and government relations from her senior advisory roles in two previous White House administrations.
		•	Corporate governance expertise and compliance experience from her service on the board of the National Association of Corporate Directors.

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service, since 2000. Founding Partner, The Directors’ Council, a corporate board search firm, from October 2003 to June 2005; Senior Vice President of Corporate and Public Affairs of PECO Energy Company (formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Marsh & McLennan Companies, Inc. from 1998 to May 2011; and currently serves as a director of Monsanto Company.

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James M. Loy	Committees:	Skills and Qualifications:
(Age 71) Director Since August 2005	Classified Business and Security Ethics and Sustainability Strategic Affairs	•	Experience with the demands and challenges associated with managing large organizations from his service as Commandant of the Coast Guard.
		•	Industry-specific expertise and knowledge with our core customers including requirements for acquisition of products and services from prior senior management positions with the Department of Homeland Security, Transportation Security Administration, and the Coast Guard.
		•	Leadership skills in organization transformation and redesigning larger scale operations from his 45-year career in public service.

Senior Counselor of The Cohen Group since 2005. Deputy Secretary of Homeland Security from 2003 to 2005; Administrator, Transportation Security Administration from 2002 to 2003; Commandant, U.S. Coast Guard from 1998 to 2002; Coast Guard Chief of Staff from 1996 to 1998; Commander of the Coast Guard’s Atlantic Area from 1994 to 1996; a director of L-1 Identity Solutions, Inc. from 2006 to 2011; and currently serves as a director of Rivada Networks, LLC and Board of Trustees of RAND Corporation, a nonprofit organization.

Douglas H. McCorkindale	Committees:	Skills and Qualifications:
(Age 74) Director Since April 2001 Independent Lead Director Since 2010	Nominating and Corporate Governance (Chair) Audit Classified Business and Security Executive Management Development and Compensation	•	Experience with the demands and challenges associated with managing global organizations from prior positions as Chairman, Chief Executive Officer, and President of Gannett Co., Inc.
		•	Expertise in financial system management, public company accounting, disclosure, and financial markets from prior roles as Chief Financial Officer at Gannett Co., Inc. and as trustee of mutual funds.
		•	Corporate governance expertise from service as director of large public companies.
		•	The Board has determined that Mr. McCorkindale meets the SEC’s criteria of an “audit committee financial expert.”

Chairman of Gannett Co., Inc. (“Gannett”) from 2001 until his retirement in June 2006. Chief Executive Officer of Gannett from June 2000 to 2005; President of Gannett from 1997 to 2005; Vice Chairman of Gannett from 1984 to January 2001; Chief Financial Officer of Gannett from 1979 to 1997; Chief Administrative Officer of Gannett from 1985 to 1997; director of Continental Airlines, Inc. from 1993 to 2010; and currently serves as a director or trustee of approximately 67 fund portfolios in the Prudential Fund Complex, the boards of which meet concurrently and function as a single board.

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Joseph W. Ralston	Committees:	Skills and Qualifications:
(Age 70) Director Since April 2003	Classified Business and Security Ethics and Sustainability Strategic Affairs	•	Industry-specific expertise and insight into our core customer, including requirements for acquisition of products and services, from prior senior leadership positions with the military.
		•	Experience with large organization management and assessing human resources, equipment, cyber, and financial requirements, as well as reputational risks during his service as a senior military officer, including Vice Chairman of the Joint Chiefs of Staff.
		•	Skilled in executive management, logistics, and military procurement due to his distinguished career managing 65,000 troops from 23 countries as Supreme Allied Commander.

Vice Chairman of The Cohen Group since March 2003. Retired from active duty in March 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 to January 2003; Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 to April 2000; and currently serves as a director of The Timken Company and URS Corporation.

Anne Stevens	Committees:	Skills and Qualifications:
(Age 65) Director Since September 2002	Management Development and Compensation (Chair) Audit Executive	•	Experience with the demands and challenges associated with managing global organizations from prior executive positions at Ford Motor Company.
		•	Public company management, talent management, and governance experience from prior positions as Chairman, President, and Chief Executive Officer of Carpenter Technology Corporation and Executive Vice President, Ford Motor Company.
		•	Engineering and manufacturing expertise derived from educational training and experience managing production lines at Ford Motor Company.

Chairman and Principal of SA IT Services since June 2011. Previously, Ms. Stevens was Chairman, President and Chief Executive Officer of Carpenter Technology Corporation from November 2006 to October 2009; Executive Vice President, Ford Motor Company and Chief Operating Officer, The Americas, from November 2005 until her retirement in October 2006; Group Vice President, Canada, Mexico and South America, Ford Motor Company from October 2003 to October 2005; Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003; and Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Ms. Stevens held various management positions at Ford Motor Company from 1990, including executive director in Vehicle Operations in North America, and held various engineering, manufacturing and marketing positions at Exxon Chemical Co. before joining Ford. Member of the National Academy of Engineering and currently serves as a director of Anglo American plc.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Corporation for the year ending December 31, 2014. Ernst & Young LLP served as our independent auditors in 2013 and 2012. The services provided to the Corporation by Ernst & Young LLP for the last two fiscal years are described under the caption “Fees Paid to Independent Auditors” below.

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the Corporation’s independent auditor in accordance with the NYSE listing standards. The Audit Committee also is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of external audit firm rotation. Further, in conjunction with the periodic mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Corporation’s independent external auditor is in the best interest of our stockholders.

Stockholder approval of the appointment is not required. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for 2014.

Pre-Approval of Independent Auditors Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee also has delegated to the Committee Chairman pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table presents the fees billed by Ernst & Young LLP, an independent registered public accounting firm, for audit, audit-related services, tax services, and all other services rendered for 2013 and 2012. All fees were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee considered and concluded that the provision of these services by Ernst & Young LLP was compatible with the maintenance of the auditor’s independence.

	2013	2012
Ernst & Young LLP Fees	($)	($)
Audit Fees	15,275,000	15,185,000
Audit-Related Fees	1,220,000	1,280,000
Tax Fees	2,030,000	2,150,000
All Other Fees	25,000	40,000

Audit Fees: This category includes fees for services related to the annual audit of the consolidated financial statements, including the audit of internal control over financial reporting, the interim reviews of our quarterly financial statements, statutory audits of our foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

Audit-Related Fees: For 2013, this category principally includes fees for services related to audits of employee benefit plans, review of a financial model related to a customer proposal, due diligence in connection with acquisitions and a carve-out audit of a business unit’s financial statements. For 2012, this category principally includes fees for services related to audits of employee benefit plans and services related to a service organization review at a business segment.

Tax Fees: This category includes domestic and international tax compliance and advisory services.

All Other Fees: This category includes services related to government contracting matters.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We ask our stockholders to vote annually to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as described in detail in the Compensation Discussion and Analysis (“CD&A”) and the accompanying tables in the Executive Compensation section beginning on page 38. This vote is commonly known as “Say-on-Pay.”

Stockholders should review the entire Proxy Statement and, in particular, the CD&A for information on our executive compensation program and other important items.

We believe that the information provided in this Proxy Statement demonstrates that our executive compensation program is designed to link pay to performance. Accordingly, the Board recommends that stockholders approve the compensation of our NEOs by approving the following Say-on-Pay resolution:

RESOLVED, that the stockholders of Lockheed Martin Corporation approve, on an advisory basis, the compensation of the named executive officers identified in the “Summary Compensation Table,” as disclosed in the Lockheed Martin Corporation 2014 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures related to the NEOs. Although the results of the Say-on-Pay vote do not bind the Corporation, the Board will, as it does each year, continue to review the results carefully and plans to continue to seek the views of our stockholders year-round.

We currently hold our Say-on-Pay vote annually. Stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote will occur no later than 2017.

The Board unanimously recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers.

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PROPOSAL 4: MANAGEMENT PROPOSAL TO AMEND THE CORPORATION’S AMENDED AND RESTATED 2011 INCENTIVE PERFORMANCE AWARD PLAN TO AUTHORIZE AND RESERVE 4,000,000 ADDITIONAL SHARES

Share-based and cash-based incentive awards have been a significant component of the Corporation’s executive compensation since our formation in 1995. In 2011, the Board adopted and stockholders approved the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (the “2011 IPA Plan”). The Board amended the 2011 IPA Plan on January 24, 2013, and amended and restated the 2011 IPA Plan on January 23, 2014. These amendments were not material and were disclosed on Forms 8-K filed shortly after the amendments were adopted. We are proposing to further amend the 2011 IPA Plan to increase the aggregate number of shares of our stock available under the 2011 IPA Plan by an additional 4,000,000 shares.

The principal features of the 2011 IPA Plan as of the date of this Proxy Statement are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the amended and restated 2011 IPA Plan, including the proposed amendment to increase the number of shares (which is shown in underlined text), is included in Appendix B to this Proxy Statement. The following description is qualified in its entirety by reference to the text of the amended and restated 2011 IPA Plan, as it is proposed to be further amended. You are urged to read the 2011 IPA Plan in its entirety.

Proposed 2011 IPA Plan Amendment

The 2011 IPA Plan authorizes an independent committee of the Board to award stock options, restricted stock, stock appreciation rights (“SARs”), stock units and cash-based performance awards to key employees for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. The Compensation Committee of the Board performs this function and is composed entirely of independent directors.

We are proposing to amend Section 5(a) of the 2011 IPA Plan to increase the aggregate number of shares of our stock available under the 2011 IPA Plan by an additional 4,000,000 shares. As of February 3, 2014, there were 3,074,632 shares available for future share-based awards under the 2011 IPA Plan. By increasing the number of shares available under the 2011 IPA Plan, we believe we will have the flexibility to provide appropriate equity incentives for approximately five years based on the nature of our existing business, the size of our existing workforce, our current stock price and the current levels of grants under the 2011 IPA Plan. If the stockholders do not approve the amendment to the 2011 IPA Plan to authorize and reserve 4,000,000 additional shares, then, using the same assumptions, the Corporation believes it would have sufficient shares to provide equity incentives for the next two to three years.

The Corporation believes that the dilution level resulting from approval of the amendment to add 4,000,000 shares to the 2011 IPA Plan is moderate and consistent with stockholder interests. Using data as of February 3, 2014 but assuming stockholder approval of this proposal, we calculated a dilution level of 6.35% by dividing the number of shares subject to existing awards or available for future grants under our plans by our fully diluted shares outstanding as follows:

Shares subject to outstanding option awards*	9,206,145
Shares subject to outstanding restricted stock unit (“RSU”) awards	3,906,417
Shares subject to outstanding performance stock unit (“PSU”) awards (at maximum)**	1,055,734
Available for future grant under 2011 IPA Plan	3,074,632
Available for future grant under 2009 Directors Equity Plan	545,705
Additional shares for 2011 IPA Plan	4,000,000
Sum of Above	21,788,633
Common shares outstanding	321,461,239
Fully diluted shares outstanding	343,249,872

*	Weighted average remaining contractual life is approximately 5 years for stock options with a weighted average exercise price of $84.22 as of February 3, 2014.

**	527,867 shares subject to outstanding PSU awards at target.

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The Corporation also manages its share usage by reviewing the number of shares subject to grant on an annual basis. The so-called “burn rate” shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted under the company’s equity incentive plans in a given year divided by the weighted average common shares outstanding during the year. Beginning in 2013, in response to input from some of our stockholders that they believed our burn rate was too high, we replaced employee stock option grants with grants of PSUs. (We continue to grant RSUs in addition to PSUs.) This change has reduced our burn rate significantly.

Burn Rate	2012	2013	2014 *
Options Granted	3,400,754	12,658	0
RSUs Granted	1,986,641	1,355,961	745,495
PSUs Granted – At Target	0	343,869	212,915
At Maximum	0	687,738	425,830
Total Shares Granted	5,387,395	1,712,488	958,410
At PSU Maximum	N/A	2,056,357	1,171,325
Weighted Average Shares Outstanding	323,700,000	320,900,000	320,900,000 **
	(12/31/2012)	(12/31/2013)	(12/31/2013)
Burn Rate (Shares Granted ÷ Shares Outstanding)	1.66%	0.53%	0.30%
At PSU Maximum		0.64%	0.37%

*	Calculated based on our annual award grants in January 2014. Additional grants may be made during 2014 to new hires and to address promotions or other extraordinary circumstances.

**	The weighted average shares outstanding for the period ending December 31, 2014 is unknown; the weighted average shares outstanding for the period ending December 31, 2013 is used as an estimate.

The average burn rate for 2012, 2013 and 2014 is 0.83% (0.89% at PSU maximum). While nothing in the 2011 IPA Plan prohibits the Compensation Committee from granting stock options in the future, we intend to keep the burn rate consistent over a number of years by continuing to grant PSUs (in lieu of stock options) and RSUs under the 2011 IPA Plan. As a result, we would expect the future burn rate to be at the levels described above for 2013 and 2014, which average 0.42% or 0.50% at PSU maximum. It should be noted that many investors do not include PSUs in the burn rate calculation until the units are actually earned, but for the calculations shown above we have included the shares relating to PSUs as of the date of grant (at target and maximum award levels).

Highlights of Certain Continuing Provisions of the 2011 IPA Plan

•	Administration by Independent Committee of Board. The 2011 IPA Plan is administered by the Compensation Committee, whose members satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the outside director requirements of Section 162(m) of the Internal Revenue Code.

•	Limit on Shares Authorized. The 2011 IPA Plan limits the number of shares that may be the subject of awards payable in shares of our stock to 9,963,688, plus the amount of any shares of our stock subject to awards outstanding under the 2011 IPA Plan and the Lockheed Martin Corporation 2003 Incentive Performance Award Plan (“2003 IPA Plan”) that are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of an award. We are proposing to increase the aggregate number of shares of our stock available under the 2011 IPA Plan by an additional 4,000,000 shares.

•	No Discount Stock Options or SARs. The exercise price of options and the base price of SARs must be at least equal to the fair market value of our shares on the date of grant.

•	No Backdating Permitted. Awards must reflect a date of grant that is the same day as the Compensation Committee approves the award, or a later day as specified by the Compensation Committee.

•	No Repricing or Cashouts of Stock Options. The 2011 IPA Plan prohibits the repricing of options either by amendment of an outstanding award agreement or through the substitution of a new option award at a lower price. In January 2014 we amended the 2011 IPA Plan to explicitly prohibit the Corporation from exchanging cash for underwater stock options.

•	No Reloading of Stock Options. The 2011 IPA Plan does not include “reload” features with respect to which option holders who exercise an option with existing shares are granted a “replacement” option for the shares used to pay the exercise price of the initial option.

•	No Liberal Share Recycling Provisions. For purposes of the aggregate share limit, there is no “recycling” of shares (i) tendered for payment of the option exercise price, (ii) withheld for the payment of taxes, or (iii) repurchased using the proceeds from option exercises. In addition, in the case of SARs, the full number of shares subject to the SARs are counted against the aggregate share limit regardless of the number of shares actually issued upon exercise.

•	Minimum Vesting Schedule. Other than in the event of death, disability, divestiture, retirement, layoff, or a change in control, the minimum full vesting period for options, SARs payable in stock, restricted stock, and stock units payable in stock is three years, except that options and SARs may have a graded vesting period over no less than three years and restricted stock and stock units may vest sooner than three years to satisfy a tax withholding requirement.

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•	No Current Payment of Dividends or Dividend Equivalents on Restricted Stock or Stock Units. Dividends paid on restricted stock and dividend equivalents that accrue on stock units (including RSUs and PSUs) are not payable to the holder of the restricted stock or stock units unless and until the restricted stock or stock units vest or the applicable forfeiture provisions lapse, except that, pursuant to our January 2014 amendment, we may accelerate the vesting of dividends or accrued dividend equivalents only to the extent sufficient to satisfy tax withholding obligations associated with the restricted stock or stock units.

•	No Delegation to Management to Grant Awards or Interpret Plan. Management has no authority to grant awards under or to interpret the 2011 IPA Plan. While the Compensation Committee can delegate ministerial actions (such as executing and delivering award agreements following a grant by the Compensation Committee), discretionary authority relating to awards or substantive decisions or functions may not be delegated to management.

•	Material Plan Amendments Require Stockholder Approval. Material amendments are not effective unless they are approved by the Corporation’s stockholders.

Summary of the Amended and Restated 2011 IPA Plan

Eligibility

Awards may be granted to key salaried employees (including officers) of the Corporation and its subsidiaries. All officers of the Corporation are eligible to receive awards.

The amount and timing of future awards under the 2011 IPA Plan and the types of awards to be made are subject to the discretion of the Compensation Committee and, accordingly, the amounts of any future awards that may be granted to any employee or group of employees are not determinable at this time. No awards have been made that are contingent upon stockholder approval of this proposal. As of February 3, 2014, there were eleven executive officers eligible for awards under the 2011 IPA Plan and the Corporation and its subsidiaries employed approximately 75,000 salaried employees. Approximately 874 employees received awards under the 2011 IPA Plan.

Types of Awards

The 2011 IPA Plan authorizes awards in the form of nonqualified stock options, incentive stock options (“ISOs”), SARs, restricted stock, stock units (including RSUs and PSUs) or cash-based incentive awards. Awards may be granted singly or in combination with other awards.

Stock Options: Stock options are rights to purchase a specified number of shares of our common stock at an exercise price of not less than 100% of the fair market value of the stock on the date of grant. Stock options that are granted as ISOs are granted with such additional terms as are necessary to satisfy the applicable requirements of the tax law for ISOs. Under current tax law, the fair market value of the Lockheed Martin common stock for which ISOs are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 (measured as of the date of grant). Other option awards are not limited in this manner.

Stock Appreciation Rights: SARs entitle the recipient to receive, upon surrender of the SAR, an amount (payable in cash and/or stock as determined by the Compensation Committee) equal to the excess, if any, of the fair market value of a share of our common stock on the date the SAR is surrendered over the base price established at the time of grant of the SAR (which cannot be less than the fair market value of a share of our common stock on the date of grant of the SAR), or over the exercise price of a related stock option. SARs may be granted on a stand-alone basis or in relation to a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised.

Restricted Stock: Restricted stock is Lockheed Martin common stock issued to the recipient, typically for minimal lawful consideration or for labor or services to be performed and subject to risk of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

Stock Units: A stock unit is an award represented by a bookkeeping entry equal to the fair market value of a share of our stock on the date of grant. Stock units are not outstanding shares of stock and do not entitle a participant to voting or other rights; however, an award of stock units may provide for the crediting of cash or additional stock units based on the value of dividends paid on our stock while the award is outstanding. The vesting of stock units may depend on individual or corporate performance, continued service or other criteria. Stock units may be settled in cash or in shares of our stock as determined by the Compensation Committee. Since the inception of the 2011 IPA Plan, the Corporation has granted stock units, including stock units in the form of RSUs and PSUs.

Cash-Based Incentive Awards: The 2011 IPA Plan provides for the grant of cash-based performance awards with an award cycle of more than one year and up to five years. These long-term incentive performance awards are not denominated in and do not derive their value from the price of our stock and are payable only in cash. Cash-based awards to executive officers under the 2011 IPA Plan that are granted or become vested, exercisable or payable upon the attainment of specified performance goals generally are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code, although the Compensation Committee has the ability to grant equity awards to executive officers that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) and to grant awards to executive officers that do not satisfy those requirements (whether under the 2011 IPA Plan or any other plan, program or arrangement).

We have had an incentive performance compensation program since our formation in 1995. Since then, we have made equity grants in the form of restricted stock awards, stock options and stock units, and cash awards in the form of long-term incentive performance awards. The last year in which we granted restricted stock awards was 2004 and the last year in which we granted stock options to employees was 2012. We have never granted ISOs or SARs.

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Authorized Shares

The stock that may be issued pursuant to an award under the 2011 IPA Plan is Lockheed Martin common stock, par value $1.00. The stock issued is authorized but unissued stock, which may be previously issued stock we acquired subsequent to a grant or in anticipation of a transaction under the 2011 IPA Plan in the open market or in privately negotiated transactions. The closing price of our stock as reported by the NYSE on March 5, 2014 was $166.82 per share.

The aggregate number of shares of our stock that initially were subject to awards under the 2011 IPA Plan was 9,963,688, which represented 1,963,688 shares that were reserved for future awards under the 2003 IPA Plan at the time the stockholders approved the 2011 IPA Plan and the additional 8,000,000 shares approved under the 2011 IPA Plan. In addition, shares of our stock subject to awards outstanding under the 2011 IPA Plan and the 2003 IPA Plan that are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of an award are available for grants under the 2011 IPA Plan. Shares of our stock that were subject to awards outstanding under the 2003 IPA Plan are added to the shares available for grants under the 2011 IPA Plan on the same basis as they would have been available had they originally been awarded under the 2011 IPA Plan. As of February 3, 2014, 3,074,632 shares are available for issuance in respect of awards under the 2011 IPA Plan.

We are proposing to amend the 2011 IPA Plan to increase the aggregate number of shares of our stock that may be issued in respect of awards under the 2011 IPA Plan by 4,000,000 shares. Thus, if stockholders approve this amendment, 7,074,632 shares will be available for issuance in respect of awards under the 2011 IPA Plan as of April 24, 2014, plus the amount of any shares of our stock subject to awards outstanding under the 2011 IPA Plan and the 2003 IPA Plan that are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of an award on or after February 3, 2014.

Any unexercised, unconverted or undistributed portion of any expired, terminated or forfeited award, or alternative form of consideration under a SAR or share unit award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the 2011 IPA Plan, whether or not the participant has received or been credited with the benefits of ownership (such as dividends, dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. In the case of SARs that are paid in stock, the full number of shares subject to the SARs at the date of grant are counted against the aggregate share limit regardless of the number of shares actually issued to settle the award. Any shares withheld to satisfy a withholding obligation of a participant also are counted against the aggregate share limit.

Individual Participant Award Limits

The maximum annual amounts payable to any one participant as performance-based awards are as follows:

•	Share-Based Awards: The aggregate number of shares of stock issuable under the 2011 IPA Plan for options, SARs payable in shares, restricted stock and stock units payable in shares granted as performance-based awards during any calendar year to any participant may not exceed 1,000,000. Of that amount, the maximum number of shares of stock that may be granted as restricted stock awards during any calendar year to any participant (including as performance-based awards) may not exceed 750,000 shares. Awards canceled as a result of forfeiture or expiration during a calendar year are counted against these limits.

•	Share Unit Awards and SARs Payable Only in Cash: The maximum number of share units or SARs exercisable or payable only in cash during any calendar year to any participant as performance-based awards is 300,000. Awards canceled during a calendar year due to expiration or forfeiture are counted against this limit.

•	Cash-Based Awards: The aggregate amount payable to any participant under all cash-based awards granted under the 2011 IPA Plan during any calendar year is $10,000,000.

Terms of Awards

The maximum term of an award is 10 years after the date of grant of the award.

Each award under the 2011 IPA Plan is evidenced by an award agreement in a form approved by the Compensation Committee setting forth, in the case of share-based awards, the number of shares of stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance-based awards, the applicable performance goals. Awards under the 2011 IPA Plan that are not vested or exercised generally are nontransferable by a holder (other than by will or the laws of descent and distribution). The date of grant is the date a resolution granting the award is adopted or a future date specified by the Compensation Committee.

Under the 2011 IPA Plan, one or more of the following criteria or combination of the following criteria will be used exclusively by the Compensation Committee in establishing performance goals for performance-based awards:

•	Backlog;

•	Cash flow;

•	Earnings per share;

•	Earnings per share growth;

•	Free cash flow per share;

•	Orders;

•	Percentage of free cash flow to stockholders;

•	Return on invested capital;

•	Sales;

•	Segment operating profit;

•	Segment return on invested capital; or

•	Total stockholder return.

These criteria may be measured, as determined by the Compensation Committee in its discretion, on an absolute, average or relative basis (including relative to published or specially constructed indices), may be measured on a consolidated, subsidiary, segment or business unit basis (or combination basis), and, if intended to be used in awards to executive officers covered by Section 162(m) of the Internal Revenue Code as compensation that qualifies as not

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subject to the limitations of Section 162(m), must be established by the Compensation Committee in advance of the deadlines required for “performance-based compensation” under Section 162(m).

The 2011 IPA Plan sets forth minimum vesting requirements for options, SARs payable in stock, restricted stock and stock units payable in stock. Vesting requirements for cash-based awards are at the discretion of the Compensation Committee. In the case of options and SARs, the award agreement is deemed to provide a minimum schedule for full vesting over three years, with no portion of an award of options or SARs becoming exercisable prior to the first anniversary of the date of grant. In the event a participant is not our employee on the date on which an option or SAR otherwise would vest, the options or SARs subject to that vesting date are forfeited. Notwithstanding the foregoing,

•	any award agreement governing options or SARs may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals;

•	any award agreement may provide that all or a portion of the options or SARs subject to an award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment in the event of a change in control of the Corporation, or in the case of termination of employment with the Corporation due to death, disability, layoff, retirement or divestiture or, in the case of a vesting period longer than three years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the award agreement prior to the expiration of any period longer than three years for any reason designated by the Compensation Committee; and

•	any award agreement may provide that employment by another entity be treated as employment by the Corporation in the event a participant terminates employment with the Corporation on account of a divestiture.

In the case of termination of employment on account of layoff, no award agreement may provide for accelerated vesting beyond that which reflects the portion of the vesting period from the date of grant to the date the participant’s employment terminates, but the award agreement could provide for continued vesting on the schedule in the award agreement. Finally, except in the case of a change in control of the Corporation, a minimum six-month period must elapse between the date of initial grant of an option or SAR and the sale of the underlying shares of stock.

In the case of restricted stock, the 2011 IPA Plan prohibits the sale of any shares of restricted stock prior to the third anniversary of the date of grant and requires the forfeiture of all shares of restricted stock subject to the award in the event that the participant does not remain our employee for at least three years following the date of grant. Notwithstanding the foregoing,

•	any award agreement governing restricted stock may provide for additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals;

•	any award agreement may provide that restricted stock vests on a pro rata basis or continues to vest and any forfeiture provisions or restrictions on sale of the vested portions lapse prior to the third anniversary of the date of grant in the event of termination of employment with the Corporation due to death, disability, layoff, retirement or divestiture or change in control (except that in the case of a change in control, termination is not required for a recipient who is not an elected officer immediately prior to the change in control), or in the case of a vesting period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Compensation Committee; and

•	any award agreement also may provide that, to the extent the Corporation determines that a tax withholding requirement exists with respect to restricted stock, the stock (and any associated accrued dividends) may vest and be applied to the payment of the tax withholding requirement.

The vesting and forfeiture requirements applicable to restricted stock also apply to stock units payable in stock unless the stock units are granted in conjunction with, or part of, another award.

Neither the Compensation Committee nor the Board has retained the authority to waive the minimum vesting and holding period requirements for options, SARs payable in stock, restricted stock or stock units payable in stock. The Compensation Committee may reserve in an award agreement the authority to waive vesting requirements for awards payable only in cash or to impose vesting requirements in excess of the minimum requirements described above for options, SARs payable in stock, restricted stock or stock units payable in stock. The Board could amend the 2011 IPA Plan to change the minimum vesting and holding period requirements and delete the provisions that limit such waivers.

In the case of restricted stock and stock units payable in stock, award agreements generally may not provide for the payment of dividends or dividend equivalents prior to the date on which the restricted stock or stock units vest or any related forfeiture provisions lapse. Dividends declared on restricted stock or dividend equivalents relating to stock units generally may accrue until such time as vesting or the lapse of the forfeiture provisions occur, at which time they may be paid to the participants. An exception to this general rule is that award agreements may provide for the accelerated vesting and payment of dividends or dividend equivalents prior to the date on which the restricted stock or stock units vest or any related forfeiture provisions lapse to the extent necessary to satisfy a tax withholding obligation with respect to the restricted stock or stock units.

Award agreements may contain any other terms not inconsistent with the 2011 IPA Plan as are necessary, appropriate, or desirable to effect an award, including provisions describing the treatment of an award in the event of the death, disability, layoff, retirement, divestiture or other termination of a participant’s employment with or services to the Corporation, any provisions relating to the vesting, exercisability, forfeiture or cancellation of awards, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of awards and the method by which the restrictions or conditions lapse, and the effect on an award of a change in control. Award agreements are subject, in the case of performance-based awards, to the requirements for “performance-based compensation” under Internal Revenue Code Section 162(m). Award agreements also may contain a non-competition or non-solicitation clause requiring the forfeiture of an award (whether or not vested) on account of activities deemed by the Compensation Committee in its sole discretion to be harmful

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to the Corporation, including but not limited to employment with a competitor or misuse of our proprietary or confidential information, or the solicitation of our employees. Award agreements also may include authority to recoup awards in the event of activity that is harmful to the Corporation or for any other reason specified by the Compensation Committee, including those circumstances contemplated by Securities and Exchange Commission rules, regulations or interpretations.

Consideration and Payment; Tax Withholding

Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of exercise in cash or, if permitted by the Compensation Committee, in exchange for a promissory note in favor of the Corporation, in shares of stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to “cashless exercise” procedures. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Compensation Committee, including future services as an employee. No executive officer may use a promissory note or cashless exercise if that method of payment would be considered a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002. The Corporation may reduce the amount of awards other than options (and dividends or dividend equivalents associated with an award) by an amount sufficient to satisfy any required tax withholding associated with the award. The Corporation may also withhold an amount sufficient to satisfy a tax withholding obligation with respect to an award from a different obligation of the Corporation to an employee (e.g., salary).

Adjustments to Stock; Corporate Reorganizations

The number and type of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise or conversion prices of awards) may be adjusted to reflect the effect of a recapitalization, stock dividend, stock split, merger, combination, consolidation or other reorganization, any extraordinary dividend or other extraordinary distribution in respect of our shares, or any split-up, spin-off, split-off or extraordinary redemption, or in exchange of outstanding shares, any other similar corporate transaction or event, or a sale of all or substantially all of the Corporation’s assets.

Change in Control

The Compensation Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a “change in control” of the Corporation (as defined in the 2011 IPA Plan) and is authorized to take certain other actions in such an event, including but not limited to providing for acceleration or extension of time for purposes of exercising, vesting in or realizing gain from an award and providing for the assumption or continuation of the award and the substitution of shares of stock of a successor entity, or a parent or subsidiary of a successor entity, together with appropriate adjustments to the terms of the award to reflect the change in control transaction. A change in control generally is defined as:

•	the consummation of a tender or exchange offer for securities representing 25% or more of the combined voting power in the election of directors;

•	the consummation of a merger or certain other business combination or recapitalization or reorganization in which less than 75% of the outstanding voting securities of the surviving and resulting operation are owned by our stockholders as of the date on which stockholders vote on the transaction (or the day prior to the event if stockholders are not entitled to vote);

•	subject to certain exceptions, a person becomes the beneficial owner of securities representing 25% or more of the combined voting power in the election of directors;

•	at any time within two years following a merger or certain other business combinations, or a recapitalization or reorganization, the “incumbent directors” cease to constitute a majority of the authorized members of our Board; and

•	our stockholders approve a plan of liquidation and dissolution of the Corporation, or a sale or transfer of all or substantially all of the Corporation’s business and assets as an entirety to any entity that is not a subsidiary is consummated.

In addition, if an award constitutes deferred compensation for purposes of the Internal Revenue Code, benefits available in the event of a change in control are accelerated only if the events that constituted a change in control under the 2011 IPA Plan also constituted a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A of the Internal Revenue Code.

Administration

The 2011 IPA Plan provides that it shall be administered by a committee of the Board, constituted so as to permit the 2011 IPA Plan to comply with the “non-employee director” provisions of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. The Compensation Committee performs this role under the 2011 IPA Plan. The Compensation Committee has the authority to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, layoff, disability, death or other termination of a participant’s employment with the Corporation, and to construe and interpret the 2011 IPA Plan. The authority of the Compensation Committee is subject to any express limitation in the 2011 IPA Plan, including the mandatory vesting and non-waiver requirements for options, SARs payable in stock, restricted stock and stock units payable in stock.

The Compensation Committee also has the authority to grant awards under the 2011 IPA Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of another entity who become employees of the Corporation or a subsidiary as a result of a merger or acquisition of the entity.

The Compensation Committee may delegate to the officers or employees of the Corporation or its subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration

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of the 2011 IPA Plan. It is intended generally that the share-based awards under the 2011 IPA Plan and the 2011 IPA Plan itself comply with and be interpreted in a manner that, in the case of awards to participants who are subject to the short swing profit provisions of Section 16 of the Securities Exchange Act of 1934, satisfy the applicable requirements of Rule 16b-3 so that such persons are entitled to the benefits of Rule 16b-3 or other exemptions under that rule. The 2011 IPA Plan provides that neither the Corporation nor any member of the Board or of the Compensation Committee shall have any liability to any person for any action taken or not taken in good faith under the 2011 IPA Plan. The 2011 IPA Plan also provides that it is the intent of the Corporation that, to the extent awards under the 2011 IPA Plan are considered deferred compensation, the awards will satisfy the requirements of the deferred compensation provisions of Section 409A of the Internal Revenue Code, and the Compensation Committee is expressly authorized to interpret and administer the 2011 IPA Plan accordingly.

Duration, Amendment and Termination

The 2011 IPA Plan will remain in existence as to all outstanding awards until all awards are either exercised or terminated; however, no award can be made after April 27, 2021.

The Board has the authority to terminate, suspend or discontinue the 2011 IPA Plan at any time. The Board may amend the 2011 IPA Plan at any time, provided that any material amendment to the 2011 IPA Plan will not be effective unless approved by the Corporation’s stockholders.

For this purpose, an amendment is considered to be a “material” amendment only if it would –

•	materially increase the number of shares of stock available under the 2011 IPA Plan or issuable to a Participant (except in the limited case of adjustments relating to a change in control, adjustments to our stock or other corporate reorganizations);

•	change the types of awards that may be granted under the 2011 IPA Plan;

•	expand the class of persons eligible to receive awards or otherwise participate in the 2011 IPA Plan;

•	reduce the price at which an option is exercisable or the base price of a SAR, either by amendment of an award agreement or by substitution of a new award at a reduced price (except in the limited case of adjustments relating to a change in control, adjustments to our stock or other corporate reorganizations); or

•	require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed corporation on the NYSE) or other applicable law.

The Compensation Committee may at any time alter or amend any or all award agreements under the 2011 IPA Plan in any manner that would be authorized for a new award under the 2011 IPA Plan, so long as such an amendment would not require approval of the Corporation’s stockholders if such amendment were made to the 2011 IPA Plan. No action by the Board or the Compensation Committee, however, shall affect adversely any outstanding award without the consent in writing of the participant entitled to the award.

Because the Compensation Committee retains the discretion to set and change the specific targets for each performance period under an award intended to qualify as “performance-based” under Section 162(m), stockholder approval of the performance criteria will be required at five-year intervals in the future to exempt awards granted under the 2011 IPA Plan from the limitations on deductibility under Section 162(m). Accordingly, stockholders will be asked to approve the specific targets for performance-based awards no later than the first stockholders meeting in 2016.

Non-Exclusivity

The 2011 IPA Plan is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority. The 2011 IPA Plan has not been and is not expected to be our exclusive cash incentive plan for eligible persons (including executive officers); other cash incentive plans may be retained and/or developed to implement our compensation objectives and policies.

Federal Income Tax Consequences

The following is a general description of federal income tax consequences to participants and the Corporation relating to nonqualified stock options and ISOs and certain other awards that may be granted under the 2011 IPA Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize taxable income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Lockheed Martin common stock on the date the option is exercised over the option price (which must be no less than the fair market value on the date of grant). The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for tax purposes will commence on the day the option is exercised. An optionee who exercises and holds option stock and sells the stock at a later date will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise, and short-term if held for one year or less. The Corporation or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not recognize taxable income upon the grant of an ISO, and generally will not recognize income upon exercise of the option provided such optionee was an employee of the Corporation or a subsidiary at all times from the date of grant until three months prior to exercise. For alternative minimum tax purposes, however, the amount by which the fair market value of the Corporation’s common stock on the date of exercise exceeds the option price will be includible in alternative minimum taxable income, and such amount will be added to the tax basis of such stock for purposes of determining

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alternative minimum taxable income in the year the stock is sold. An optionee who exercises an ISO and sells the shares more than two years after the grant date and more than one year after exercise will recognize long-term capital gain or loss equal to the difference between the sales proceeds and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (a) the difference between the fair market value of such shares on the date of exercise and the option price or (b) the difference between the sales proceeds and the option price. Any remaining gain or loss will be treated as a capital gain or loss. The Corporation or a subsidiary will be entitled to a deduction with respect to an ISO only in the amount of ordinary compensation income recognized by the optionee. The deduction will be allowable at the same time the optionee recognizes the income.

Restricted stock awards will be taxable to the participant as compensation income when the awards no longer are subject to a substantial risk of forfeiture (unless the award is earlier forfeited) based on the excess of the stock’s fair market value at that time over the purchase price (if any), unless the participant elects to pay tax at the time of the grant based on the then-current market price. If the participant elects on a timely basis to be taxed upon grant and the stock is later forfeited, however, the participant will receive no tax deduction. The Corporation will be entitled to a tax deduction equal to the amount of compensation income recognized by the participant at the same time the participant recognizes the income. Dividends paid with respect to restricted stock after the termination or expiration of the restricted period generally will be taxed as dividend income, and the Corporation will not be entitled to a tax deduction for such dividends.

The tax consequences of restricted stock unit awards, whether payable in stock or in cash, are similar to the tax consequences of restricted stock, except that the participant may not elect to be taxed at the time of grant. The federal income tax consequences of other awards authorized under the 2011 IPA Plan will generally follow certain basic patterns: SARs are taxed in substantially the same manner as nonqualified stock options; performance bonuses and cash-based awards generally are subject to tax at the time of payment. In each of the foregoing cases when the participant recognizes income, the Corporation generally will be entitled to a corresponding tax deduction. If, as a result of a change in control event, a participant’s options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Internal Revenue Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Corporation will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the 2011 IPA Plan, Section 162(m) of the Internal Revenue Code would render non-deductible to the Corporation certain compensation in excess of $1 million in any year to certain executive officers of the Corporation, unless such excess compensation is “performance-based” for purposes of Section 162(m). The applicable conditions for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to executive officers as contemplated by the 2011 IPA Plan are intended to qualify as “performance-based compensation” under Section 162(m).

Amendments Since Last Stockholder Vote

The Board has amended the 2011 IPA Plan twice since the stockholders voted to approve the 2011 IPA Plan. In January 2013, the Board amended the 2011 IPA Plan to allow for pro rata or continued vesting of restricted stock or stock units payable in stock (and the lapse of any forfeiture requirements or restrictions on the sale of vested portions of restricted stock or stock units) if participants terminate employment following a change in control or due to death, disability, layoff, retirement or divestiture, or to satisfy any tax withholding requirement. In January 2014, the Board amended and restated the 2011 IPA Plan to (i) allow for accelerated vesting of dividends and dividend equivalents on restricted stock and stock units payable in stock to the extent necessary to satisfy any tax withholding requirement on such award, (ii) explicitly allow the Corporation to reduce the amount of awards (including associated dividends and dividend equivalents) by an amount necessary to satisfy any tax withholding requirement and (iii) prohibit the Corporation from exchanging cash or other consideration for underwater stock options. These amendments are not material amendments under the terms of the 2011 IPA Plan and, therefore, did not require stockholder approval. The above summary of the 2011 IPA Plan and the copy of the amended and restated 2011 IPA Plan attached as Appendix B incorporate these amendments.

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Previous Equity Grants Under the 2011 IPA Plan

The following table provides information about all previous equity grants under the 2011 IPA Plan since it was adopted in 2011. Future equity grants to the individuals and groups identified below are not determinable at this time. The information is provided as of February 3, 2014.

	Number of Equity Awards Granted Since Inception of 2011 IPA Plan
Name of Individual or Identity of Group	Stock Options (#)	Restricted Stock Units (#)	Performance Stock Units (at Target) (#)
Ms. Hewson	82,935	67,705	109,945
Mr. Tanner	97,213	33,212	39,859
Ms. Barbour	26,407	16,846	25,931
Ms. Lavan	57,602	26,356	12,773
Mr. Stevens	340,594	43,939	0
All Current Executive Officers	154,830	102,714	97,210
All Current Directors who are not Executive Officers	0	0	0
Nominees for Election as Director[1]	0	0	0
All Employees (Including Officers who are not Executive Officers)	2,630,767	3,907,325	271,066

(1)	Directors who are not employees of Lockheed Martin are not eligible to receive equity awards under the 2011 IPA Plan but are eligible to receive equity awards under the Directors Equity Plan. The only nominee for election as a director who is an employee of Lockheed Martin and received any equity awards under the 2011 IPA Plan was Ms. Hewson.

No other person received 5% of more of the total equity awards granted to all participants under the 2011 IPA Plan. John E. Stevens, Mr. Stevens’ son, received 580 RSUs under the 2011 IPA Plan. No other associate of a director, nominee for election as director or executive officer has received stock options, RSUs or PSUs under the 2011 IPA Plan.

Required Vote for Approval and Consequences of Vote

The affirmative vote of a majority of the votes cast at the 2014 Annual Meeting with respect to this Proposal 4 is needed to authorize the additional shares. If stockholders increase the number of shares authorized, we would have the ability to grant share-based awards under the 2011 IPA Plan in an amount up to an additional 4,000,000 shares.

If stockholders do not increase the number of shares authorized under the 2011 IPA Plan, we could continue to grant share-based awards up to the existing authorization under the 2011 IPA Plan, which was 3,074,632 shares as of February 3, 2014.

The Board unanimously recommends a vote FOR amending the Corporation’s Amended and Restated 2011 Incentive Performance Award Plan as set forth in Appendix B to authorize and reserve 4,000,000 additional shares.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee (“Compensation Committee”) makes recommendations to the Board of Directors concerning the compensation of the Corporation’s executives. We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013. The Board approved our recommendation.

Submitted on February 27, 2014 by the Management Development and Compensation Committee:

Anne Stevens, Chairman	David B. Burritt
Rosalind G. Brewer	Douglas H. McCorkindale

Dear Lockheed Martin Stockholder:

The executive compensation programs of our Corporation are designed to be competitive with market practices, to attract, motivate, and retain top-tier talent and to pay for performance. The Compensation Committee is composed solely of independent Directors who are responsible for providing the appropriate level of oversight that ensures executive pay is aligned with your interests as a Lockheed Martin stockholder.

When making executive pay decisions, we consider your feedback. We also take into account the result of the Say-on-Pay vote cast by you. In 2013, more than 85% of the votes cast by stockholders approved of the compensation of Lockheed Martin’s named executive officers, compared to 68% in the prior year. Based on investor feedback provided to management, we understand this strong increase in the level of support as affirmation of the many compensation program design changes we implemented at the beginning of 2013. We will continue to engage with our stockholders in 2014.

Lockheed Martin is proud to be part of your portfolio and to share the results of a very successful year of financial, strategic, and operational performance.

Sincerely,

Anne Stevens, Chairman	David B. Burritt

Rosalind G. Brewer	Douglas H. McCorkindale

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Compensation Discussion and Analysis (CD&A)

This CD&A discusses the compensation decisions for the NEOs listed in the Summary Compensation Table on page 56. The NEOs are:

NEO	Title in 2013	Years in Position At End of 2013 (rounded)	Years of Service At End of 2013 (rounded)
Marillyn A. Hewson	President & Chief Executive Officer*	1	30
Bruce L. Tanner	Executive Vice President & Chief Financial Officer	6	32
Sondra L. Barbour	Executive Vice President, Information Systems & Global Solutions	1	27
Maryanne R. Lavan	Senior Vice President, General Counsel & Corporate Secretary	4	23
Robert J. Stevens	Executive Chairman and Strategic Advisor to the CEO**	1	26

*	Ms. Hewson was elected President and CEO effective January 1, 2013 and Chairman effective January 1, 2014.

**	As previously disclosed, Mr. Stevens served as Executive Chairman and Strategic Advisor to the CEO during 2013. Mr. Stevens left the Board of Directors and the position of Executive Chairman effective December 31, 2013 and retired from the Corporation effective February 28, 2014.

To assist stockholders in finding important information, this CD&A is organized as follows:

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Executive Summary

Our 2013 Performance

Last year was a record-breaking year for Lockheed Martin on many financial, strategic, and operational fronts in spite of a challenging environment due to government budget constraints, restructuring initiatives and transition of senior management positions.

We grew Net Earnings from Continuing Operations to $3.0 billion and Cash from Operations to $4.5 billion after making $2.25 billion in contributions to our pension trust. Our backlog increased to a record $82.6 billion and we returned value to our stockholders by repurchasing $1.8 billion of our stock and paying $1.5 billion in dividends.

These strong financial results were supported by outstanding operational performance, highlighted by 100% Mission Success® on critical client events or deliverables. This has been achieved only one other time in Lockheed Martin’s history. Four of our space programs marked highly successful launches: the Mars Atmosphere and Volatile Evolution (MAVEN) spacecraft, the Mobile User Objective System (MUOS), the Advanced Extremely High Frequency (AEHF) military communication satellite, and the Space Based Infrared System (SBIRS) missile warning satellite. We saw the first operational deployments of the USS Freedom Littoral Combat Ship, the Terminal High Altitude Area Defense (THAAD) missile defense system, and a major upgrade to the FBI’s Next Generation Identification system. We delivered the 300th C-130J and celebrated the production of the 100th F-35. Strategically, we made progress on the global stage, with the formation of Lockheed Martin International (LM International), securing programs in key areas, and acquiring the Amor Group in the UK. We also made strategic decisions to reduce cost through consolidation of facilities, improved our competitive posture by expanding in adjacent markets, and made significant advancements in our cyber security programs.

Lockheed Martin delivered one-year and three-year total stockholder returns (“TSR”), ending December 2013, that significantly exceeded the Dow Jones Industrial, S&P 500, S&P Industrials, NASDAQ and S&P Aerospace & Defense (“S&P Aerospace”) indices.

1-Year TSR	3-Year TSR

Compensation Overview

Our executive compensation programs covering our NEOs is designed to attract and retain critical executive talent, to motivate behaviors that align with stockholders’ interests, and to pay for performance. The majority of our NEOs’ pay is variable and contingent on performance, and approximately 70%, on average, is in the form of long-term incentives (“LTI”) that link to stockholder interests.

To ensure pay is competitive with market practices, we conduct benchmarking analyses each year that are used, in conjunction with individual performance, to set base salary, annual incentive target opportunities, and LTI target opportunities for the year. As part of our philosophy, each element of compensation is benchmarked against the 50th percentile pay level of a size-adjusted (by revenue) comparator group of companies as shown on page 43. For executives new to their role, we target 85% of the market rate (85% of the 50th percentile) and will consider increasing pay to the market rate based on a variety of factors including individual performance, experience, time in position, and critical skills.

We also provide retirement programs and perquisites that are competitive in our industry and necessary for security within the business we operate.

Although target incentive opportunities are set by reference to the market rate, the incentive plan terms provide for actual payouts to be based upon performance results. In light of the Corporation’s performance, above-target payouts were made under the 2013 annual incentive and 2011-2013 performance-based LTI components.

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2013 President & CEO Compensation

Base Salary. Since Ms. Hewson was new to the role in 2013, her salary of $1,375,000 was set at 85% of the market rate (50th percentile of CEOs’ base salaries in a size-adjusted comparator group of companies). This amount was consistent with the Compensation Committee’s philosophy for executives new to their roles.

Annual Incentive. Ms. Hewson’s target annual incentive for 2013 was $2,406,250 (175% of salary), a substantial increase from 2012 due to her January 1, 2013 promotion to the CEO position, but representing 85% of the market rate. Although her annual incentive target percentage of 175% is at the market rate, Ms. Hewson’s annual incentive target amount is below the market rate because her base salary was set at 85% of the market rate (see chart on page 46). Based on performance results relative to pre-established annual targets, Ms. Hewson was awarded 180% of her target or $4,331,250 under the annual incentive plan.

Long-Term Incentive Opportunity. Ms. Hewson’s LTI award opportunity for 2013 of $10,200,021 reflected a substantial increase from 2012 due to her promotion to CEO, but was also set at 85% of the market rate consistent with our philosophy for executives new to their role.

2011-2013 Long-Term Incentive Performance Award (LTIP). Under the 2011-2013 LTIP, Ms. Hewson’s target award of $1,180,000 was established during her previous role of Executive Vice President, Electronic Systems. She received a payout of 139.7% of her target consistent with all plan participants or $1,648,460 in cash based on performance results relative to the pre-established performance goals.

Pension. The increase in Ms. Hewson’s salary and annual incentive target in 2012 and 2013, coupled with her 30 years of tenure with Lockheed Martin, led to a significant increase in the value of her pension through the application of the standard pension formula in the plan. That formula is based on years of service and pension eligible compensation and is the same formula applied to all employees receiving a pension benefit under our defined benefit plan.

Our Compensation Program Incorporates Best Practices

Best Practices in Our Program
Pay for performance
Active stockholder engagement program
Market-based approach for determining NEO target pay
LTI based on Relative TSR and value-driving financial metrics
Caps on annual incentives and LTI
Lower cap for performance stock units (“PSUs”) when Relative TSR outperforms comparator group but is negative
Perquisites limited to those that are business-related
Severance provisions at or below market
Clawback policy on all variable pay
Double trigger provisions for change in control (for all grants after 2012)
Consideration by Compensation Committee of stockholder dilution and burn rate in equity grant decisions
Stock ownership requirements
Annual comparator group review
Plan design and administration used to minimize incentives for imprudent risk taking
Independent consultant reports directly to the Compensation Committee

Practices We Do Not Engage In or Allow
No employment agreements (other than exit transitions)
No option backdating, cash out of underwater options or repricing
Policy prohibiting hedging or pledging of company stock by directors, officers, or other employees
No excise tax assistance upon a change in control
No separate change in control agreements
No automatic acceleration of unvested incentive awards in the event of termination
No enhanced retirement formula or inclusion of LTI in pensions
No enhanced death benefits for executives

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Stockholder Engagement

At our 2013 Annual Meeting, more than 85% of the votes cast by our stockholders approved our Say-on-Pay proposal, a significant increase over the 68% approval at our 2012 Annual Meeting.

In our 2013 proxy statement, we described changes to our executive compensation program we were adopting in response to investor input after our 2012 Annual Meeting and our review of best practices. The changes were implemented in 2013. Following the 2013 Annual Meeting, we met or talked with representatives of stockholders owning over 40% of our outstanding shares. We sought feedback specifically on the changes to the executive compensation program described in the 2013 proxy statement. All of the investors with whom we spoke reacted positively to the changes made for the 2013 executive compensation program. A majority of investors concurred with our decision to retain some level of discretion in the annual incentive plan. Some investors indicated they would be looking to our 2014 Proxy Statement to understand how the changes achieved the desired result.

In response to this input, the CD&A outlines how we implemented the changes and how the changes affected 2013 compensation. In addition, we have expanded the disclosure of our performance goal setting process.

Design Focus	Lockheed Martin 2013 Action
Burn rate	•	Replaced stock options with PSUs beginning in 2013, resulting in nearly 3.7 million fewer shares granted than in 2012 (1.7 million shares granted in PSUs at target and restricted stock units (RSUs) in 2013 versus 5.4 million shares granted in stock options and RSUs in 2012).
Approach to annual incentive program	•	New in 2013, we used two business components (Enterprise and Business Segment performance), in addition to individual performance, to emphasize the importance of company-wide financial, strategic, and operational goals.
	•	We continued to apply weightings to our measures with the financial component weighted the heaviest (60% financial, 20% strategic, and 20% operational).
Proportion of equity as part of total compensation	•	We increased the portion of the LTI award that is equity-based from 60% to 80% for our CEO and Executive Vice Presidents (“EVPs”), ultimately increasing the proportion of executive pay that is directly aligned to stockholder interests.
Link between compensation and performance	•	We enhanced the emphasis on performance in our target LTI program by increasing the portion of LTI compensation that is based on the achievement of specific and measureable performance goals from 40% to 70% for the CEO and EVPs.
Pay alignment with market	•	Our compensation philosophy is to benchmark base salary, target annual incentives, and target LTI opportunities annually against the market rate (size-adjusted 50th percentile pay of a comparator group of peer companies described on page 43).
	•	We set base salary, annual incentive target amounts, and LTI opportunities for officers who are new to a position at 85% of the market rate with the goal of moving to 100% of the market rate over time, subject to individual performance, experience, time in position, and critical skills.

We will continue to engage with our stockholders in 2014, and we welcome feedback regarding our executive compensation programs.

Summary of Compensation Approach

Our Decision-Making Process

To implement the Corporation’s compensation philosophy and to ensure that all information relevant to individual compensation decisions is taken into account, the Compensation Committee seeks input from our CEO and other members of our management team as well as input and advice from the independent compensation consultant it has retained for this purpose.

The following summary sets forth the responsibilities of various parties in connection with the implementation of our compensation program.

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Role	Responsibilities
Independent Compensation Committee: Anne Stevens, Chairman Rosalind G. Brewer David B. Burritt Douglas H. McCorkindale	• Reviews and approves corporate objectives relevant to NEO compensation.
• Evaluates and approves the performance of the CEO and each NEO against specified individual objectives.
• Recommends to the independent members of the Board the compensation of the CEO and each NEO.
• Approves Enterprise and Business Segment performance measures, weightings, and goals for the annual and LTI compensation plans.
• Reviews proposed candidates for senior executive positions and recommends their compensation to the Board.
• Approves equity and other LTI grants. This authority resides solely in the Compensation Committee (subject to ratification by the independent members of the Board) and has not been delegated to any member of management.
Independent Members of Board of Directors	• Reviews and approves the compensation of the CEO and the NEOs.
• Reviews with management, at least annually, the CEO and other senior position succession plan and executive talent pool.
Independent Compensation Consultant: Meridian Compensation Partners, LLC (“Meridian”)	• Provides input to the Compensation Committee’s decision-making on executive compensation matters in light of the Corporation’s business strategy, pay philosophy, prevailing market practices, stockholder interests, and relevant regulatory mandates.
• Provides advice on executive pay philosophy and relevant peer groups.
• Provides design advice for short-term and LTI vehicles and other compensation and benefit programs.
• Provides input to and interprets the results of, or conducts, competitive market studies as background against which the Compensation Committee can consider CEO and senior management compensation.
• Reviews and provides an independent assessment of the data and materials presented by management to the Compensation Committee, including data provided by the regular compensation consultant of the Corporation.
• Participates in Compensation Committee meetings as requested and communicates with the Chairman of the Compensation Committee between meetings.
• Apprises the Compensation Committee about emerging best practices and changes in the regulatory and corporate governance environment.
• Reviews the CD&A and provides input to the Compensation Committee.
Management	• The CEO reviews and approves corporate goals and objectives and provides feedback on compensation and performance of the other NEOs and other senior management.
• The EVP and Chief Financial Officer develops internal financial goals for both our annual and LTI programs, which are reviewed by the CEO before presentation to the Compensation Committee for consideration and approval.
• The Senior Vice President, Human Resources and Communications (“SVP HR and Communications”) presents a schedule with a market rate for each compensation element (base salary, annual incentive, and LTI) and consults with the CEO on recommended compensation for senior executives. The SVP HR and Communications does not recommend a specific amount of compensation for the CEO.
Company’s Compensation Consultant: Aon Hewitt	• Provides management with market data and compensation practices from our comparator group.
• Performs market research and other analyses to assist management in making plan design recommendations to the Compensation Committee and the Board.

How We Select the Comparator Group of Companies for Market-Rate Purposes and for Performance Purposes

Companies for Market-Rate Determination

We regularly review our comparator group to maintain relevancy and to ensure the availability of data, while seeking to avoid significant annual changes in the group to ensure a level of consistency.

To establish the market rate for each of the principal elements of compensation, we select a group of publicly-traded companies (our comparator group) to identify market rates for all pay elements. Because the number of comparable companies with our revenue level is not extensive, we include companies in our comparator group based on a number of factors, including:

•	Similarity in size (a high correlative factor in determining pay), generally between one-half and two times our annual revenue.

•	Participation in the Aon Hewitt executive compensation survey (this is our primary source for data in making market comparisons); this enables us to obtain reliable data for market comparisons that otherwise may not be publicly available.

•	Industrial companies and, to the extent possible, companies that compete in the aerospace and defense industry; this enables comparison with companies that face similar overall labor costs and market fluctuations.

•	Companies that are included in the executive talent pool we consider when recruiting outside talent. Competitive conditions and a limited number of comparably sized aerospace and defense companies require us to recruit outside the core aerospace and defense companies for a broad range of disciplines (e.g., finance, human resources, supply chain management) to obtain individuals with a broad range of skills that are transferable across industries.

•	Companies with comparable executive officer positions or management structures, which enables more appropriate compensation comparisons.

We do not consider market capitalization in selecting our comparator group because market capitalization can change quickly as industries and companies go in and out of favor as investments and as companies restructure. Market capitalization may be more reflective of future expectations about a particular company’s growth potential rather than its actual financial performance or complexity.

The data presented to and considered by the Compensation Committee regarding the level of compensation at the Corporation’s comparator group of peer companies was developed from the proprietary results of the Aon Hewitt executive compensation survey, subject to review by Meridian. All of the comparator group companies participate in the Aon Hewitt survey.

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At the beginning of 2013, based on the objectives and criteria summarized above, we selected the following companies as our comparator group for purposes of establishing market-rate compensation for each of the principal elements of our compensation programs:

Comparator Group Rationale
Company	A&D Industry	Similarity (size, revenue, geographic presence or business model)	Comparable Executive Officer Positions (scope, responsibilities)	Participation in Executive Compensation Survey
3M Company
The Boeing Company
Caterpillar Inc.
Cisco Systems, Inc.
Deere & Company
The Dow Chemical Company
E. I. du Pont de Nemours & Company
FedEx Corporation
General Dynamics Corporation
Honeywell International Inc.
Intel Corporation
International Paper Company
Johnson Controls, Inc.
Northrop Grumman Corporation
Raytheon Company
United Parcel Service, Inc.
United Technologies Corporation

Our 2013 revenue represented the 58th percentile of our comparator group. In 2013, Valero Energy Corporation and Merck & Co., Inc. ceased participation in the executive compensation surveys available to us and, as a result, were dropped from the comparator group.

How We Determine Market Rate Compensation

As a starting point, for each of the principal elements of executive compensation we define the “market rate” as the size-adjusted 50th percentile of the comparator group of companies we have identified for compensation purposes. Size-adjusted market rates were calculated for us by Aon Hewitt using regression analysis. This statistical technique accounts for revenue size differences within the peer group and results in a market rate for all compensation elements consistent with our revenue relationship to our peers. We may adjust the market rate to reflect differences in an executive’s job scope relative to the industry or the comparator group of companies, as appropriate.

Actual annual and LTI compensation earned by executives is either above or below the target level we set for each executive based on our performance results against pre-established goals and our TSR. Our incentive plans are designed so that actual performance in excess of the performance targets results in payouts above target and actual performance below the performance targets results in payouts below target or no payout.

Consideration of Internal Pay Equity

Consistent with past practice, the Compensation Committee reviewed the pay relationship of the CEO to the other NEOs as part of the January 2013 and 2014 meetings. This material was presented to the Compensation Committee by Meridian in its capacity as the Committee’s independent compensation consultant.

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2013 Named Executive Officer Compensation

Core Compensation Elements

Our compensation program is designed to provide a mix of short- and long-term compensation, fixed and variable pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance. Retirement or “all other compensation” programs are not included in our core compensation elements below (additional information about these programs can be found on page 52).

Elements	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Corporation	Individual performance, experience, time in position, and critical skills	Fixed	Cash	n/a
Annual Incentive	Tie a portion of annual pay to performance against key goals and objectives for the year	Enterprise Performance (Financial, Strategic, Operational) X	Variable	Cash	0-200% of target
Business Segment Performance (Financial, Strategic, Operational)
X
Individual Performance
Performance Stock Units (PSUs)	Align executive pay with long-term stockholder interests through equity- based compensation tied to key performance metrics of the Corporation	Relative TSR* (50%) Return on Invested Capital (“ROIC”)** (25%) Performance Cash** (25%)	Variable	Equity	0-200% of target number of shares Maximum 400% of target value PSUs awarded for Relative TSR capped at 100% of target shares if our TSR is negative
Long-Term Incentive Performance Award (LTIP)	Align executive pay with long-term stockholder interests tied to key performance metrics of the Corporation	Relative TSR (50%) ROIC (25%) Performance Cash (25%)	Variable	Cash	0-200% of target
Restricted Stock Units (RSUs)	Directly align executive pay with long-term stockholder interests though equity-based compensation	TSR impacts value delivered	Variable	Equity	n/a
*	Relative TSR is the relative ranking of members of the index by their cumulative monthly average TSR over the performance period.
**	See Appendix A for explanation of non-GAAP terms.

Compensation and Risk

The Corporation’s executive and broad-based compensation programs are intended to promote decision making that supports a pay for performance philosophy while utilizing the following risk mitigating features such as the following:

•  Mix of fixed and variable pay opportunities

•  Multiple performance measures, multiple time periods and capped payouts under the incentive plans

•  Stock ownership requirements

•  Oversight provided by non-participants in the plans

•  Clawback policies

•  Moderate severance program and post-employment restrictive covenants

•  Institutional focus on ethical behavior

•  Periodic risk review

•  Incentive plan limits on individual awards and pool size

•  Compensation Committee oversight of equity run rate and overhang

At the Compensation Committee’s request, Meridian reviewed all executive and broad-based compensation programs and determined that risks arising from our incentive compensation programs are not reasonably likely to have a material adverse effect on the Corporation.

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2013 CEO Target Opportunity Mix

We believe that, to the maximum extent possible, the compensation opportunities of our CEO should be variable and the variable elements of the compensation package should tie to the Corporation’s long-term success and the achievement of sustainable long-term total return to our stockholders.

As shown in the chart below, a significant portion of our CEO’s target compensation is variable and in the form of LTI, while more than half is in the form of equity.

* Fixed vs. variable and cash vs. equity components are designated in the Core Compensation Elements Table on page 44. We consider base salary and annual incentives as short-term pay and PSUs, LTIP, and RSUs as long-term pay. We do not consider retirement or other compensation components in the chart above.

2013 Target Compensation Summary and Market Rate Comparison

The following table shows the target compensation for each of our NEOs and its relationship to the market rate we determined following the review of data from our comparator group of companies. In the chart below, the “Percentage of Market Rate (50th Percentile)” shows the compensation element as a percentage of the market rate.

Base Salaries. Ms. Hewson and Ms. Barbour were new in their positions at the beginning of 2013 and, as such, their base salaries were aligned closer to 85% of the market rate. Mr. Tanner and Ms. Lavan had been in their respective roles for multiple years and, given individual performance while in their positions, their base salaries were targeted closer to 100% of the market rate.

Annual Incentive Target Opportunities. Annual incentive target opportunities as a percent of salary were established at 100% of the market rate. However, in the circumstances of Ms. Hewson and Ms. Barbour, their annual incentive target amounts more closely aligned with 85% of the market rate because their base salaries were closer to 85% of the market rate.

Long-Term Incentive Opportunities. For Ms. Hewson and Ms. Barbour, long-term incentive opportunities were established at 85% of the market rate because they were new in their respective roles. Mr. Tanner’s and Ms. Lavan’s target opportunities were established closer to 100% of the market rate.

Mr. Stevens’ compensation was determined by the terms of his transition agreement as described on page 52. His pay did not change from prior years, and therefore, was not benchmarked against a market rate in 2013.

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	Base Salary		Target Annual Incentive				Target LTI
NEO	Amount ($)	% of Market Rate (50th Percentile)	% of Base Salary	% of Market Rate (50th Percentile)	Amount ($)	% of Market Rate (50th Percentile)	Amount ($)	% of Market Rate (50th Percentile)
Ms. Hewson	1,375,000	85	175	101	2,406,250	86	10,200,021	85
Mr. Tanner	851,875	98	105	100	894,469	98	3,688,538	100
Ms. Barbour	635,000	85	90	99	571,500	88	2,410,341	85
Ms. Lavan	680,775	97	95	100	646,736	97	2,411,833	95
Mr. Stevens	1,800,000	N/A	150	N/A	2,700,000	N/A	0	N/A

Base Salary

Base salaries are reviewed annually and may be increased to reflect the executive’s individual contribution to business results and/or adjusted to align more appropriately with the market rate. In establishing base salary for each NEO, we determined the market rate using comparator group company data and then evaluated whether the market rate should be adjusted up or down based on differences in the scope of the NEO’s position as compared to the industry and the comparator group companies generally. The Compensation Committee establishes an executive’s base salary relative to the market rate with consideration for the executive’s individual performance, experience, time in position, and critical skills.

Annual Incentive

Establishment of 2013 Goals

The annual incentive uses a “multiplicative approach” to determine bonuses based on Enterprise performance, Business Segment performance, and Individual performance as follows:

Target Award	X	Enterprise Performance	X	Business Segment Performance	X	Individual Performance	=	Payout
		- Financial (60%)		- Financial (60%)
		- Strategic (20%)		- Strategic (20%)
		- Operational (20%)		- Operational (20%)

Because we multiply the Enterprise, Business Segment, and Individual performance factors together, a zero rating on any factor results in no payment. Under the terms of our 2013 annual incentive program, the CEO’s bonus cannot exceed 0.3% of Performance Cash and the bonus for each of the other NEOs cannot exceed 0.2% of Performance Cash. Annual incentive payouts cannot exceed 200% of the target award.

The Compensation Committee adopted these parameters to establish the structure around which annual incentive decisions would be made, to align participants to the performance of the overall Enterprise, and to use financial performance as a core element of the rating. Although the annual incentive plan uses a formulaic approach, the Compensation Committee retains discretion, including in choosing and approving metrics, and assessing strategic, operational, and individual performance of our NEOs. The Business Segment rating for the corporate officers (Ms. Hewson, Mr. Tanner, Ms. Lavan, and Mr. Stevens) is the average of all Business Segment performance factors, which can be adjusted up or down (maximum 0.05) by the Compensation Committee on a discretionary basis. For Ms. Barbour, who was promoted on April 1, 2013, the Business Segment performance rating is the average of all Business Segment ratings from January 1, 2013 through March 31, 2013 in her prior corporate role and the Information Systems & Global Solutions Business Segment from April 1, 2013 through December 31, 2013.

At its January 2013 meeting, the Compensation Committee approved corporate objectives for 2013 reflecting financial, strategic, and operational goals. These objectives serve as the corporate organizational goals for all participants as well as the individual goals of the CEO. The Compensation Committee used the guidance we disclosed publicly at the beginning of the year for our financial metrics as disclosed in the 2013 proxy statement. We believe this approach to setting the financial metrics for annual bonus purposes appropriately links compensation to our effectiveness in meeting our public commitments to our stockholders.

Financial Commitments: Our financial commitments are established at the completion of our annual long-range planning process and are consistent with our long-range plan commitments. The long-range planning process includes reviews of the assumptions used by the Business Segments in generating their financial projections, such as industry trends and competitive assessments, current and future projected program performance levels, and the risks and opportunities surrounding these baseline assumptions. Business Segment financial projections are also compared against historical patterns of performance.

Our long-range plan values for Orders, Sales, Segment Operating Profit*, and Cash from Operations become the target level (1.0 rating) for each of these metrics. We established maximum (1.3 rating for Enterprise, 1.25 rating for Business Segments) and threshold payout levels (0.5 rating) around these targets based on a review of historical performance against long-range plan commitments for each of the four annual incentive goal metrics. We used straight-line interpolation between target and both maximum and minimum historical performance levels. In all cases, payouts deteriorate more

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rapidly as we move from target level to the minimum payout level compared to the level of increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial goals.

Strategic and Operational Commitments: Our strategic and operational performance assessments are inherently different than financial performance assessments. For the 2013 performance year, there were objective metrics set for each of our strategic and operational commitments at the beginning of the year. The Compensation Committee used these as a reference point for its assessment along with past levels of performance to identify the top and bottom of the performance rating range and the expected target level. The Compensation Committee also took into account qualitative considerations that could not be forecasted reliably and used discretion where appropriate to evaluate the level of performance. For example, because some strategic goals, such as having “no Red Programs” are aspirational in nature and cannot be exceeded, achieving the goal would represent the maximum rating rather than the target rating. (We designate a program as a “Red Program” when it has a value over $100 million and exhibits significant cost, schedule, technical, or quality challenges. This designation focuses our resources and efforts towards creating the necessary plans to overcome those challenges and ensure success.)

Performance Ratings

Performance results for 2013 were assessed using the rating scales below. The higher maximum rating for Enterprise performance reflects the importance we place on company-wide results.

• Enterprise performance (0.00 – 1.30 rating)

• Business Segment performance (0.00 – 1.25 rating)

• Individual performance (0.00 – 1.25 rating)

Enterprise Performance Component

Enterprise Financial Assessment (60% of Enterprise Component)

We exceeded the target ranges established at the beginning of the year for Orders, Segment Operating Profit* (achieving a record level), and Cash from Operations, and achieved Sales within the target range but above the midpoint of the range.

	2013 Financial Goals Summary
	Weighting	2013 Goal	Actual Result
Measure	%	($)	($)	2013 Assessment
Orders	20	41,750 – 43,250M	45,621M	Exceeded
Sales	20	44,500 – 46,000M	45,358M	Achieved
Segment Operating Profit*	30	5,175 – 5,325M	5,752M	Exceeded
Cash from Operations	30	≥ 4,000M	4,546M	Exceeded
*	See Appendix A for definition of non-GAAP terms.

Performance Rating (Financial)	1.20

Enterprise Strategic Assessment (20% of Enterprise Component)

The Enterprise strategic performance goals were set to further develop focus around growth of the core businesses, sustaining return in new businesses, maximizing international and adjacent business opportunities, and talent management. We exceeded the target for each goal in this category.

	Weighting		2013
2013 Strategic Goals Summary	%	Assessment Summary	Assessment
Meet all corporate focus program objectives for 2013 and drive new business capture through winning new business, maintaining all follow-on program value, and maximizing international and adjacent market opportunities	60	• Business capture and retention of existing business above target level.	Exceeded
Identify growth areas outside the core business and position the Corporation for successful entry and sustainable returns in these areas	10	• Exceeded expansion goals through growth in key international and adjacent markets.	Exceeded
Embed our workforce planning strategies to define the capabilities needed for today and tomorrow, delivering an integrated talent management strategy that reinforces our culture of leadership and performance	30	• Exceeded workforce goals through retention, merit increase differentiation, and placement of high performers in critical positions.	Exceeded

Performance Rating (Strategic)	1.20

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Enterprise Operational Assessment (20% of Enterprise Component)

The operational performance targets were set with a focus on achieving Mission Success and no Red Programs. We exceeded the target for Mission Success (based on a list of identified critical client events or deliverables), successfully completing 100% of scheduled events for only the second time in the Corporation’s history. Additionally, given the difficulty of achieving a goal of no Red Programs (considering there are approximately 100 programs that are valued over $100 million), the maximum assessment applies only if the goal was accomplished. The Compensation Committee considered the significant strides and improvement relative to 2012 reducing the number of Red Programs.

	Weighting		2013
2013 Operational Goals Summary	%	Assessment Summary	Assessment
Perform successfully (achieve Mission Success) on identified critical events	50	• 100% Mission Success in targeted events.	Exceeded
Have no Red Programs	50	• Significant reduction in Red Programs compared to 2012.	Achieved

Performance Rating (Operational)	1.15

Overall Enterprise Performance Factor

As described, the Enterprise Factor was based on a formulaic approach with 60% weighted on financial performance, 20% weighted on strategic performance, and 20% weighted on operational performance. Based on the results discussed above, the 2013 Enterprise performance score was 1.20 (rounded to nearest .05).

Goal	Performance Rating	Weighting	Result
Financial	1.20	X .60	0.72
Strategic	1.20	X .20	0.24
Operational	1.15	X .20	0.23
Enterprise Factor			1.20

Business Segment Performance Component

At the January 2013 meeting, the Compensation Committee approved key performance commitments that would be used to evaluate each Business Segment’s performance, similar to the methodology used for the Enterprise Performance commitments. As a result, the Compensation Committee assessed financial, strategic, and operational goals specific to each Business Segment to determine the performance ratings. The financial measures - Orders, Sales, Segment Operating Profit, and Cash from Operations - and weightings used to assess Business Segment performance were the same as those used to assess Enterprise performance; however, the goals for each measure varied by Business Segment. The chart below describes indicative accomplishments of each Business Unit among a wide range of measures and performance results that were reviewed.

Business		Weighting		Performance
Segment	Measure	%	Indicative Financial, Strategic, and Operational Accomplishments	Factor
Aeronautics	Financial	60	Exceeded Sales, Segment Operating Profit, and Cash from Operations targets.	1.20
	Strategic	20	Successful expansion in international markets and acquisitions.
	Operational	20	100% Mission Success in targeted events.
Information Systems &	Financial	60	Exceeded Orders, Segment Operating Profit, and Cash from Operations targets.	1.15
Global Solutions	Strategic	20	Won all key strategic programs.
	Operational	20	100% Mission Success in targeted events.
Missiles and Fire	Financial	60	Exceeded all financial targets.	1.25
Control	Strategic	20	Significant expansion in international and adjacent businesses.
	Operational	20	100% Mission Success in targeted events.
Mission Systems and	Financial	60	Exceeded Segment Operating Profit and Cash from Operations targets.	1.15
Training	Strategic	20	Successful realignment of infrastructure to support business growth.
	Operational	20	100% Mission Success in targeted events.
Space Systems	Financial	60	Exceeded all financial targets.	1.25
	Strategic	20	Extension of key existing programs that are core to our business.
	Operational	20	100% Mission Success in targeted events.
Average Business Segment Factor	1.20

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Individual Performance Component

For 2013, the Compensation Committee used the following individual performance definitions which align with the Corporation’s individual performance management system:

Factor	Performance Definitions
1.15 – 1.25	Significantly exceeded all or majority of commitments and met or exceeded all behavioral expectations
1.00 – 1.15	Exceeded all or majority of commitments and met or exceeded behavioral expectations
0.75 – 1.00	Achieved all or majority of commitments and met all or majority of behavioral expectations
0.00 or 0.50 – 0.75	Did not achieve majority of commitments and/or did not meet majority of behavioral expectations

In January 2014, the Compensation Committee assigned a rating for each executive officer based on individual performance goals established at the beginning of the year. The Compensation Committee evaluated the performance of each of our NEOs against his or her pre-established goals and assigned individual performance ratings for their 2013 awards. The Compensation Committee concluded that the performance of each of the NEOs exceeded his or her commitments for the year and warranted individual performance ratings above the 1.0 target level. In making that determination, the Compensation Committee took a wide range of accomplishments into account including, but not limited to, the following:

		Performance
NEO	Performance Considerations	Factor
Ms. Hewson	• Exceeded majority of the Enterprise financial, strategic, and operational goals	1.25
	• Executed a seamless and effective transition of the executive team
	• Strengthened customer relationships and restructured organization to position for growth
Mr. Tanner	• Exceeded majority of the Enterprise financial goals	1.25
	• Successful management of key investor relationships
	• Expanded leadership responsibility to include audit and information technology
Ms. Barbour	• Implemented new business strategy focusing on profitability and growth	1.15
	• Restructured IS&GS to align with business strategy and improved operational efficiencies
	• Managed key wins in capturing business for international and cyber security business segments; secured existing business through successful re-competes
Ms. Lavan	• Successful management of litigation risk	1.10
	• Led investor engagement with respect to governance and compensation
	• Successful resolution of administrative proceedings
Mr. Stevens	• Effectively transitioned investor and customer relationships	1.20
	• Served as an effective advisor to executive management during transition

Summary of Annual Payout Calculations

NEO	Base Salary ($)	Target % of Salary	Target Award ($)	X	Enterprise Factor	X	Business Segment Factor	X	Individual Factor	=	Payout ($)
Ms. Hewson	1,375,000	175	2,406,250		1.20		1.20		1.25		4,331,250
Mr. Tanner	851,875	105	894,469		1.20		1.20		1.25		1,610,044
Ms. Barbour[1]	635,000	86	547,688		1.20		1.20/1.15		1.15		877,395
Ms. Lavan	680,775	95	646,736		1.20		1.20		1.10		1,024,430
Mr. Stevens	1,800,000	150	2,700,000		1.20		1.20		1.20		4,665,600
(1)	Ms. Barbour’s target incentive and Business Segment payout factor were pro-rated based on the date of her promotion to EVP of IS&GS in April 2013.

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Long-Term Incentive Compensation

The following summary shows the 2013 LTI compensation mix for the CEO, EVPs, and Senior Vice Presidents (SVPs) and other principal terms of the awards.

	% of Target LTI
	CEO / EVPs	SVPs	Form	Principal Terms of Awards
PSUs	50	10	Equity	Minimum, target and maximum award levels based on three-year:
				• Relative TSR (50%)
				• ROIC* (25%)
				• Performance Cash* (25%)
				The PSUs are subject to the following caps:
				• 200% of target shares
				• 400% of target value
				• PSUs awarded for Relative TSR capped at 100% of target shares if our TSR is negative
LTIP	20	40	Cash	Minimum, target and maximum award levels based on three-year:
				• Relative TSR (50%)
				• ROIC* (25%)
				• Performance Cash* (25%)
				Payout is capped at 200% of target.
RSUs	30	50	Equity	RSUs vest 100% after three years from the grant date
				Grant Date Value cannot exceed:
				• CEO – 0.2% of actual 2013 Performance Cash
				• Other Elected Officers - 0.1% of actual 2013 Performance Cash

*	ROIC and Performance Cash targets for PSUs and LTIP represent the amounts reflected in the long-range plan for the applicable performance period.

In making its determinations about the appropriate level of equity grants for 2013—including the determination to grant PSUs instead of stock options—the Compensation Committee took into consideration a variety of factors, including the number of awards outstanding and shares remaining available for issuance under the Corporation’s equity incentive plans, the number of shares that would be issued under contemplated awards over the range of potential performance achievement, the total number of the Corporation’s outstanding shares, and the resulting implications for stockholder dilution and the number of shares granted to our executives per year. The Compensation Committee believes that the Corporation’s equity compensation program appropriately balances its objectives with those considerations.

Setting Goals for LTI (PSUs and LTIP)

Our long-range planning process is used to establish the target (100% level of payment) for the Performance Cash and ROIC metrics in the PSU and LTIP grants. In setting minimum and maximum levels of payment, we reviewed historical levels of performance against long-range plan commitments, and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles. As with our annual incentive performance goals, PSU and LTIP payouts deteriorate more rapidly as we move from target level to the minimum payout level than they increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial commitments.

The specific Performance Cash and ROIC target values for the 2013-2015 PSU and LTIP plans are not publicly disclosed at the time of grant due to the propriety nature and competitive sensitivity of the information. However, the method used to calculate the awards will be based on the actual performance compared to the Corporation’s 2013-2015 target as shown below, which uses straight-line interpolation between points. The Compensation Committee does not have discretion to adjust the PSU and LTIP awards.

2013-2015 Performance Goals

TSR (50%)
TSR Percentile	Payout Factor
75th – 100th	200%
60th	150%
50th	100% (Target)
40th	50%
35th	25%
< 35th	0%
Performance Cash (25%)
Cash Performance Metric	Payout Factor
Target + ≥ $2.0B	200%
Target + $1.5B	175%
Target + $1.0B	150%
Target + $0.5B	125%
Target	100%
Target - $0.2B	75%
Target - $0.5B	50%
Target - $0.7B	20%
Target - ≥ $1.0B	0%
ROIC (25%)
ROIC Performance Metric	Payout Factor
Target + ≥ 160 bps	200%
Target + 120 bps	175%
Target + 80 bps	150%
Target + 40 bps	125%
Target	100%
Target - 10 bps	75%
Target - 20 bps	50%
Target - 30 bps	25%
Target - ≥ 40 bps	0%

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The Compensation Committee has used these financial metrics because, in the case of TSR, it directly ties the goals of our executives to stockholder interests and, in the case of ROIC and Performance Cash, these measures have a direct correlation with the long-term stock price performance and are related to the quality of our earnings. The Corporation uses the same metrics for PSUs and LTIP given the Compensation Committee’s decision to make 70% of the LTI for EVPs contingent on these key long-term company performance metrics. PSU awards are also affected by changes in the stock price over the performance period.

Index Used for TSR Performance Evaluation

Because stock price can fluctuate by industry and not all of the comparator group companies used to determine the market rate of pay are in the same industry as the Corporation, we used the S&P’s Aerospace index to determine Relative TSR performance for the 2012-2014, 2013-2015, and 2014-2016 PSU and LTIP awards.

A list of companies in the index as of January 2014 is shown below:

•	The Boeing Company

•	General Dynamics Corporation

•	Honeywell International Inc.

•	L3 Communications Holdings, Inc.

•	Northrop Grumman Corporation

•	Precision Castparts Corp.

•	Raytheon Company

•	Rockwell Collins, Inc.

•	Textron Inc.

•	United Technologies Corporation

PSU Awards (50% for EVPs/10% for SVPs of the LTI award)

PSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the PSU element. The total PSU value is then multiplied by the weighting assigned to each PSU component (50% to Relative TSR, 25% to ROIC, 25% to Performance Cash). The number of PSUs granted is determined by the fair value of each PSU element on the date of grant.

Each NEO’s PSU target number of shares is determined at the beginning of the three-year performance period and the actual number of shares earned at the end of the period is calculated based on our performance measured against the three financial metrics: Relative TSR, ROIC, and Performance Cash.

The number of shares granted at the end of the cycle can range from 0% to 200% of the applicable target number of shares. If TSR is negative at the end of the performance cycle, the rating for the Relative TSR factor is capped at 100%. In addition the maximum value that can be earned under a PSU grant is 400% of the targeted dollar value.

LTIP Awards (20% for EVPs/40% for SVPs of the LTI award)

LTIP awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the LTIP element.

Each NEO’s LTIP target is determined at the beginning of the three-year performance period and the actual award earned at the end of the period is calculated based on the same performance measures as the PSUs: Relative TSR, ROIC, and Performance Cash. Payouts can range from 0% (no payout) to 200% (maximum) of the applicable target.

For the 2013-2015 LTIP grants, in the case of our CEO, the Compensation Committee imposed a one-year mandatory deferral into share units on the grant in the event and to the extent the total award exceeds $10 million.

RSU Awards (30% for EVPs/50% for SVPs of LTI award)

RSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the RSU element. The number of RSUs granted is determined by the fair value on the date of grant.

To further link RSUs to organizational performance, all RSUs awarded to NEOs in 2013 were subject to forfeiture to the extent the grant date value of the RSUs exceeded 0.2% of 2013 Performance Cash in the case of the CEO and 0.1% in the case of each of the other NEOs. These performance requirements were satisfied and no forfeitures occurred.

2011-2013 LTIP Award

The cash-based LTIP payout factor for the performance period ended December 31, 2013 was calculated by comparing actual corporate performance for the period January 1, 2011 through December 31, 2013 against a table for each metric of payment levels from 0 to 200% (with the 100% payout level being considered target) established at the beginning of the performance period in January 2011. The award calculation is formulaic and no adjustment to the final payout factor can be made. The final weighted payout factor for this performance period is shown below. The S&P Industrial index was used for the 2011-2013 Relative TSR goal since that index was specified at the time the awards were made.

	Performance	Performance	Payout		Weighted
Measure	Target	Result	Factor	Weighting	Payout Factor
TSR	50th Percentile	95th Percentile	200%	50%	100%
Performance Cash	$12.6B	$13.6B	135.6%	25%	33.9%
ROIC	16.40%	15.79%	23.3%	25%	5.8%
Total Payout Factor as a % of Target					139.7%

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Based on a payout factor of 139.7%, the following table shows the payouts under the 2011-2013 LTIP.

	2011-2013 LTIP
	Target	Payout
NEO	($)	($)
Ms. Hewson[1]	1,180,000	1,648,460
Mr. Tanner	1,270,000	1,774,190
Ms. Barbour[1]	410,000	572,770
Ms. Lavan	780,000	1,089,660
Mr. Stevens[1,2]	5,650,000	7,893,050

(1)	Payouts are based on targets established while in 2011 roles.

(2)	Amounts in excess of $5 million are mandatorily deferred in stock units for one year (or six months after termination, if earlier).

Benefit, Retirement and Perquisite Programs

In addition to base salary and annual and long-term incentive compensation, we offer a number of other compensatory arrangements to our executive officers. These indirect elements of executive compensation are not performance-based. The purpose for offering these benefits is to provide an overall total rewards package that ensures security of executives, are for business-related purposes and are competitive with the other companies with which we compete for talent.

Set forth below is a summary of the benefit, retirement, and perquisite programs earned by our NEOs.

Element	Description
Health, Welfare and Retirement Benefits	Our NEOs are eligible for savings, pension, medical, and life insurance benefits under the plans available to salaried, non-union employees. We also make available supplemental pension and savings plans to employees (including the NEOs) to make up for benefits that otherwise would be unavailable due to Internal Revenue Service (IRS) limits on qualified plans. These plans are restorative and do not provide an enhanced benefit. We also offer a plan for the deferral of short-term and certain long-term incentive compensation, which allows our executives to defer all or a portion of their incentive compensation as part of their overall financial planning. All NEOs are eligible for four weeks of vacation.
Perquisites and Security	We provide limited perquisites as a retention and recruiting tool and to ensure the health and safety of our key executives. The perquisites provided to NEOs for 2013 are described in footnotes to the Summary Compensation Table located on page 58. For security reasons, as in past years, our Board directed our CEO to use the corporate aircraft for personal travel. As an additional element of our security program, we provide home security to certain executives. We believe this approach is consistent with security generally provided to corporate executives in public companies in our industry.

We also have a corporate policy to provide any employee who is the subject of a credible and specific threat on account of his or her employment at the Corporation with security that is appropriate to the nature and extent of the threat. The Board believes it is important to provide this protection due to the nature of our defense business and because it believes that an employee should not be placed at personal risk due to his or her association with the Corporation’s business. In the event of a threat to an executive officer, the Classified Business and Security Committee reviews and approves the security recommended by our Chief Security Officer. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.
Tax Assistance	We do not have agreements or severance arrangements that provide tax gross-ups (“tax assistance”) for excise taxes imposed as a result of a change in control. In 2013, we provided tax assistance for taxable business association expenses, security expenses, and travel expenses for a family member accompanying a NEO for a business reason. These items are reported in the “All Other Compensation” column of our Summary Compensation Table on page 56 and are further identified in the chart included in the footnote to that table on page 59. The IRS requires that the executive pay income tax for these items even though the executive receives no cash in connection with the item. Tax assistance for these perquisites took the form of additional payments and was made for the purposes of ensuring that these perquisites and the associated tax assistance was economically neutral to the NEOs. We believe the items for which we provide tax assistance are business-related and the associated tax liability imposed on the executive would not have been incurred unless business reasons required the items be provided.

Compensation for the Executive Chairman and Strategic Advisor to the CEO in 2013

During 2012, the Corporation disclosed that Mr. Stevens intended to step down at the end of the year as CEO, but had indicated a willingness, subject to election by the Board and our stockholders, to remain Chairman of the Board through December 31, 2013. The Board elected Mr. Stevens to serve as Executive Chairman, effective January 1, 2013. In addition, Mr. Stevens agreed to remain an employee in the position of Strategic Advisor to the CEO through February 28, 2014.

In November 2012, the Compensation Committee recommended and the Board approved a transition agreement with Mr. Stevens that specified, among other things, the services to be provided by Mr. Stevens as Strategic Advisor to the CEO and the compensation to be paid to him for those services.

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Mr. Stevens received the following compensation for his services as Strategic Advisor to the CEO in 2013:

•	Annual base salary of $1.8 million;

•	Eligibility for an annual incentive bonus target of 150%;

•	Payment earned under his 2011-2013 LTIP grant; and

•	Continued participation in employee benefit plans such as 401(k), pension, and insurance.

For January and February 2014, as Strategic Advisor Mr. Stevens received:

•	Base salary of $100,000 per month or $200,000 in the aggregate;

•	Payment, if any, to be earned under the 2012-2014 LTIP (prorated to reflect service for only 26 months of the three-year cycle payable at year end following performance certification for the full three-year cycle); and

•	Continued participation in employee benefit plans such as 401(k), pension, and insurance.

In accordance with the transition agreement, the Corporation paid Mr. Stevens $2 million in March 2014 in lieu of receiving equity grants for his service in 2013 and upon execution of a three-year non-competition agreement pursuant to which Mr. Stevens agreed that he will not accept employment from companies that the Corporation designates as competitors or interfere with, disrupt, or attempt to disrupt the relationship, contractual or otherwise, between the Corporation and any customer, supplier, or employee.

Through December 31, 2014, Mr. Stevens will be eligible under the transition agreement for an executive physical, office and technical and administrative support, and business and professional subscriptions. The Compensation Committee will re-evaluate any continuation of these items after December 31, 2014. In addition, the Corporation will provide Mr. Stevens with personal security through December 31, 2014; thereafter, personal security will be based upon an assessment of the degree to which Mr. Stevens continues to be associated with the Corporation and the assessed level of risk. To the extent that the personal security is taxable, the Corporation will provide tax assistance. Mr. Stevens also is authorized under the transition agreement to use a corporate aircraft for business and personal use through December 31, 2014.

In determining the compensation for Mr. Stevens’ service as Strategic Advisor for 2013 and 2014, in connection with the approval of the transition agreement with Mr. Stevens, the Compensation Committee considered a variety of factors and input from its independent consultant and concluded that the level of compensation was appropriate. In particular, the Compensation Committee considered that:

•	The services performed by Mr. Stevens as Strategic Advisor would provide value to the Corporation in the management transition and in maintaining ongoing relationships with customers, Congress, investors, and other stakeholders;

•	Mr. Stevens’ role in the transition of management of the Corporation would require a time commitment significantly beyond that normally associated with service as Chairman of the Board;

•	Mr. Stevens was uniquely qualified to provide the services contemplated due to his knowledge of the Corporation and its customers, investors, and other stakeholders;

•	The compensation represented a reduction in compensation from prior years due to the decision not to provide long-term incentive grants for 2013 or 2014;

•	Based on a review by the Compensation Committee’s independent consultant of the proposed compensation relative to other publicly reported compensation levels, the compensation to be paid to Mr. Stevens was consistent with compensation publicly reported by other companies as paid in similar circumstances; and

•	Consistent with its policy of not providing board fees to employee directors, Mr. Stevens would not receive a director or chairman fee for his services as Executive Chairman of the Board.

2014 Compensation Decisions

At its January 2014 meeting, the Compensation Committee took the following actions with respect to 2014 compensation matters:

2014 Base Salary

The Compensation Committee approved the following 2014 salary increases based on the market rate and each executive’s performance and time in position. Consistent with our philosophy to move executives to 100% of the market rate after assuming a new role contingent on individual performance, Ms. Hewson’s salary was changed to $1,520,000 (93% of the 2014 market rate) given her superior individual performance in 2013. No changes were made to Mr. Stevens’ base salary due to his retirement in early 2014.

NEO	2013 Base Salary ($)	2014 Base Salary ($)	% Increase	% of 2014 Market Rate*
Ms. Hewson	1,375,000	1,520,000	10.55	93
Mr. Tanner	851,875	890,209	4.50	103
Ms. Barbour	635,000	654,050	3.00	93
Ms. Lavan	680,775	706,198	3.73	100
*	Market rate is based on the size-adjusted 50th percentile of our comparator group.

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Annual Incentive Program

No changes were made to annual incentive target percentages for any of the NEOs for 2014. The multiplicative factors, weightings and performance rating scales did not change from the 2013 design other than the addition of an international business segment that will be included in the Average Business Segment factor used for corporate executive officers. The Compensation Committee approved the key corporate commitments set forth below for purposes of assessing performance in 2014.

2014 Enterprise Financial Goals

The financial commitments for the Enterprise Performance Factor are consistent with our long-range plan commitments, and are the same ranges we provided as public guidance in January 2014 in our year-end earnings release. These commitments for 2014 are set forth below.

2014 Commitments	2014 Goal ($)
Orders	41,500 – 43,000M
Sales	44,000 – 45,500M
Segment Operating Profit	5,175 – 5,325M
Cash From Operations	≥ 4,600M

2014 Enterprise Strategic Goals

•	Meet all Enterprise Focus Program objectives for 2014 and drive new enterprise performance through winning new business, maintaining all critical programs core to our business, at current or improved values, and maximizing international and adjacent market opportunities.

•	Identify growth areas outside the core business and position the Corporation for successful entry and sustainable returns in these areas.

•	Embed our workforce planning strategies to define the capabilities needed for today and tomorrow, delivering an integrated talent management strategy that reinforces our culture of leadership and performance.

2014 Enterprise Operational Goals

•	Achieve Mission Success on identified critical program events.

•	No Red Programs.

Similar financial, strategic, and operational goals were established by each Business Segment based on the programs in their respective portfolios.

The Enterprise goals highlighted above will also serve as the CEO’s individual goals for 2014 (subject to the Compensation Committee’s consideration of any other relevant factors); likewise the organizational goals established for each Business Segment will serve as the individual performance goals for the EVPs in charge of the respective Business Segment.

2014 Long-Term Incentive Award Opportunities

The Compensation Committee approved 2014 LTI award opportunities for all executive officers commensurate with their respective 2014 LTI market rate, the executive’s performance and time in position.

For 2014, the LTI award opportunity for EVPs and SVPs is allocated 50% toward PSUs, 20% toward LTIP, and 30% toward RSUs.

The same measures and approach used under the 2013-2015 PSU and LTIP plans (see page 50) will be used to determine the 2014-2016 PSU and LTIP awards. For the 2014 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited.

Other Corporate Governance Considerations in Compensation

Our Use of Independent Compensation Consultants

The Compensation Committee believes that an independent compensation consultant can provide important information about market practices, the types and amounts of compensation offered to executives generally, and the role of corporate governance considerations in making compensation decisions. The Compensation Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.

For 2013, the Compensation Committee continued to retain Meridian as an independent compensation consultant. In connection with its retention of Meridian, the Compensation Committee considered the following factors in assessing Meridian’s independence:

•	Meridian does not perform other services for the Corporation.

•	The compensation paid to Meridian is less than 2% of Meridian’s revenues.

•	Meridian has client information protection, business ethics, and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.

•	Meridian employees supporting the engagement do not own Lockheed Martin stock or securities.

•	Meridian employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Lockheed Martin executive officer.

At its February 2014 meeting, the Compensation Committee renewed the engagement of Meridian. At that time, Meridian confirmed the continuing validity of each of the factors described above.

The nature and scope of Meridian’s engagement was determined by the Compensation Committee and not limited in any way by management. A description of the services provided by Meridian can be found on page 42.

Policy Regarding Timing of Equity Grants

We have a corporate policy statement concerning the grant of equity awards. Under that policy:

•	The Compensation Committee is responsible for determining the grant date of all equity awards.

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•	No equity award may be backdated. The grant date will not be earlier than the date the Compensation Committee approves the equity award. A future date may be used if, among other reasons, the Compensation Committee’s action occurs in proximity to the release of earnings or during a trading blackout period.

•	Proposed equity awards are presented to the Compensation Committee in January of each year. Off-cycle awards may be considered in the Compensation Committee’s discretion in special circumstances, which may include hiring, retention, or acquisition transactions.

The closing price of our stock on the NYSE on the date specified as the grant date is the exercise price for an option award. In addition, our existing incentive performance award plan prohibits repricing of stock options or paying cash for underwater stock options.

Clawback and Other Protective Provisions

In January 2008, the Board amended its Corporate Governance Guidelines to include what is commonly referred to as a clawback policy. Under the policy (as incorporated in our award agreements), if the Board determines that an officer’s intentional misconduct, gross negligence, or failure to report such acts by another person:

•	was a contributing factor in requiring us to restate any of our financial statements; or

•	constituted fraud, bribery or other illegal act, or contributed to another person’s fraud, bribery or other illegal act, which adversely impacted our financial position or reputation;

the Board shall take such action as it deems in the best interests of the Corporation and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer after January 1, 2008, in the form of an annual incentive bonus or LTI award.

To implement the policy on clawbacks, to ensure that proprietary information is protected, and to facilitate retention of key employees, the Compensation Committee amended our annual incentive plan and included provisions in the award agreements for the RSUs, stock options, PSUs and the LTIP beginning with the January 2008 grants setting forth the Corporation’s right to recapture amounts covered by the policy.

The award agreements for the NEOs also contain post-employment restrictive covenants. The post-employment restrictions were incorporated into all executive level award agreements beginning in 2011.

The Compensation Committee will take action to ensure our clawback is compliant with the Dodd-Frank Act once final regulations are approved.

Anti-Hedging and Pledging Policy

In 2011, we amended our policy on compliance with U.S. securities laws to prohibit hedging of Lockheed Martin stock by all employees and directors. Effective January 1, 2012, our policies also prohibit pledging of Lockheed Martin stock by employees and directors.

Stock Ownership Requirements for Key Employees

To better align their interests with the long-term interests of our stockholders, we expect our officers (including the NEOs) and other members of management to maintain an ownership interest in the Corporation. Our existing stock ownership requirements were increased and beginning in 2012, we required the following equity ownership levels.

Title	Annual Base Salary Multiple
Chairman, President and Chief Executive Officer	6 times
Chief Financial Officer	4 times
Executive Vice Presidents	3 times
Corporate Senior Vice Presidents	2 times

NEOs are required to achieve ownership levels within five years of assuming their role and must hold net shares from vested RSUs and PSUs and net shares from options exercised until the value of the shares equals the specified multiple of base salary. The securities counted toward their respective target threshold include common stock, unvested RSUs, unvested PSUs at target, and stock units under our 401(k) plans and deferred bonus plan. As of February 3, 2014, our NEOs exceeded our ownership requirements.

Post-Employment, Change in Control, and Severance Benefits

Our NEOs do not have employment agreements, except for Mr. Stevens’ transition agreement. In January 2008, the Board approved the Lockheed Martin Corporation Severance Benefit Plan For Certain Management Employees (renamed the Lockheed Martin Corporation Executive Severance Plan). Benefits are payable under this plan in the event of a company-initiated termination of employment other than for cause. All of the NEOs are covered under the plan.

The benefit payable in a lump sum under the plan is two weeks basic severance plus a supplemental payment of one times the NEO’s base salary and the equivalent of one year’s target annual incentive bonus. For the CEO, the multiplier is 2.99 instead of 1.

NEOs participating in the plan will also receive a lump sum payment to cover the cost of medical benefits for one year in addition to outplacement and relocation services. To receive the supplemental severance benefit, the NEO must execute a release of claims and an agreement containing post-employment, non-compete, and non-solicitation covenants comparable to those included in our NEOs’ LTI award agreements.

With respect to LTI, upon certain terminations of employment, including death, disability, retirement, layoff, divestiture, or a change in control, the NEOs may be eligible for continued vesting on the normal schedule, immediate payment of benefits previously earned, or accelerated vesting of LTI in full or on a pro rata basis. The type of event and the nature of the benefit determine which of these approaches will apply. The purpose of these provisions is to protect previously earned or granted benefits by making them

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available following the specified event. We view the vesting (or continued vesting) to be an important retention feature for senior-level employees. Our LTI plans do not provide for tax assistance. Because benefits paid at termination consist of previously granted or earned benefits, we do not consider termination benefits as a separate item in compensation decisions.

In the event of a change in control, our plans provide for the acceleration of the payment of the nonqualified portion of earned pension benefits and nonqualified deferred compensation. In the case of stock options and LTIP, for awards made prior to January 1, 2013, vesting following a change in control is a “single trigger” and occurs upon the change in control. In the case of RSUs granted prior to January 1, 2013, the award agreements impose a “double trigger”—both a change in control and termination of employment must occur.

Beginning in 2013, unless the successor does not assume the award agreements, all LTI awards require a “double trigger” for vesting to accelerate (both a change in control and a qualifying termination of employment).

Tax Deductibility of Executive Compensation

The Corporation’s tax deduction for compensation paid to each of the NEOs who are subject to the compensation deduction limits of Section 162(m) of the Internal Revenue Code is capped at $1 million. Section 162(m) provides an exemption from the $1 million cap for compensation qualifying as “performance-based.” We intend for our annual incentive and LTI programs for NEOs to qualify as “performance-based” compensation exempt from the $1 million cap on deductibility. The Corporation and Compensation Committee reserve the right to provide compensation that does not qualify under Section 162(m).

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2013.

Summary Compensation Table

The following table shows annual and long-term compensation awarded, earned, or paid for services in all capacities to the NEOs for the fiscal year ended December 31, 2013 and, where applicable, the prior fiscal years. Numbers have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marillyn A. Hewson President and Chief Executive Officer	2013	1,368,654	0	8,160,021	0	5,979,710	9,409,264	238,150	25,155,799
	2012	738,462	1,880,100	876,569	876,623	1,281,800	5,406,361	330,407	11,390,322
	2011	640,000	1,067,000	776,111	776,208	280,000	2,290,063	77,413	5,906,795
Bruce L. Tanner Executive Vice President and Chief Financial Officer	2013	838,586	0	2,950,538	0	3,384,234	865,902	74,779	8,114,039
	2012	762,346	1,205,700	1,027,402	1,027,541	1,553,240	2,249,096	54,060	7,879,385
	2011	745,000	1,220,300	842,673	842,775	810,000	2,005,646	51,066	6,517,460
Sondra L. Barbour Executive Vice President Information Systems and Global Solutions	2013	593,752	0	1,928,340	0	1,450,165	918,254	28,377	4,918,888
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

Maryanne R. Lavan Senior Vice President, General Counsel and Corporate Secretary	2013	668,348	0	1,446,833	0	2,114,090	1,193,094	46,158	5,468,523
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

Robert J. Stevens Executive Chairman and Strategic Advisor to the CEO	2013	1,800,000	0	0	0	12,558,650	0	608,881	14,967,531
	2012	1,800,000	4,914,000	3,599,922	3,600,079	8,294,000	3,703,985	1,637,458	27,549,444
	2011	1,800,000	4,725,000	3,749,811	3,749,944	4,400,000	4,830,660	2,114,226	25,369,641

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Name and Principal Position (Column (a))

Ms. Hewson was appointed Chairman of the Board effective January 2014 and President and CEO effective January 2013. She served as Executive Vice President – Electronic Systems from January 2010 to December 2012 and as President and Chief Operating Officer from November 2012 to December 2012.

Mr. Stevens stepped down as an Executive Chairman of the Board effective December 31, 2013. He is no longer an executive officer. Mr. Stevens’ transition agreement is described in the CD&A on page 52.

Information is provided for 2013 only for Ms. Barbour and Ms. Lavan as they were not NEOs in 2012 or 2011.

Salary (Column (c))

Salary is paid in arrears. The amount of salary reported may vary from the approved annual rate of pay because the salary reported in the table is based on the actual number of weekly pay periods in a year.

Bonus (Column (d))

Annual incentive bonuses are reported in the year the bonus is earned. In prior years, the annual incentive bonuses were listed in this column (d). Beginning with 2013, column (g) includes the amount paid for annual incentive bonuses. We are reporting the annual incentive in column (g) because the annual incentive is based on an assessment of performance against pre-established goals.

Stock Awards (Column (e))

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) for RSUs granted in 2013, 2012 and 2011, and PSUs granted in 2013 disregarding potential forfeitures based on service requirements.

	2013 Grant Date Fair Value RSUs ($)	2013 Grant Date Fair Value PSUs ($)
Ms. Hewson	3,059,950	5,100,071
Mr. Tanner	1,106,487	1,844,051
Ms. Barbour	723,022	1,205,318
Ms. Lavan	1,205,811	241,022

The grant date fair value of one 2013 RSU of $89.24, one 2012 RSU of $81.93, and one 2011 RSU of $79.43 is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

Values for the PSUs, which are subject to performance conditions, are based on the probable outcome of three separate performance conditions (approximately 50% of the target shares are earned based upon Relative TSR, approximately 25% of the target shares are earned based upon Performance Cash, and approximately 25% of the target shares are earned based upon ROIC).

The grant date fair value of $61.13 for the TSR portion of the award was determined using a Monte Carlo simulation model. The value was determined using the historical stock price volatilities of the companies in our comparator group over the most recent 2.92-year period, assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 0.44%. The grant date fair value of $89.24 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

The maximum grant date values of the 2013 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson - $10,200,142; Mr. Tanner - $3,688,103; Ms. Barbour - $2,410,637; and Ms. Lavan - $482,045.

Mr. Stevens did not receive any stock awards in 2013.

Option Awards (Column (f))

We did not grant options in 2013. For 2012 and 2011, the amounts represent the aggregate grant date fair value of options granted computed in accordance with ASC 718 using the closing price of our stock on the date of grant and the Black-Scholes methodology using the following assumptions:

	2012	2011
Closing price	$82.01	$79.60
Grant date fair value	$10.57	$13.06
Risk-free interest rate	0.78%	1.97%
Dividend yield	5.40%	4.20%
Volatility factors	0.283	0.277
Expected option life	5 years	5 years

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Mr. Stevens’ 2011 stock option award agreement was amended on April 22, 2011 to provide for forfeiture if certain additional performance goals were not satisfied at the end of 2011. Mr. Stevens’ 2012 stock option award agreement has a similar forfeiture provision.

The performance goals were satisfied and no forfeiture occurred. The risk of forfeiture under the 2011 option amendment and 2012 agreement was not taken into account in determining the grant date fair value.

Non-Equity Incentive Plan Compensation (Column (g))

Beginning with 2013, column (g) includes the amount paid for annual incentive bonuses. We are reporting the annual incentive in column (g) because the annual incentive is based on an assessment of performance against pre-established goals. The Compensation Committee will continue to use discretion to assess performance against objectives established at the beginning of the year. Once performance is assessed and individual and organizational ratings are assigned, the final award is calculated using the formula defined in the plan document and the Compensation Committee does not use discretion to increase or decrease the award amount (other than rounding). We also report amounts earned under our LTIP awards in the three-year period ending on December 31 of the year reported in column (b) of the table. For the three-year periods ending December 31, 2011 and December 31, 2012, 50 percent of the amount shown is deferred as stock units by the Corporation for two years and treated during that period as if it were invested in our common stock. For the three-year period ending December 31, 2013, any LTIP amount in excess of $5 million earned by Mr. Stevens is deferred for the lesser of (i) one year or (ii) until his termination of employment, subject to a six-month delay required under Internal Revenue Code Section 409A. This amount will be deferred as share units and treated as if it were invested in our common stock from December 31, 2013 until Mr. Stevens’ termination of employment and in a LIBOR interest rate fund in the DMICP from his termination of employment until the end of the six-month delay. Deferred amounts (whether mandatory deferrals by the Corporation or voluntary deferrals by the executive) are reported for the year earned and not when paid to the executive. See the “2013 Nonqualified Deferred Compensation” table on page 66.

The table below shows the respective annual incentive bonus and amount earned under LTIP and reported for 2013 for each NEO:

Annual Incentive Bonus		LTIP
	($)	($)
Ms. Hewson	4,331,250	1,648,460
Mr. Tanner	1,610,044	1,774,190
Ms. Barbour	877,395	572,770
Ms. Lavan	1,024,430	1,089,660
Mr. Stevens	4,665,600	7,893,050

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

The accrual disclosed in column (h) of the Summary Compensation Table is a calculation intended to reflect the present value of the change in pension benefit for the NEO for the year reported (from December 31, 2012 to December 31, 2013). The disclosure is based on the Corporation’s formula in its defined benefit plan which multiplies a percentage (1.25% for compensation below the social security wage withholding level and 1.5% for compensation above that level) times years of service times the average of an employee’s highest three years of pay in the employee’s last ten years of service. This is the same formula used for all participants accruing a pension benefit in 2013; none of the NEOs (including Ms. Hewson) has been credited with any extra years of service or provided a benefit from a special or enhanced formula. Under a three-year average pay formula, increasing service, age and pay will result in an increase in the earned benefit. When an employee receives a pay increase, the three year average pay that goes into the formula likewise increases. The impact of that increase in the average is greater with a long service employee because the pension formula multiplies the now-higher average pay by years of service. Mr. Stevens does not show an increase in his present value as of December 31, 2013. This is due primarily to the change in the Corporation’s annual discount rate used to determine the present value: in 2012 the rate was 4.00% and in 2013 the rate is 4.75%. This change, coupled with Mr. Stevens having already reached at least age 60 (where the majority of his pension benefit is payable to him at an unreduced amount), resulted in a present value at December 31, 2013 which did not exceed his present value at December 31, 2012.

All Other Compensation (Column (i))

Perquisites and other personal benefits provided to the NEOs in 2013 included: security; annual executive physicals; business association expenses; use of corporate aircraft for personal travel; and travel for a family member accompanying the NEO while on business travel. Not all of the listed perquisites or personal benefits were provided to each NEO. In addition, the Corporation made available event tickets and a company-provided car and driver for personal commuting to some of the NEOs, but required the NEOs to reimburse the Corporation for the incremental cost of such items. The cost of any category of the listed perquisites and personal benefits did

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not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO, except for (i) security for Ms. Hewson ($55,115) and Mr. Stevens ($407,119) and (ii) use of the corporate aircraft for Ms. Hewson ($76,782) and Mr. Stevens ($36,878). The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2013 (including fuel, maintenance, staff travel expenses, and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities, and staff salaries).

The amounts reported for security include providing home security to our executives consistent with what is provided to corporate executives in public companies in our industry. Security is also provided in accordance with our corporate policy to provide any employee who is the subject of a credible and specific threat on account of his or her employment at Lockheed Martin with security that is appropriate to the nature and extent of the threat. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.

In addition to perquisites, column (i) also contains items of compensation listed in the following table. All items in the following table are paid under broad-based programs for U.S. salaried employees except for the tax assistance and the Lockheed Martin Corporation Supplemental Savings Plan (“NQSSP”) match. Items include matching contributions made to eligible universities, colleges, and other non-profit organizations under the Corporation’s matching gift programs. Listed amounts include contributions made in 2014 to match 2013 executive contributions or actions.

Other Items of Compensation Included in “All Other Compensation” Column (i)

Name	Tax Assistance for Business-Related Items ($)	Corporation Matching Contribution to 401(k) Plan ($)	Corporation Matching Contribution to NQSSP (Nonqualified 401(k) Plan) ($)	Group Life Insurance ($)	Matching Gift Programs ($)
Ms. Hewson	27,106	3,684	50,004	12,428	8,100
Mr. Tanner	5,325	3,684	29,793	4,088	5,000
Ms. Barbour	0	3,684	19,943	2,484	0
Ms. Lavan	1,846	4,118	22,554	3,174	11,000
Mr. Stevens	71,632	3,684	68,316	15,444	0

In 2013, the Corporation provided tax assistance on business-related items associated with taxable business association expenses, security expenses, and travel expenses for a family member accompanying the NEO while on business travel.

2013 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock Awards ($)
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(l)
Marillyn A. Hewson	-	-	MICP	300,781	2,406,250	4,812,500	-	-	-	0
	1/28/2013	1/23/2013	RSU	-	-	-	0	34,289	34,289	3,059,950
	-	-	LTIP	3,401	2,040,000	4,080,000	-	-	-	0
	1/28/2013	1/23/2013	PSU	-	-	-	117	70,290	140,580	5,100,071
Bruce L. Tanner	-	-	MICP	111,809	894,469	1,788,938	-	-	-	0
	1/28/2013	1/23/2013	RSU	-	-	-	0	12,399	12,399	1,106,487
	-	-	LTIP	1,230	738,000	1,476,000	-	-	-	0
	1/28/2013	1/23/2013	PSU	-	-	-	42	25,415	50,830	1,844,051
Sondra L. Barbour	-	-	MICP	68,461	547,688	1,095,376	-	-	-	0
	1/28/2013	1/23/2013	RSU	-	-	-	0	8,102	8,102	723,022
	-	-	LTIP	803	482,000	964,000	-	-	-	0
	1/28/2013	1/23/2013	PSU	-	-	-	28	16,612	33,224	1,205,318
Maryanne R. Lavan	-	-	MICP	80,842	646,736	1,293,473	-	-	-	0
	1/28/2013	1/23/2013	RSU	-	-	-	0	13,512	13,512	1,205,811
	-	-	LTIP	1,609	965,000	1,930,000	-	-	-	0
	1/28/2013	1/23/2013	PSU	-	-	-	6	3,322	6,644	241,022
Robert J. Stevens	-	-	MICP	337,500	2,700,000	5,400,000	-	-	-	0

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Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (c), (d) and (e))

Includes annual incentive grants (MICP) for 2013 and LTIP grants for the 2013-2015 period ending December 31, 2015.

The MICP plan measures performance over a one-year period and is described under “Annual Incentive” beginning on page 46 under the CD&A. The threshold, or minimum amount payable, is 12.5% of target while the maximum is 200% of target. Ms. Barbour’s target MICP award reflects the pro-rated total due to her promotion to Executive Vice President, Information Systems & Global Solutions effective April 1, 2013. From January 1, 2013 through March 31, 2013, her target was 75% of base salary and thereafter was 90% of base salary.

The LTIP plan measures performance against three separate metrics described under “Long-Term Incentive Compensation” in the CD&A on page 50. The threshold is the minimum amount payable for a specified level of performance stated in the LTIP award agreement. For the 2013-2015 plan, the threshold amount payable is 0.1667% of the target award. The maximum award payable under the LTIP plan is 200% of target. At the end of the three-year performance period, the amount earned is payable in cash, except to the extent an award exceeds $10 million. If an award exceeds $10 million, then the amount up to or equal to $10 million is payable in cash and the remaining portion of the award is deferred into stock units for one year. Awards are subject to forfeiture upon termination of employment prior to the end of the performance or deferral period, except in the event of retirement, death, disability, divestiture, or layoff. If the event occurs prior to the end of the performance period, LTIP awards are prorated. If the event occurs during any mandatory deferral period, LTIP awards are paid out immediately, subject to a six-month delay if applicable under Internal Revenue Code Section 409A. Following a change in control, the 2013-2015 LTIP awards immediately vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the LTIP awards.

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (f), (g) and (h))

Shows the number of RSUs granted by the Compensation Committee on January 28, 2013. The RSU grants made to the NEOs were subject to forfeiture to the extent the value of the RSUs granted for a recipient on January 28, 2013 was greater than 0.20% for the CEO and 0.10% for each of the other NEOs of 2013 Performance Cash. Based on 2013 Performance Cash, none of the RSUs were forfeited. The RSUs vest on the third anniversary of the date of grant or upon death, disability, divestiture, or involuntary termination without cause or voluntary termination for good reason following change in control or if the RSUs are not assumed, upon the change in control. If the employee retires or is laid off after July 28, 2013 but prior to the third anniversary of the date of grant, the RSUs become nonforfeitable. During the vesting period, dividend equivalents are accrued and subject to the same vesting schedule as the underlying RSUs.

Includes PSU grants for the 2013-2015 period ending December 31, 2015. At the end of the three-year performance period, the amount earned is payable in shares of stock and cash representing dividend equivalents accrued during the three-year performance period. Awards are subject to forfeiture upon termination of employment prior to the end of the performance period, except in the event of termination following retirement, death, disability, divestiture, or layoff. If the event occurs after July 28, 2013 but prior to the end of the performance period, PSU awards are prorated. Following a change in control, the PSUs immediately vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the PSUs.

Shares are earned under the PSU awards based upon performance against three separate metrics described under “PSU Awards” beginning on page 51. If performance falls below the threshold level of performance for a metric, no shares would be earned with respect to that metric. Assuming any payment is earned, the minimum amount payable under the PSU is 0.1667% of the target, the lowest level payable under one metric. The maximum number of shares payable under the PSU is 200% of the target.

Grant Date Fair Value of Stock (Column (l))

Columns (i), (j), and (k) have been omitted because no stock options were granted by the Compensation Committee in 2013.

Represents the aggregate grant date fair value computed in accordance with FASB ASC 718 for RSUs and PSUs granted in 2013 disregarding potential forfeitures based on service requirements.

The grant date fair value of the 2013 RSU grant is $89.24 per RSU, which is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

The grant date fair value for the PSUs, which are subject to performance conditions, is based on the probable outcome of each of the three performance conditions. The grant date fair value of $61.13 for the TSR portion of the award is determined using a Monte Carlo simulation model. The grant date fair value of $89.24 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

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Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options[1] (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2,3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[5] ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)	(j)
Marillyn A. Hewson	27,645	55,290	[6]	82.01	1/28/2022	34,289	[7]	5,097,403	133,437	19,836,744
	39,622	19,812	[8]	79.60	1/29/2021	10,699	[9]	1,590,513	-	-
	45,700	0		74.89	1/31/2020	9,771	[10]	1,452,557	-	-
	29,600	0		82.52	1/25/2019	-		-	-	-
	22,500	0		106.87	1/26/2018	-		-	-	-
	12,067	0		96.06	1/29/2017	-		-	-	-
	6,000	0		67.97	2/1/2016	-		-	-	-
Bruce L. Tanner	32,404	64,809	[6]	82.01	1/28/2022	12,399	[7]	1,843,235	48,247	7,172,399
	43,020	21,511	[8]	79.60	1/29/2021	12,540	[9]	1,864,196	-	-
	55,000	0		74.89	1/31/2020	10,609	[10]	1,577,134	-	-
	81,700	0		82.52	1/25/2019	-		-	-	-
Sondra L. Barbour	8,802	17,605	[6]	82.01	1/28/2022	8,102	[7]	1,204,443	31,536	4,688,142
	13,634	6,819	[8]	79.60	1/29/2021	3,406	[9]	506,336	-	-
	21,800	0		74.89	1/31/2020	3,362	[10]	499,795	-	-
	31,200	0		82.52	1/25/2019	-		-	-	-
	16,600	0		106.87	1/26/2018	-		-	-	-
	9,400	0		96.06	1/29/2017	-		-	-	-
Maryanne R. Lavan	0	38,402	[6]	82.01	1/28/2022	13,512	[7]	2,008,694	6,307	937,599
	26,344	13,174	[8]	79.60	1/29/2021	7,431	[9]	1,104,692	-	-
	-	-		-	-	6,497	[10]	965,844	-	-
Robert J. Stevens	113,531	227,063	[6]	82.01	1/28/2022	43,939	[9]	6,531,972	-	-
	191,420	95,712	[8]	79.60	1/29/2021	47,209	[10]	7,018,090	-	-
	250,000	0		106.87	1/26/2018	-		-	-	-

(1)	Column (d) omitted because none of the NEOs held options that qualified as equity incentive plan awards at 2013 year-end.

(2)	We reported RSUs granted in January 2013 as equity incentive awards in columns (f) through (h) of the “2013 Grants of Plan-Based Awards” table because there was the potential for forfeiture based on failure to achieve the performance metrics specified in the award agreements. For this table, we reported the RSUs in columns (g) and (h) because the performance feature of the RSU grants was satisfied at the end of 2013.

(3)	The market value shown in column (h) is calculated by multiplying the number of RSUs by the December 31, 2013 per share closing price of our stock ($148.66).

(4)	Represents PSUs granted on January 28, 2013 for the 2013-2015 performance period; the PSUs are earned and paid out in shares of our stock at the end of the three-year performance period based upon performance on three separate metrics (Relative TSR, Performance Cash, and ROIC). The number of shares of stock shown in column (i) is based upon the threshold level of performance for each of the three metrics or if performance to date on the metric has exceeded the threshold level (as is the case for 2013), the estimated level of performance as of December 31, 2013. Performance under each metric is determined separately, with the three results added together to obtain the number of shares shown in column (i).

(5)	The market value shown in column (j) is calculated by multiplying the number of PSUs reported in column (i) by the December 31, 2013 per share closing price of our stock ($148.66).

(6)	Represents stock options granted on January 30, 2012, which vest in three equal annual installments on January 30, 2013, January 30, 2014, and January 30, 2015, except that vesting may occur earlier as described under Potential Payments Upon Termination or Change in Control.

(7)	Represents RSUs granted on January 28, 2013, which vest January 28, 2016, except that vesting may occur earlier as described in connection with the “2013 Grants of Plan-Based Awards” table.

(8)	Represents stock options granted on January 31, 2011, which vested in three equal annual installments on January 31, 2012, January 31, 2013, and January 31, 2014.

(9)	Represents RSUs granted on January 30, 2012, which vest on January 30, 2015, except that vesting may occur earlier as described in connection with the “2013 Grants of Plan-Based Awards” table.

(10)	Represents RSUs granted on January 31, 2011, which vested on January 31, 2014.

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Option Exercises and Stock Vested During 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Marillyn A. Hewson	-	-	5,850	[2]	510,237	[3]
Bruce L. Tanner	64,400	1,968,443	7,200	[2]	627,984	[3]
Sondra L. Barbour	5,667	285,317	3,000	[2]	261,660	[3]
Maryanne R. Lavan	71,167	2,302,438	1,450	[2]	126,469	[3]
Robert J. Stevens	955,000	17,573,565	51,800	[4]	4,948,814	[5]

(1)	Value realized was calculated based on the difference between the aggregate exercise price of the options and the weighted average sale price per share on the date of exercise and sale.

(2)	Vesting on February 1, 2013 of RSUs granted on February 1, 2010. Number of shares shown as vesting is prior to reduction in shares to satisfy tax withholding requirements.

(3)	Value realized was calculated based on the number of shares multiplied by the per share closing market price of our common stock on the date of vesting ($87.22).

(4)	Mr. Stevens received an award of 40,000 RSUs on February 1, 2010, which vested on February 1, 2013, and an award of 92,000 RSUs on February 1, 2006, of which 11,800 vested on September 8, 2013. The number of shares shown as vesting is prior to reduction in shares to satisfy tax withholding requirements.

(5)	Value realized was calculated based on the number of shares multiplied by the per share closing market price of our common stock on the date of vesting on February 1, 2013 ($87.22) and September 8, 2013 ($123.73).

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Retirement Plans

During 2013, the NEOs participated in the Lockheed Martin Corporation Salaried Employee Retirement Program (“LMRP”), which is a combination of the following prior plans for salaried employees with some protected benefits: Lockheed Martin Corporation Retirement Income Plan which covered former Martin Marietta employees; Lockheed Martin Corporation Retirement Income Plan III which covered former Loral Corporation employees; and Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees which covered former Lockheed employees (collectively, the “Prior Plan”).

The calculation of retirement benefits under the LMRP is determined by a formula that takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment. Average compensation includes the NEO’s base salary, annual incentive bonuses, and lump sum payments in lieu of a salary increase. NEOs must have either five years of service or be actively employed by the Corporation at age 65 to vest in the LMRP. Normal retirement age is 65; however, benefits are payable as early as age 55 (with five years of service) at a reduced amount or without reduction at age 60. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five or ten year guarantee, or as a level income annuity.

The calculation of retirement benefits under the Prior Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the NEO. Certain other formulas in the Prior Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Prior Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, annual incentive bonuses awarded that year, and 401(k) and pre-tax contributions. The Prior Plan also contains a Personal Retirement Provision which is an account balance based on past allocations. This account balance is available as a lump sum at termination or can be converted into an annuity. A portion of the pension benefits for Mr. Stevens and Mr. Tanner was earned under the Prior Plan.

Ms. Hewson and Mr. Stevens were eligible for early retirement as of December 31, 2013. As of December 31, 2013, all of the NEOs were vested in the LMRP.

During 2013, the NEOs also participated in the Lockheed Martin Corporation Supplemental Retirement Plan (“Supplemental Pension”), which is a restorative plan and provides benefits in excess of the benefit payable under IRS rules through the LMRP, our tax-qualified plan. See the footnote to column (b) to the “2013 Pension Benefits” table on page 64.

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2013 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Marillyn A. Hewson	Lockheed Martin Corporation Salaried Employee Retirement Program	31.1	1,596,204	0
	Lockheed Martin Corporation Supplemental Retirement Plan		21,156,582	0
Bruce L. Tanner	Lockheed Martin Corporation Salaried Employee Retirement Program	31.1	1,158,261	0
	Lockheed Martin Corporation Supplemental Retirement Plan		8,697,578	0
Sondra L. Barbour	Lockheed Martin Corporation Salaried Employee Retirement Program	27.8	904,810	0
	Lockheed Martin Corporation Supplemental Retirement Plan		3,562,406	0
Maryanne R. Lavan	Lockheed Martin Corporation Salaried Employee Retirement Program	23.8	934,274	0
	Lockheed Martin Corporation Supplemental Retirement Plan		4,761,944	0
Robert J. Stevens	Lockheed Martin Corporation Salaried Employee Retirement Program	26.6	1,022,121	0
	Lockheed Martin Corporation Supplemental Retirement Plan		24,597,253	0

Plan Name (Column (b))

The Supplemental Pension uses the same formula for benefits as the tax-qualified plan uses for calculating the NEO’s benefit. Although all service recognized under the tax-qualified plan is recognized under the Supplemental Pension, a benefit would be earned under the Supplemental Pension only in years when the employee’s total accrued benefit would exceed the benefit accrued under the tax-qualified plan. The Supplemental Pension benefits are payable in the same form as benefits are paid under the LMRP, except lump sum payments are available under the Supplemental Pension.

Present Value of Accumulated Benefit (Column (d))

The amounts in column (d) were computed using the same assumptions we used to account for pension liabilities in our financial statements and as described in Note 10 to our financial statements contained in our 2013 Annual Report, except that the amounts were calculated based on benefits commencing at age 60. We used age 60 rather than the plan’s normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Tanner’s and Mr. Stevens’ benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for Mr. Tanner and Mr. Stevens reflect the reduction for early commencement of the benefit. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes.

Only the benefit payable under the Supplemental Pension is payable in the form of a lump sum. If an executive elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not the assumptions used for financial statement reporting purposes. As a result, the actual lump sum payment would be an amount different than what is reported in this table. The age of the executive at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the “Potential Payments Upon Termination or Change in Control” table.

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Nonqualified Deferred Compensation

Participants in our tax-qualified 401(k) plan may defer up to 25% of base salary. In addition, we make a matching contribution equal to 50% of up to the first 8% of compensation contributed by the participant. Employee and Corporation matching contributions in excess of the Internal Revenue Code limitations are contributed to the NQSSP. Employee and Corporation matching contributions are nonforfeitable at all times. NQSSP contributions are credited with earnings or losses, as appropriate, based on the investment option or options in which the account has been invested, as elected by the participant. Each of the NQSSP investment options is available under our tax-qualified 401(k) plan for salaried employees. The NQSSP provides for payment following termination of employment in a lump sum or up to 25 annual installments at the participant’s election. All amounts accumulated and unpaid under the NQSSP must be paid in a lump sum within 15 calendar days following a change in control.

The DMICP provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of annual incentive bonuses, LTIP awards, and amounts paid in respect of the termination of the Lockheed Martin Post-Retirement Death Benefit (“PRDB”) Plan. Employees may elect any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund) or two investment alternatives available only under the DMICP for crediting earnings (losses). Under the DMICP Stock Investment Option, earnings (losses) on deferred amounts will accrue at a rate that tracks the performance of our common stock, including reinvestment of dividends. Under the DMICP Interest Investment Option, earnings accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standards 415, Deferred Compensation (“CAS 415 rate”). The Interest Investment Option was closed to new deferrals and transfers from other investment options effective July 1, 2009. Amounts credited to the Stock Investment Option may not be reallocated to other options. In addition, Stock Investment Option voluntary deferrals will be paid in shares of our common stock upon distribution. Prior to the 2011-2013 LTIP grant, 50% of any LTIP award was mandatorily deferred for two years to the Stock Investment Option and subject to the continued employment requirements of the award. Mandatory LTIP deferrals are paid in cash at the end of two years or further deferred at the election of the executive based on the price of our stock at that time. The mandatory deferral was eliminated beginning with the 2011-2013 LTIP grant, except for Mr. Stevens who is subject to a mandatory deferral of up to one year to the extent the amount of the award otherwise payable would exceed $5 million (or six months after termination, if earlier). For the 2012-2014 LTIP grant, Mr. Stevens is subject to mandatory deferral of up to one year to the extent the award value would exceed $10 million. For the 2013-2015 LTIP grant, any award is subject to a one-year mandatory deferral to the extent the award value would exceed $10 million. The DMICP provides for payment in January or July following termination of employment in a lump sum or up to 25 annual installments at the NEO’s election. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control.

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2013 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(e)	(f)
Marillyn A. Hewson	NQSSP	312,527	50,004	398,240	0	2,248,088
	DMICP (Bonus)	1,835,918	0	1,407,860	0	9,018,085
	DMICP (LTIP1 Mandatory)	0	625,839	535,381	248,426	1,326,006
	DMICP (LTIP2 Voluntary)	874,265	0	729,213	0	4,503,966
	TOTAL	3,022,710	675,843	3,070,694	248,426	17,096,145
Bruce L. Tanner	NQSSP	186,205	29,793	656,741	0	2,526,337
	DMICP (Bonus)	0	0	334,214	0	1,111,315
	DMICP (LTIP1 Mandatory)	0	776,620	853,452	460,949	2,113,789
	DMICP (LTIP2 Voluntary)	0	0	0	0	0
	TOTAL	186,205	806,413	1,844,407	460,949	5,751,441
Sondra L. Barbour	NQSSP	124,186	19,943	72,566	0	584,504
	DMICP (Bonus)	0	0	48,282	0	119,621
	DMICP (LTIP1 Mandatory)	0	316,680	335,760	194,463	831,594
	DMICP (LTIP2 Voluntary)	0	0	94,880	0	234,995
	TOTAL	124,186	336,623	551,488	194,463	1,770,714
Maryanne R. Lavan	NQSSP	95,855	22,554	154,543	0	1,372,094
	DMICP (Bonus)	14,648	0	267,130	0	670,597
	DMICP (LTIP1 Mandatory)	0	158,340	167,880	136,844	415,797
	DMICP (LTIP2 Voluntary)	24,765	0	177,356	0	486,917
	TOTAL	135,268	180,894	766,909	136,844	2,945,405
Robert J. Stevens	NQSSP	426,974	68,316	1,329,506	0	7,370,451
	DMICP (Bonus)	0	0	2,073,908	0	19,052,478
	DMICP (LTIP1 Mandatory)	0	4,049,546	4,495,707	3,265,030	11,134,749
	DMICP (LTIP2 Voluntary)	0	0	358,405	0	23,275,450
	TOTAL	426,974	4,117,862	8,257,526	3,265,030	60,833,128

This table reports compensation earned by the NEOs and deferred under our NQSSP and DMICP. The NQSSP is a nonqualified 401(k) plan with an employer match on a portion of the salary deferral. Three types of compensation may be deferred into the DMICP:

•	Annual incentive bonus (“DMICP (Bonus)”).
•	Amounts earned under our LTIP program but mandatorily deferred into company stock for two years (and subject to forfeiture) (“DMICP (LTIP1 Mandatory)”).
•	Amounts payable under our LTIP program and voluntarily deferred (“DMICP (LTIP2 Voluntary)”).

Amounts paid in respect of the termination of the PRDB in 2008 could also be deferred into the DMICP. In the table above, deferrals of PRDB payments are included in the Aggregate Balance at Last FYE for the DMICP (Bonus) entry.

Executive Contributions in Last Fiscal Year (Column (b))

Includes 2013 salary deferrals to NQSSP, annual incentive bonus paid in 2013 for 2012 performance deferred to DMICP, and voluntary deferrals of LTIP for the 2010-2012 period to the DMICP. The table reflects the year in which the deferral is credited to the NEO’s account (2013) and not the year in which it was earned (2012).

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Registrant Contributions in Last Fiscal Year (Column (c))

Includes mandatory deferrals of LTIP for 2010-2012 and 2013 Corporation matching contributions to NQSSP. The NQSSP match is also included in column (i) of the “Summary Compensation Table.” The table reflects the year in which the deferral is credited to the NEO’s account (2013) and not the year in which it was earned (2012).

Aggregate Withdrawals/Distributions (Column (e))

Includes distributions of mandatory LTIP deferral from the 2008-2010 period in January 2013 following the end of the two-year deferral period.

Aggregate Balance at Last Fiscal Year End (Column (f))

The following table lists the amounts reported as executive or registrant contributions in columns (b) and (c) of the “2013 Nonqualified Deferred Compensation” table that are also reported as compensation in the “Summary Compensation Table” for 2013. These contributions consist of NEO and Corporation contributions made to the NQSSP for service in 2013. Contributions with respect to 2013 performance deferred in 2014 (annual incentive bonus and LTIP) are not included as these amounts are not credited until 2014, and are not included in column (f). The following table also lists the amounts reported in column (f) as part of the Aggregate Balance at Last FYE (2013) that is reported as compensation for prior years in the “Summary Compensation Table” for years beginning with 2006. For 2013, there were no earnings in excess of 120% of the applicable federal rate.

	Aggregate Balance	Of Amount Reported in Column (f)
Name	at December 31, 2013 in Column (f) ($)	NEO and Corporation Contributions to NQSSP Reported in “Summary Compensation Table” for 2013 ($)	Amount Reported in “Summary Compensation Table” for Prior Years (Beginning with 2006) ($)
Ms. Hewson	17,096,145	362,531	4,377,000
Mr. Tanner	5,751,441	215,998	2,626,075
Ms. Barbour	1,770,714	144,129	0
Ms. Lavan	2,945,405	118,409	0
Mr. Stevens	60,833,128	495,290	48,513,346

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Potential Payments Upon Termination or Change in Control

The table below summarizes the benefits that become payable to a NEO at, following, or in connection with any termination, including without limitation resignation, severance, retirement, or a constructive termination of a NEO, or a change in control under the terms of our benefit plans. In addition, pursuant to a Transition Agreement, following his execution of a non-competition agreement, we paid Mr. Stevens $2 million following his retirement on February 28, 2014.

SUMMARY OF PAYMENT TRIGGERS

PENSION-QUALIFIED[1]
Retirement – Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.
Change in Control – No acceleration.
Death/Disability/Layoff – Spousal annuity benefit as required by law in event of death unless waived by participant. For either (i) disability between age 53 and 55 with eight years of service or (ii) layoff between age 53 and 55 with eight years of service or before age 55 with 25 years of service, participant is eligible for the more favorable actuarial reductions for participants terminating after age 55.
Divestiture[2] – No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.
Termination/Resignation – Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.
SUPPLEMENTAL PENSION[1]
Retirement – Annuity or lump sum at later of age 55 or termination.
Change in Control – Lump sum.
Death/Disability/Layoff – Annuity or lump sum at later of age 55 or termination.
Divestiture[2] – No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.
Termination/Resignation – Annuity or lump sum.

LTIP

Retirement/Death/Disability/Layoff – Prorated payment at the end of the three-year performance period for retirement during that period. Immediate payment for retirement, death, disability or layoff during the mandatory deferral period (if applicable) based on closing price of our stock on date of triggering event.

Change in Control – For 2012-2014 cycle, immediate prorated payment following change in control for event occurring during performance cycle. For 2013-2015 cycle, immediate payment at target for change in control event occurring during performance cycle if award is not assumed by buyer; immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control during performance cycle if award is assumed by buyer. Immediate payment for change in control during the mandatory deferral period (if applicable) based on closing price of our stock on date of triggering event.

Divestiture2 – Prorated payment at the end of the three-year performance period for divestiture during that period. Immediate payment for divestiture during the mandatory deferral period (if applicable) based on closing price of our stock on date of triggering event.

Termination/Resignation – Forfeit if termination occurs prior to age 55; for 2012-2014 cycle, termination on or after (i) age 55 and five years of service or (ii) age 65 treated as retirement. Beginning with 2013-2015 cycle, termination on or after (i) age 55 and ten years of service or (ii) age 65 treated as retirement.

OPTIONS
Retirement – Forfeit unvested options if retirement occurs prior to one-year anniversary of date of grant. If retirement occurs after one-year anniversary of date of grant, forfeit unvested options and vested options expire at ten-year term.
Change in Control – Immediate vesting.
Death/Disability/Layoff – Immediate vesting in event of death/disability. In the event of layoff, forfeit unvested options if layoff occurs prior to one-year anniversary of date of grant.
If layoff occurs after one-year anniversary of date of grant, forfeit unvested options and vested options expire at ten-year term.
Divestiture[2] – Term of options limited to five years; options become exercisable on date the options would have otherwise vested.
Termination/Resignation – Vested options expire 30 days after termination or resignation. Forfeit unvested options if termination occurs prior to age 55; resignation on or after age 55 treated as retirement.

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RSUs

Retirement – For 2012 awards, forfeit RSUs and dividend equivalents if retirement occurs prior to one-year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant. Beginning with 2013 awards, continued vesting subject to six-month minimum service from date of grant.

Change in Control – For 2012 awards, immediate vesting of RSUs and dividend equivalents on effective date of termination of employment following change in control. Beginning with 2013 awards, immediate vesting if not assumed by buyer. If assumed by buyer, immediate vesting following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control.

Death/Disability/Layoff – For 2012 awards, forfeit RSUs and dividend equivalents if layoff occurs prior to one-year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant. Beginning with 2013 award, continued vesting after layoff, subject to six-month minimum service from date of grant. For all awards, immediate vesting following death or disability.

Divestiture[2] – Immediate vesting.

Termination/Resignation – Forfeit unvested RSUs and dividend equivalents if termination occurs prior to age 55; for 2012 awards, termination on or after (i) age 55 and five years of service or (ii) age 65 treated as retirement. Beginning with 2013 awards, termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service during the performance cycle is treated as retirement.
PSUs

Retirement – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for retirement during that period subject to six-month minimum service from date of grant.

Change in Control – Immediate payment of PSUs and dividend equivalents at target if award is not assumed by buyer or following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control if award is assumed by buyer.

Death/Disability/Layoff – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for death, disability, or layoff during that period subject to six-month minimum service from date of grant in the case of layoff.

Divestiture[2] – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for divestiture during that period.

Termination/Resignation – Forfeit PSUs and dividend equivalents if termination occurs prior to age 55; termination on or after (i) age 55 and ten years of service or (ii) age 65 treated as retirement.
EXECUTIVE SEVERANCE PLAN

Retirement – No payment.

Change in Control – No payment unless terminated.

Death/Disability – No payment for death or disability.

Layoff – Payment of a lump sum amount equal to a multiple of salary, MICP, and health care continuation coverage cost and outplacement and relocation assistance. The multiple of salary and MICP for the CEO is 2.99; for all other NEOs it is 1.0.

Divestiture[2] – No payment.

Termination/Resignation – No payment.
ANNUAL INCENTIVE BONUS[3]

Retirement – Payment may be prorated for retirement during the year with six months of participation in the year.

Change in Control – No provision.

Death/Disability/Layoff – Payment may be prorated for death, disability, or layoff during the year with six months of participation in the year.

Divestiture[2] – No provision.

Termination/Resignation – Eligible for prorated award if termination/ resignation occurs after December 1 with six months of participation in the year.
DMICP[4]

Retirement – Lump sum or installment payment in accordance with NEO elections.

Change in Control – Immediate lump sum payment.

Death/Disability/Layoff – Lump sum or installment payment in accordance with NEO elections, except lump sum only for layoff prior to age 55.

Divestiture[2] – Follows termination provisions.

Termination/Resignation – Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with NEO elections.
NQSSP[4]

Retirement – Lump sum or installment payment in accordance with NEO elections.

Change in Control – Immediate lump sum payment

Death/Disability/Layoff – Lump sum for death; for disability or layoff, lump sum or installment payment in accordance with NEO elections.

Divestiture[2] – Lump sum or installment payment in accordance with NEO elections.

Termination/Resignation – Lump sum or installment payment in accordance with NEO elections.

(1)	See “2013 Pension Benefits” table on page 64 for present value of accumulated benefit.

(2)	Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture, or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly by us, one or more of our subsidiaries, or by a combination thereof following the transaction.

(3)	See “Compensation Discussion and Analysis” commencing on page 38 for discussion of annual incentive bonus payment calculation.

(4)	See “Aggregate Balance at Last FYE” column in “2013 Nonqualified Deferred Compensation” table on page 66 for amount payable.

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The following table quantifies the payments under our executive compensation plans as a result of a change in vesting provisions in stock options, RSUs, and LTIP awards and the lump sum payable under the Supplemental Pension that would be made assuming a termination event had occurred on December 31, 2013. Payments under other plans do not change as a result of the termination event and quantification of those payments are found elsewhere in this Proxy Statement or are paid under plans available generally to salaried employees. Numbers have been rounded to the nearest dollar.

Potential Payments Upon Termination or Change in Control

Name		Retirement ($)	Change In Control ($)	Death/ Disability ($)	Layoff ($)	Divestiture ($)	Termination/ Resignation ($)
Marillyn A. Hewson	Supplemental Pension	23,754,457	23,754,457	23,754,457	23,754,457	23,754,457	23,754,457
	LTIP	1,049,633	4,470,263	1,049,633	1,049,633	1,049,633	1,049,633
	Options	0	5,053,295	5,053,295	0	5,053,295	0
	RSUs	1,609,730	8,518,927	8,518,927	1,609,730	8,518,927	1,609,730
	PSUs	0	10,785,298	0	0	0	0
	Executive Severance	0	0	0	11,330,927	0	0
	TOTAL	26,413,820	52,582,240	38,376,312	37,744,747	38,376,312	26,413,820
Bruce L. Tanner	Supplemental Pension	0	8,626,350	0	0	0	0
	LTIP	0	3,661,257	1,302,518	1,302,518	1,302,518	0
	Options	0	5,805,070	5,805,070	0	5,805,070	0
	RSUs	0	5,585,033	5,585,033	1,796,294	5,585,033	0
	PSUs	0	3,899,678	0	0	0	0
	Executive Severance	0	0	0	1,764,889	0	0
	TOTAL	0	27,577,387	12,692,620	4,863,701	12,692,620	0
Sondra L. Barbour	Supplemental Pension	0	4,136,615	0	0	0	0
	LTIP	0	1,453,325	531,124	531,124	531,124	0
	Options	0	1,644,293	1,644,293	0	1,644,293	0
	RSUs	0	2,320,667	2,320,667	539,413	2,320,667	0
	PSUs	0	2,548,945	0	0	0	0
	Executive Severance	0	0	0	1,232,044	0	0
	TOTAL	0	12,103,845	4,496,084	2,302,581	4,496,084	0
Maryanne R. Lavan	Supplemental Pension	0	5,551,532	0	0	0	0
	LTIP	0	2,180,995	265,562	265,562	265,562	0
	Options	0	3,469,290	3,469,290	0	3,469,290	0
	RSUs	0	4,289,310	4,289,310	1,087,002	4,289,310	0
	PSUs	0	509,728	0	0	0	0
	Executive Severance	0	0	0	1,353,055	0	0
	TOTAL	0	16,000,855	8,024,162	2,705,619	8,024,162	0
Robert J. Stevens	Supplemental Pension	24,506,703	24,506,703	24,506,703	24,506,703	24,506,703	24,506,703
	LTIP	9,684,794	15,337,372	9,684,794	9,684,794	9,684,794	9,684,794
	Options	0	21,743,620	21,743,620	0	21,743,620	0
	RSUs	7,370,179	14,517,443	14,517,443	7,370,179	14,517,443	7,370,179
	PSUs	0	0	0	0	0	0
	Executive Severance	0	0	0	4,518,545	0	0
	TOTAL	41,561,676	76,105,137	70,452,559	46,080,221	70,452,559	41,561,676

Termination/Resignation

Resignation by executives who are eligible for retirement, for purposes of this table, is treated as retirement. Mr. Tanner and Ms. Barbour and Ms. Lavan were not eligible for retirement on December 31, 2013; Ms. Hewson and Mr. Stevens were eligible for retirement as of that date.

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Supplemental Pension

The Supplemental Pension lump sum value was calculated using plan assumptions and age of the executive as of December 31, 2013. Payments under the Supplemental Pension do not commence prior to age 55, except in the case of a change in control. Mr. Tanner, Ms. Barbour, and Ms. Lavan had not attained age 55 by December 31, 2013, and would be eligible for an immediate lump sum for a December 31, 2013, termination only in the event of a change in control. The lump sum payable to each of them upon change in control has been reduced to reflect early payment. The Supplemental Pension assumptions in effect for December 31, 2013, are 4.75% discount rate and 1983 Group Annuity Mortality table. The Supplemental Pension assumptions are different than the assumptions used to calculate the accrued benefit reported in the “2013 Pension Benefits” table. In the event of any other termination, Mr. Tanner’s, Ms. Barbour’s, and Ms. Lavan’s accrued pension benefit would be payable at age 55.

Long-Term Incentive Performance Awards

The table shows an amount payable only in the event of a change in control trigger event for the 2012–2014 and 2013–2015 LTIP performance periods. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2013, amounts (if any) for the 2012–2014 and 2013–2015 LTIP performance periods would not be payable until after the end of the performance period. Any amounts mandatorily deferred by the Corporation for the 2010–2012 or 2011–2013 cycles would become payable on December 31, 2013 for death, disability, change in control, retirement, layoff, or resignation (for those individuals who are eligible for retirement), and are included in the table. The table does not include amounts for the 2011–2013 cycle (other than mandatory deferrals) or mandatory deferrals for the 2009–2011 cycle to the extent these amounts became payable on December 31, 2013 independent of the occurrence of any of the listed trigger events.

Stock Options

The value attributable to the vesting of stock options was based upon the number of unvested stock options multiplied by the difference between the closing price of our stock on December 31, 2013 ($148.66) and the option exercise price. As of December 31, 2013, portions of stock option grants made in 2012 and 2011 were unvested. See “Outstanding Equity Awards at 2013 Fiscal Year-End” table for terms of option grants.

Restricted Stock Units

The table includes the portion of RSUs granted in 2011 and 2012 that vest on a prorated basis for a retirement or layoff occurring on December 31, 2013. All 2013 RSUs would continue to vest for retirement or layoff occurring on December 31, 2013 and would not become payable until January 2016 and are not included in the table. For a change of control (assuming assumption by buyer or satisfaction of the double trigger), death, disability or divestiture, the full value of the RSUs on December 31, 2013 is included in the table. The value attributable to the vesting of RSUs was based upon the closing price of our stock on December 31, 2013 ($148.66) plus accrued dividend equivalents.

Performance Stock Units

The table shows an amount payable only in the event of a change in control trigger event for the 2013–2015 performance period. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2013, amounts (if any) for the 2013–2015 PSU performance period would not be payable until after at the end of the performance period. The amount shown for the PSUs upon a change in control is the target level of the shares valued using the closing price of our stock on December 31, 2013 ($148.66) plus accrued dividend equivalents.

Executive Severance

The total amounts projected for severance payments due to layoff are based on the plan approved by the Board in 2008. It includes payment for salary and target annual incentive equivalent to one-year’s payment (2.99 years for Ms. Hewson) and estimated costs for benefits continuation for one year, outplacement services, and relocation assistance (if required under the plan terms).

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Equity Compensation Plan Information

The following table provides information about the Corporation’s equity compensation plans that authorize the issuance of shares of Lockheed Martin common stock to employees and directors. The information is provided as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders[1]	15,658,048	83.65	4,736,886
Equity compensation plans not approved by security holders[2]	1,392,936	-	2,504,769
Total	17,050,984	83.65	7,241,655

(1)	Column (a) includes, as of December 31, 2013: 4,819,179 shares that have been granted as RSUs, 636,188 shares that could be earned pursuant to grants of PSUs (assuming the maximum number of PSUs are earned and payable at the end of the three-year performance period) and 10,160,222 shares granted as options under the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (2011 IPA Plan) or predecessor plans prior to January 1, 2013 and 42,459 shares granted as options under the Lockheed Martin Corporation 2009 Directors Equity Plan (“Directors Equity Plan”) or predecessor plans for members (or former members) of the Board of Directors. Column (c) includes, as of December 31, 2013, 4,191,181 shares available for future issuance under the 2011 IPA Plan as options, stock appreciation rights (SARs), restricted stock awards (RSAs), RSUs, or PSUs and 545,705 shares available for future issuance under the Directors Equity Plan as stock options and stock units. Of the 4,191,181 shares available for grant under the 2011 IPA Plan on December 31, 2013, 745,495 and 425,830 shares are issuable pursuant to grants made on January 27, 2014, of RSUs and PSUs (assuming the maximum number of PSUs are earned and payable at the end of the three-year performance period), respectively. The weighted average price does not take into account shares issued pursuant to RSUs or PSUs. In addition, approximately 69,498 phantom units payable in cash or stock, at the election of the director, have been granted under a predecessor plan.

(2)	The shares represent annual incentive bonuses and LTIP payments earned and voluntarily deferred by employees. The deferred amounts are payable under the DMICP. Deferred amounts are credited as phantom stock units at the closing price of our stock on the date the deferral is effective. Amounts equal to our dividend are credited as stock units at the time we pay a dividend. Following termination of employment, a number of shares of stock equal to the number of stock units credited to the employee’s DMICP account are distributed to the employee. There is no discount or value transfer on the stock distributed. Distributions may be made from newly issued shares or shares purchased on the open market. Historically, all distributions have come from shares held in a separate trust and, therefore, do not further dilute our common shares outstanding. As a result, these shares also were not considered in calculating the total weighted average exercise price in the table. Because the DMICP shares are outstanding, they should be included in the denominator (and not the numerator) of a dilution calculation.

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DIRECTOR COMPENSATION

2013 Annual Directors’ Compensation (Non-Employee Directors)

Annual Cash Retainer	$130,000
Annual Equity Retainer	$130,000 payable under the Lockheed Martin Corporation 2009 Directors Equity Plan (“Directors Equity Plan”)
Committee Chairman Fees	$12,500 (other than Audit Committee Chairman)
Audit Committee Chairman Fees	$20,000
Lead Director Fees	$25,000
Deferred Compensation Plan	Deferral plan for cash retainer
Stock Ownership Guidelines	Ownership in common stock or stock units that has a value equivalent to five times the annual cash retainer within five years of joining the Board*
Travel Accident Insurance	$1,000,000
Director Education	Reimbursed for costs and expenses

*	Each non-employee director has exceeded the stock ownership guidelines.

The Governance Committee reviews publicly available data for the companies that comprise the peer group we use for benchmarking executive compensation. In June 2012, it determined that the Corporation’s director compensation program was below the median or market for director compensation overall. Based on this information, the Board approved an increase in the annual retainer from $220,000 (established in 2006) to $260,000. A prorated portion of the increase attributable to the remaining six months of 2012 ($20,000) was paid in cash in the second half of 2012, with the full increase taking effect on January 1, 2013. The non-employee director annual retainer of $260,000 (not including Lead Director or committee chairman fees) will be paid 50% in cash and 50% in equity.

The cash portion of the non-employee director retainer is paid quarterly. The Directors Equity Plan governs the equity portion of the non-employee director retainer. For 2013, each non-employee director had the opportunity to elect to receive:

•	A number of stock units with an aggregate grant date fair value of $130,000 on January 28, 2013; or

•	Options to purchase a number of shares of Lockheed Martin common stock, which options had an aggregate grant date fair value equal to $130,000 on January 28, 2013; or

•	A combination of stock units with an aggregate grant date fair value equal to $65,000 and options to purchase a number of shares of Lockheed Martin common stock which options had an aggregate grant date fair value equal to $65,000 on January 28, 2013.

The Directors Equity Plan provides that a director eligible for retirement at the next Annual Meeting receives a prorated grant (one-third) for the four months of service prior to the Annual Meeting. Except in certain circumstances, options and stock units vest 50% on June 30 and 50% on December 31 following the grant date. Upon a change in control or a director’s retirement, death, or disability, the director’s stock units and outstanding options become fully vested, and the director has the right to exercise the options. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum, or in annual installments over a period of up to 20 years. Prior to distribution, a director has no voting, dividend, or other rights with respect to the stock units held under the Directors Equity Plan, but is credited with additional stock units representing dividend equivalents (converted to stock units based on the closing price of our stock on the dividend payment dates). The options have a term of ten years.

The Directors Equity Plan provides that the grants are made with respect to a calendar year on the second business day following the later of (i) the date of the first regular meeting of the Board in each calendar year, or (ii) the date on which the Corporation publicly releases its financial results for the previous calendar year; provided that if the second business day is later than February 15, the award date is February 15 (or the next business day if February 15 is not a business day). The exercise price (in the case of option grants) is the closing price of our stock on the NYSE on the date of grant.

The Lockheed Martin Corporation Directors’ Deferred Compensation Plan (“Directors’ Deferred Compensation Plan”) provides non-employee directors the opportunity to defer up to 100% of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of: (i) the interest rate under the CAS 415 rate; (ii) the investment options available under the employee deferred compensation plans; or (iii) our company stock (with dividends reinvested), at the director’s election. The CAS 415 rate option was closed to new deferrals on July 1, 2009; amounts deferred before that date may continue to use the CAS 415 rate until such time as they are transferred to another available earnings option under the plan. Deferred fees are distributed in a lump sum or in up to 15 annual installments commencing at a time designated by the director following termination.

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2013. Mr. Stevens and Ms. Hewson did not receive separate compensation for service as a director.

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2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Nolan D. Archibald	142,500	130,000	0	10,000	282,500
Rosalind G. Brewer	130,000	130,000	0	5,000	265,000
David B. Burritt	150,000	65,000	65,000	2,048	282,048
James O. Ellis, Jr.	142,500	130,000	0	12,271	284,771
Thomas J. Falk	130,000	130,000	0	11,949	271,949
Gwendolyn S. King	142,500	130,000	0	10,489	282,989
James M. Loy	130,000	130,000	0	1,288	261,288
Douglas H. McCorkindale	167,500	65,000	65,000	9,886	307,386
Joseph W. Ralston	130,000	130,000	0	809	260,809
Anne Stevens	142,500	130,000	0	2,035	274,535

Fees Earned or Paid in Cash (Column (b))

Represents the aggregate dollar amount of 2013 fees earned or paid in cash for services as a director, including annual retainer fees, committee chairman fees, and Lead Director fees.

Stock Awards (Column (c))

Represents the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock units in 2013 under the Directors Equity Plan. The grant date fair value is the closing price of our stock on the date of grant (January 28, 2013) ($89.32). For 2013, each of Mr. Archibald, Mrs. Brewer, Mr. Ellis, Mr. Falk, Mrs. King, Mr. Loy, Mr. Ralston, and Ms. Stevens was credited with 1,455 stock units with an aggregate grant date fair value of $130,000; each of Mr. Burritt and Mr. McCorkindale was credited with 728 stock units with an aggregate grant date fair value of $65,000. The outstanding number of stock units credited to each director under the Directors Equity Plan (and the comparable plan in place prior to January 1, 2009), as of December 31, 2013, were Mr.Archibald 18,906; Mrs. Brewer 4,026; Mr. Burritt 4,365; Mr. Ellis 14,183; Mr. Falk 5,403; Mrs. King 26,852; Mr. Loy 12,971; Mr. McCorkindale 11,053; Mr. Ralston 17,342; and Ms. Stevens 15,981. The outstanding number of stock units credited under the Lockheed Martin Corporation Directors’ Deferred Stock Plan (“Directors’ Deferred Stock Plan”) as of December 31, 2013, was 1,439 for Mrs. King. Effective May 1, 1999, no additional shares may be awarded under the Directors’ Deferred Stock Plan.

Option Awards (Column (d))

Represents the aggregate grant date fair value computed in accordance with ACS 718 of the options granted to Mr. Burritt and Mr. McCorkindale in 2013. We awarded each of Mr. Burritt and Mr. McCorkindale 6,329 options with an aggregate grant date fair value of $65,000. The grant date fair value for options granted ($10.27 per share) is based on the closing price of our stock on the date of grant and the Black-Scholes methodology using the following assumptions:

Closing price	$89.32
Grant date fair value	$10.27
Risk-free interest rate	0.86%
Dividend yield	5.60%
Volatility factors	0.271
Expected option life	5 years

The aggregate outstanding number of stock options held by each director, as of December 31, 2013, was Mr. Burritt 8,230 and Mr. McCorkindale 34,229. The grant date fair value for options remains the same through the vesting period and no adjustment is made to reflect an increase or decrease in our stock price.

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All Other Compensation (Column (g))

Perquisites and other personal benefits provided to directors did not exceed $10,000. All other compensation includes matching contributions made to eligible universities, colleges, and other non-profit organizations under the Corporation’s matching gift programs. The Corporation’s matching contribution includes the following charitable contributions made in 2013 or to be made by the Corporation in 2014 to match a contribution or activity in the prior year: Mr. Archibald $10,000; Mrs. Brewer $5,000; Mr. Ellis $11,000; Mr. Falk $10,000; Mrs. King $10,000; Mr. Loy $500; and Mr. McCorkindale $9,500. The matching gift programs are the same as the programs generally available to employees. Other amounts include tax assistance on travel expenses for a spouse accompanying a director while on business travel.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table shows Lockheed Martin common stock beneficially owned by and stock units credited to each NEO, director, nominee and all NEOs, directors, nominees, and other executive officers as a group as of February 3, 2014. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. No director, nominee, or NEO, individually or as a group, beneficially owned more than one percent of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged. The address of each director, nominee, and executive officer is c/o Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

	Common		Stock
Name	Stock[1,2]		Units	*	Total
Daniel F. Akerson**	0		0		0
Nolan D. Archibald	18,906		884	[6]	19,790
Sondra L. Barbour	123,640		24,039	[8,9,10]	147,679
Rosalind G. Brewer	4,026		2,729	[6,7]	6,755
David B. Burritt	13,340		10,173	[6,7]	23,513
James O. Ellis, Jr.	14,383		884	[6]	15,267
Thomas J. Falk	5,250	[3]	6,287	[6]	11,537
Marillyn A. Hewson	217,839		84,169	[8,9,10]	302,008
Gwendolyn S. King	703	[4]	29,174	[6,11]	29,877
Maryanne R. Lavan	63,292		37,157	[8,9,10]	100,449
James M. Loy	0		13,855	[6]	13,855
Douglas H. McCorkindale	36,401		25,820	[6,7]	62,221
Joseph W. Ralston	17,342		884	[6]	18,226
Anne Stevens	15,981		884	[6]	16,865
Robert J. Stevens	999,226	[5]	114,462	[8,9,10]	1,113,688
Bruce L. Tanner	301,304		50,600	[8,9,10]	351,904
All directors, nominees and executive officers as a group (23 individuals including those named above)	2,007,000		544,833		2,551,833
*	Does not include PSUs.
**	Mr. Akerson joined the Board on February 27, 2014 and did not own any common stock or stock units as of the date of this table.
(1)	Includes common stock not currently owned but which could be acquired within 60 days following February 3, 2014 through the exercise of stock options for Ms. Barbour 117,057; Mr. Burritt 8,230; Ms. Hewson 212,524; Ms. Lavan 58,718; Mr. McCorkindale 34,229; Mr. Stevens 764,194; and Mr. Tanner 266,039. Includes shares payable at termination with respect to vested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 18,906; Mrs. Brewer 4,026; Mr. Ellis 14,183; Mr. Ralston 17,342; and Ms. Stevens 15,981. Units for which a director has elected payment in cash are reported in the “Stock Units” column. There are no voting rights associated with stock units.
(2)	Includes shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan for Ms. Barbour 881 (includes 868 shares attributable to spouse as plan participant); Ms. Hewson 340; Ms. Lavan 531; Mr. Stevens 284; and Mr. Tanner 2,148. Participants have voting power and investment power over the shares.
(3)	Represents shares beneficially owned by Mr. Falk and his spouse through a family limited partnership.
(4)	Represents shares held jointly by Mrs. King and her spouse with shared voting or investment power.
(5)	Includes 5,000 shares held jointly by Mr. Stevens and his spouse with shared voting or investment power.
(6)	Includes stock units under the Directors Equity Plan for Mr. Burritt 5,249; Mr. Falk 6,287; Mrs. King 27,736; and Mr. Loy 13,855 for which directors have elected to receive distributions of units in the form of cash. Includes shares payable at termination with respect to unvested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 884; Mrs. Brewer 884; Mr. Ellis 884; Mr. McCorkindale 11,937; Mr. Ralston 884; and Ms. Stevens 884. There are no voting rights associated with stock units.
(7)	Includes stock units under the Directors’ Deferred Compensation Plan representing deferred cash compensation for Mrs. Brewer 1,845; Mr. Burritt 4,923; and Mr. McCorkindale 13,883. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.
(8)	Includes stock units attributable to the participant’s account under the DMICP (including units credited under the LTIP awards) for Ms. Barbour 5,958; Ms. Hewson 14,669; Ms. Lavan 9,320; Mr. Stevens 64,584; and Mr. Tanner 14,254. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of February 3, 2014. There are no voting rights associated with stock units.
(9)	Includes stock units attributable to the participant’s account under the NQSSP for Ms. Barbour 1,235; Ms. Hewson 1,795; Ms. Lavan 1,481; Mr. Stevens 5,938; and Mr. Tanner 3,134. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.
(10)	Includes unvested RSUs for Ms. Barbour 16,846; Ms. Hewson 67,705; Ms. Lavan 26,356; Mr. Stevens 43,939; and Mr. Tanner 33,212. The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.
(11)	Includes stock units under the Directors’ Deferred Stock Plan for Mrs. King. There are no voting rights associated with stock units.

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Security Ownership of Certain Beneficial Owners

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, or the right to acquire securities that may be voted or disposed of, regardless of any economic interest in the securities. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address	Amount of Common Stock	Percent of Outstanding Shares
State Street Corporation and State Street	57,729,353	18.0
Bank and Trust Company[1]
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Capital World Investors[2]	36,560,237	11.4
333 South Hope Street
Los Angeles, CA 90071
BlackRock, Inc.[3]	16,065,527	5.0
40 East 52nd Street
New York, NY 10022
(1)	As reported on a Schedule 13G/A filed on February 3, 2014 by State Street Corporation (“State Street”) and State Street Bank and Trust Company. State Street Bank and Trust Company beneficially owns 51,299,024 of the 57,729,353 shares held by State Street and its direct and indirect subsidiaries, acting in various capacities, and therefore beneficially owns 16% of the Corporation’s outstanding shares. Both State Street and State Street Bank and Trust Company have sole voting power with respect to 2,019,975 shares. State Street has shared voting power with respect to 55,709,378 shares, and State Street Bank and Trust Company has shared voting power with respect to 49,279,049 shares. State Street has shared dispositive power with respect to 57,729,353 shares and State Street Bank and Trust Company has shared dispositive power with respect to 51,299,024 shares. State Street Bank and Trust Company holds 46,673,681 of its 51,299,024 shares as trustee, independent fiduciary and/or investment manager for various Lockheed Martin employee benefit plans. In this capacity, State Street Bank and Trust Company has dispositive power and voting power over the shares in certain circumstances.
(2)	As reported on a Schedule 13G/A filed on February 13, 2014 by Capital World Investors, a division of Capital Research and Management Company (“Capital World”). Capital World had sole voting power with respect to 36,560,237 shares and sole dispositive power with respect to 36,560,237 shares of which it is deemed to be the beneficial owner as a result of Capital World’s acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(3)	As reported on a Schedule 13G filed on January 29, 2014 by BlackRock, Inc. BlackRock, Inc. and its subsidiaries had sole dispositive power with respect to 16,065,527 shares and sole voting power over 14,074,278 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE, and with us. Based solely on our review of copies of forms and written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2013, with the exception of amended Form 4s filed on behalf of each of Maryanne R. Lavan and Dale P. Bennett on March 12, 2013, to report voluntary deferrals of long-term incentive performance award payments into stock units that were inadvertently omitted from the officers’ respective Form 4s filed in respect of other reportable transactions due to an administrative error.

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STOCKHOLDER PROPOSALS

The stockholders identified below have submitted the following proposals to be voted upon at the Annual Meeting. In accordance with SEC rules, we are reprinting the proposals and supporting statements as they were submitted to us. The Corporation is not responsible for the contents thereof or any inaccuracies they may contain.

Proposal 5:	Stockholder Proposal by John Chevedden

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of no less than 100 shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that he intends to present the following proposal at this year’s Annual Meeting:

Proposal 5 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

This proposal should also be more favorably evaluated due to the deficiencies in our company’s F-35 fighter program as reported in 2013:

The Pentagon’s inspector general recorded hundreds of serious problems with the production of Lockheed’s F-35 fighter, a considerable setback for a program already mired in delays and saddled with an enormous price tag of $1.5 trillion. The DoD’s watchdog warned that the litany of manufacturing mistakes and quality control concerns would reduce the aircraft’s effectiveness and add considerably to the program’s projected $1.5 trillion cost.

The inspector general discovered 363 issues with Lockheed Martin and five other contractors. Most problems concerned faulty designs and sloppy production. One subcontractor failed to properly protect the aircraft’s landing gear from corrosion in high-humidity environments. Lockheed Martin workers violated procedure by gluing fasteners to a wing without gloves, potentially contaminating the adhesive.

The F-35 program has been a major headache for the Pentagon since its inception in 2001, with 150 incomplete aircraft produced and contractors running vastly over-budget while failing to meet deadlines or develop essential systems.

This proposal should also be more favorably evaluated due to the deficiencies in our company’s corporate governance:

GMI Ratings gave our company an F for its board and for executive pay - $35 million for Robert Stevens. Douglas McCorkindale, our Lead Director, received high negative votes. James Ellis was potentially overboarded with seats on 4 boards. Gwendolyn King, at age 72 and with 18-years excessive tenure, was negatively flagged due to her Marsh & McLennan board tenure when Marsh was sued for alleged bid rigging, price fixing, and kickbacks.

GMI said our company had come under investigation, or been subject to fine, settlement or conviction for issues related to securities fraud. A senior executive had been dismissed or faced criminal or other prosecution for personal misconduct or misrepresentation. Forensic accounting ratios related to revenue recognition that have extreme values either relative to industry peers or to the company’s own history.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent – Proposal 5

Board of Directors Statement in Opposition to Proposal 5

Your Board believes that the proposed stockholder written consent arrangement is not appropriate for a widely-held public company and is unnecessary in light of our existing corporate governance practices and our active engagement with stockholders. In fact, this same written consent proposal was considered by our stockholders in two of the last three years and was rejected by a wide margin.

Requiring that all stockholder business be acted upon at a meeting is an inherently more structured, democratic and open process than the proposed arrangement and helps to ensure the accuracy and completeness of information presented to stockholders for their consideration. The Board believes that matters which are sufficiently important to require stockholder approval should be communicated in advance, so that they can be considered and voted upon by all stockholders based on appropriate and timely disclosure.

Stockholders have a number of ways to communicate concerns and influence oversight of the Corporation.

•	All directors are elected annually by stockholders by a majority of votes cast for uncontested elections.

•	To ensure that stockholders have an opportunity to raise important issues between annual meetings, the Corporation engages directly with its most significant stockholders throughout the year to seek

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their views on important corporate governance matters and all stockholders may contact the Lead Director individually or the non-management directors as a group at any time (see page 88).

•	In addition, our Bylaws provide that an individual stockholder beneficially owning shares entitled to cast 10% or more of the votes at a meeting, or a group of stockholders beneficially owning shares entitled to cast 25% or more of such votes can cause the Corporate Secretary to call a special meeting.

We impose no restrictions on the timing of special meetings and the only restriction as to the subject matter is that, unless requested by stockholders entitled to cast a majority of all votes, a special meeting need not be held to consider a matter that is substantially the same as a matter voted upon at any special meeting held within the previous 12 months. Our Bylaws require minimum advance notice and disclosures regarding the matters to be presented and voted upon at meetings, as well as relevant information about the interests of the proponents of such actions. Stockholder action through meetings in this manner provides the Board with the opportunity to consider stockholder proposals carefully and make appropriate recommendations to stockholders regarding the proposals.

By contrast, allowing stockholders to act by less than unanimous written consent circumvents the deliberative process and allows stockholders to take action without complying with the procedural safeguards inherent in the stockholder meeting process. The proposed arrangement provides greater opportunity for abuse:

•	It encourages short-term stock ownership manipulation by a small group of investors to advance a special agenda that may be contrary to the long-term best interests of the Corporation and its stockholders.

•	It may result in frequent special interest demands that distract management and the Board and may result in significant administrative burdens and expense.

•	It may create confusion because multiple groups of stockholders would be able to solicit written consents simultaneously, some of which may be duplicative or contradictory.

•	It deprives stockholders of (i) the opportunity to deliberate in a transparent manner, or even to receive accurate and complete information, (ii) the ability to present their own views on a particular issue, and (iii) the benefit of hearing the views of other stockholders and the Board on important issues.

Our approach limits the potential abuse that is inherent in the written consent process by providing stockholders with the ability to participate in a meaningful, deliberative and democratic process.

The Board believes that our current governance structure strikes an appropriate balance between permitting stockholders to raise important matters at any time and ensuring that all stockholders are afforded an opportunity for meaningful participation in a deliberative and democratic process based on accurate and complete public disclosure. As has been its practice, the Board will continue to review best corporate governance practices and adopt those practices that it believes, in light of specific circumstances, serve the best interests of the Corporation.

The Board of Directors recommends a vote AGAINST Proposal 5.

Proposal 6:	Stockholder Proposal by the American Federation of Labor and Congress of Industrial Organizations Reserve Fund

The American Federation of Labor and Congress of Industrial Organizations Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, the beneficial owner of 201 shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that it intends to present the following proposal at this year’s Annual Meeting:

RESOLVED: Shareholders of Lockheed Martin Corporation (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants.

The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT:

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans.

Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases.” (http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

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In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term. We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

For example, our Company’s share ownership guidelines require its CEO to hold shares equal to six times base salary, equal to $10.8 million in 2012. In comparison, our Company granted its former CEO Robert Stevens equity awards with total grant date fair value of $7.2 million in 2012. Because unvested RSUs, unvested PSUs at target, deferred bonuses and stock units held in the 401(k) plan count toward the requirements, the ownership guidelines for the CEO can be easily satisfied in just one or two years.

We urge shareholders to vote FOR this proposal.

Board of Directors Statement in Opposition to Proposal 6

Your Board supports meaningful long-term executive stock ownership that aligns the interests of our executives and stockholders without encouraging undue risk taking or risk avoidance. To achieve these objectives, we have adopted guidelines that require our executives to maintain a significant equity ownership in the Corporation and provide executive compensation arrangements in the form of equity incentives. However, we believe that stock ownership guidelines must strike an appropriate balance to enable our executives to prudently diversify their assets. Our existing policies achieve this goal.

The Corporation has long recognized the benefits of aligning stockholder interests with those of our employees generally by facilitating employee equity ownership. We provide for the “company match” in our U.S. salaried 401(k) plans (including those covering our executives) to be made in company stock and almost all employees are able to direct a portion of their retirement plan accounts into company stock. For our executives, a significant portion of their compensation opportunity is performance-based or is directly tied to changes in our stock price (see CD&A discussion about our “Core Compensation Elements” on page 44).

Our existing executive stock ownership requirements, which were last revised in 2012, provide that officers must maintain a significant equity interest in the Corporation based on the following multiples of their base salary.

Multiple of
Position	Base Salary
Chairman, President and Chief Executive Officer	Six times
Chief Financial Officer	Four times
Executive Vice Presidents	Three times
Corporate Senior Vice Presidents	Two times

Each officer must attain the specified retention level within five years of their election and must maintain this level of ownership while in office. All of our named executive officers exceeded our ownership requirements as of the date of this proxy statement, and our Chairman, President and Chief Executive Officer exceeded these requirements by a significant margin. To further align stockholder and executive interests, we prohibit both hedging and pledging of Lockheed Martin stock by all employees and directors. This approach to executive stock ownership is consistent with the overwhelming majority of companies.

The proposed executive stock ownership policy does not strike an appropriate balance. If we were to adopt a policy that required executives to retain 75% of the net after-tax shares associated with all equity incentive arrangements, many of our executives would not be able to maintain an appropriate level of diversification in their personal financial planning. This requirement could adversely affect our ability to attract and retain executives and could result in premature departures of executives who otherwise desired to maintain an appropriate level of diversification as they approached retirement. In addition, having so much of one’s net worth tied up in our stock could affect an executive’s attitude towards risk in unpredictable ways that may be inconsistent with the long-term interests of the Corporation and its stockholders.

The Board believes that our existing compensation structure and policies strike the right balance by aligning stockholders’ and executives’ interests and by focusing on the long-term interests of the Corporation while managing the risks associated with executive stock ownership. The Board will continue to review our executive compensation arrangements to ensure that they reflect best practices and will adopt those practices that it believes serve the long-term best interests of the Corporation.

The Board of Directors recommends a vote AGAINST Proposal 6.

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Proposal 7:	Stockholder Proposal by the City of New York Pension Funds

The Comptroller of the City of New York, Municipal Building, One Centre Street, Room 629, New York, New York 10007-2341, as the custodian and trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and custodian of the New York City Board of Education Retirement System (the “Systems”), each as beneficial owner of shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that it intends to present the following proposal at this year’s Annual Meeting:

RESOLVED: The shareholders of Lockheed Martin Corp. (“Lockheed”) urge the Board of Directors to amend Lockheed’s Clawback Policy for Executive Incentive Compensation (the “Policy”) by providing that the Board’s Management Development and Compensation Committee (the “Committee”) will (a) review, and determine whether to seek recoupment of, incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, (i) there has been misconduct resulting in a violation of law or Lockheed policy that causes significant financial or reputational harm to Lockheed and (ii) the senior executive either committed the misconduct or failed in his or her responsibility to manage or monitor conduct or risks; and (b) disclose to shareholders the circumstances of any recoupment. The Policy should also provide that if no recoupment under the Policy occurred in the previous fiscal year, a statement to that effect will be included in the proxy statement.

“Recoupment” includes (a) recovery of compensation already paid and (b) forfeiture, recapture, reduction or cancellation of amounts awarded or granted to an executive over which Lockheed retains control. These amendments should operate prospectively and be implemented in a way that does not violate any contract, compensation plan, law or regulation.

SUPPORTING STATEMENT:

Lockheed is subject to U.S. Government investigations that could result in fines, penalties, or debarment from eligibility for future federal contracts. In 2012, Lockheed paid $15.9 million to settle allegations it mischarged the federal government for tools used on a military contract. Such resolutions can cause reputational as well as direct financial harm.

As long-term shareholders, we believe compensation policies should promote sustainable value creation. We agree with former GE general counsel Ben Heineman Jr. that recoupment policies with business-related misconduct triggers are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.”(http://blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks/)

Currently, Lockheed’s Policy gives the Board discretion to recover incentive compensation only if it determines that “any elected officer’s intentional misconduct, gross negligence, or failure to report another’s intentional misconduct or gross negligence (a) was a contributing factor to the Corporation having to restate any of its financial statements…; or (b) constituted fraud, bribery or other illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted the Corporation’s financial position or reputation.”

In our view, significant damage can be caused by misconduct that does not necessitate a financial restatement, and it may be appropriate to hold accountable a senior executive who did not commit misconduct but who failed in his or her management or monitoring responsibility. Our proposal gives the independent Committee discretion to decide whether recoupment is appropriate in particular circumstances.

Finally, shareholders cannot monitor enforcement without disclosure. We are sensitive to privacy concerns, and urge Lockheed to adopt a policy that does not violate privacy expectations (subject to laws requiring fuller disclosure).

We urge shareholders to vote FOR this proposal.

Board of Directors Statement in Opposition to Proposal 7

Your Board believes that management should be accountable for its actions and should not profit by illegal or other activity that adversely affects the Corporation and its stockholders. It is for these reasons that the Board adopted a clawback policy in 2008. Since that time, our annual and long-term incentive grants and our annual incentive plan have included the right to recoup compensation in the event that an employee participates in or knows of and fails to report certain bad acts.

It is important to understand that clawback of incentive compensation is only one of the tools available to the Board and management. Our policy reflects the Board’s view that a clawback is an extreme remedy and that an appropriately balanced policy should contain sufficient detail so as to inform employees as to what activity is prohibited and could subject them to a clawback. The policy covers a broad range of financial and other misconduct that could be detrimental to the Corporation and its stockholders. Understanding the Board’s expectations is, in our view, an important deterrent to undesirable behavior.

The proponent’s policy is less specific than our policy and may be viewed as narrower than ours in many important respects. The chart below compares the two policies.

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	Current Lockheed Martin Policy		Stockholder Proposal Policy
Covered Employees	All employees receiving performance-based long-term incentive awards and elected officers receiving annual incentive compensation – approximately 320 employees.		Senior executives.
Covered Conduct	•	Intentional misconduct,	•	Misconduct, or
	•	Gross negligence, or	•	Failure of individual in position of responsibility to manage or monitor conduct or risks.
	•	Failure to report another’s intentional misconduct or gross negligence.
Conduct Triggers	•	Intentional misconduct or gross negligence was a contributing factor to financial restatement for any period.	•	Misconduct resulting in a violation of law or Lockheed Martin policy that causes significant financial or reputational harm to Lockheed Martin.
	•	Fraud, bribery or any other illegal act committed by the individual or contributed to the individual’s covered conduct which adversely impacted the Corporation’s financial position or reputation.	•	Senior executive either committed the misconduct or failed in his or her responsibility to manage or monitor conduct or risk.
	•	Other circumstances specified by final regulation issued by the SEC entitling Lockheed Martin to recapture or clawback benefits and proceeds.
	•	Breach of covenants restricting conduct following termination of employment (non-compete, non-solicit, protection of confidential information (applies to long-term incentives only)).
Amount Subject to Recovery	•	The Board may seek to recover or require reimbursement of incentive performance and equity awards, including annual management incentive compensation (or bonus) awards, long-term incentive performance awards, stock options, restricted stock awards, and stock units.	•	Recoupment of incentive compensation paid, granted or awarded.
	•	May include recoupment of money or shares, immediate forfeiture of unvested awards, and cancellation of outstanding vested awards.

Although our policy does not contain a specific provision regarding the responsibilities of managers, we believe that our policy’s coverage of actions contributing to another’s misconduct provides sufficient authority for the Board to seek a clawback where a manager fails to monitor conduct or risk appropriately. Our policy’s authority to seek a clawback against those employees who know of improper activity and fail to report the activity in many instances would cover both managers and peers.

The determination as to whether clawback disclosure is appropriate should be made by the Corporation in a manner consistent with its disclosure policies and procedures as they exist from time to time and should be based on the specific circumstances of any such recoupment, including a consideration of the amounts involved, the level of the employee involved and the nature of the conduct. At the current time, efforts to recoup payments from senior level executives likely would be related to actions requiring disclosure under federal securities laws. These circumstances would include termination of employment, financial restatement, or changes in an executive officer’s compensation. We expect the SEC to issue rules implementing the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Until a broader disclosure requirement applicable to all public companies is adopted by the SEC, it is appropriate to defer the decision on revising our policy to mandate clawback disclosure.

The Board believes that our existing policy strikes an appropriate balance. It establishes appropriate standards for recoupment of incentive compensation while providing sufficient detail to appropriately inform and motivate employees. Adopting the proponent’s policy would create uncertainty without any significant enhancement to the Board’s existing authority to seek a clawback. It is for these reasons that we recommend a vote against this proposal.

The Board of Directors recommends a vote AGAINST Proposal 7.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Do I need an admission ticket to attend the Annual Meeting?

Yes. You must present both an admission ticket or proof of ownership and valid photo identification to attend the Annual Meeting.

•	If you received these materials by mail, your admission ticket is attached to your proxy card. Please detach the ticket and bring it with you to the meeting.

•	If you vote electronically through the Internet, you can print an admission ticket from the online site.

•	If you hold shares through an account with a bank or broker, contact your bank or broker to request a legal proxy from the owner of record to vote your shares in person. This will serve as your admission ticket.

•	A recent brokerage statement or letter from your broker showing that you owned Lockheed Martin common stock (referred to as “common stock” or “stock”) in your account as of February 21, 2014 (the “Record Date”), also serves as an admission ticket.

If you do not have an admission ticket or proof of ownership and valid photo identification, you will not be admitted into the Annual Meeting.

Will there be a webcast of the Annual Meeting?

Yes. We will webcast the Annual Meeting live on April 24, 2014. To access the webcast, go to http://www.lockheedmartin.com/investor at 10:30 a.m. Central Daylight Savings Time, on April 24, 2014. Stockholders who wish to access the webcast should pre-register on our website no later than 10:00 a.m., Central Daylight Savings Time. Listening to our Annual Meeting webcast will not represent attendance at the meeting, and you will not be able to cast your vote as part of the live webcast.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on February 21, 2014 are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 319,268,892 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Direct Invest, our dividend reinvestment and stock purchase plan, or through our employee benefit plans. Your proxy card shows the number of shares held in your account(s).

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “registered stockholder” of those shares. We mail the Proxy Materials and our Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Proxy Materials and our Annual Report were forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the mailing.

Employees with shares allocated in an employee benefit plan account will vote shares allocated to their benefit plan account electronically and will not receive a paper mailing for those shares. Employees should review the information on procedures for voting by employees on page 85.

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What am I voting on and what are the Board’s voting recommendations?

Our stockholders will be voting on the following proposals:

Proposal	Description	Board’s Voting Recommendations
1	Election of 12 director-nominees	FOR all nominees
2	Ratification of appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors	FOR Proposal 2
3	Advisory vote to approve the compensation of our NEOs (“Say-on-Pay”)	FOR Proposal 3
4	Management proposal to amend the Corporation’s Amended and Restated 2011 Incentive Performance Award Plan to authorize and reserve 4,000,000 additional shares	FOR Proposal 4
5 – 7	Stockholder proposals	AGAINST Proposals 5 – 7

Can other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (who are named on your proxy card if you are a registered stockholder) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone, or by mail.

What is the procedure for voting?

•	If your shares are registered in your name, you can vote using any of the methods described below.

•	If your shares are held in the name of a broker, bank, or other nominee, your nominee will provide you with instructions on the procedure for voting your shares. Employees with shares allocated in an employee benefit plan account should review the information on procedures for voting by employees on page 85.

•	If you hold shares in multiple accounts, you may receive multiple proxy material packages (electronically and/or by mail). Please be sure to vote all of your Lockheed Martin shares in each of your accounts in accordance with the voting instructions you receive.

By Internet or Telephone

You can vote your shares via the Internet at http://www.investorvote.com. Please have your proxy card in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.

You can vote your shares by telephone by calling toll free 1-800-652-8683 within the U.S., Canada, and Puerto Rico, or 1-781-575-2300 from outside the U.S. Please have your proxy card in hand when you call. You will have an opportunity to confirm your voting selections before your vote is recorded.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 1:00 a.m., Eastern Daylight Savings Time, on April 24, 2014. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.

The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail

Mark, date, and sign the proxy card and return it in the postage-paid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

If you want to vote in accordance with the Board’s recommendations, sign, date, and return the proxy card. The named proxy holders will vote signed but unmarked proxy cards in accordance with the Board’s recommendations.

If you are a registered stockholder, and the postage-paid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Investor Services, P.O. Box 43116, Providence, RI 02940.

QR Code

Scan the QR code to vote with your mobile device.

In Person at the Annual Meeting

All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone, by mobile device (via QR Code), or by mail does not limit your right to vote at the Annual Meeting. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legal proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

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Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

•	Returning a signed proxy card with a later date.

•	Authorizing a new vote electronically through the Internet or by telephone.

•	Delivering a written revocation of your proxy to the Senior Vice President, General Counsel and Corporate Secretary at Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817 before your original proxy is voted at the Annual Meeting.

•	Submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank, or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

•	FOR the election of 12 director-nominees listed in Proposal 1.

•	FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the 2014 fiscal year (Proposal 2).

•	FOR the advisory vote to approve the compensation of our NEOs (Proposal 3).

•	FOR management’s proposal to amend the Corporation’s Amended and Restated 2011 Incentive Performance Award Plan to authorize and reserve 4,000,000 additional shares (Proposal 4).

•	AGAINST the stockholder proposals (Proposals 5, 6 and 7).

•	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How do I vote if I participate in one of the Corporation’s 401(k) or defined contribution plans?

As a participant in one of our employee 401(k) or defined contribution plans, you can direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction or instruction card, by telephone, or electronically through the Internet. Most active employees who participate in these benefit plans will receive an email notification announcing Internet availability of this Proxy Statement and how to submit voting directions.

If you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants may attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares no later than 11:59 p.m., Eastern Daylight Savings Time, on April 21, 2014.

How many shares must be present to hold the Annual Meeting?

In order for us to lawfully conduct business at our Annual Meeting, a majority of the shares outstanding and entitled to vote as of February 21, 2014 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, by telephone, or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don’t provide my proxy or instruction card?

Registered Stockholders

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.

Plan Participants

If you are a participant in one of our employee 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements.

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Beneficial Owners

If you hold shares through an account with a broker and you do not provide voting instructions, under NYSE rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst &Young LLP (Proposal 2) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal even if you do not provide voting instructions. Proposals 1, 3, 4, 5, 6 and 7 are not considered routine matters, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

Multiple Forms of Ownership

The Corporation cannot provide a single proxy or instruction card for stockholders who own shares as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. For each of Proposals 2, 3, 4, 5, 6 and 7, the affirmative vote of a majority of the votes cast is required to approve the proposal.

Proposals 2, 3, 5, 6 and 7 are advisory and non-binding. The Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect for the vote on any proposal.

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors, and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

Who will count the votes?

Representatives of Computershare will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Corporation in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099, or account statements.

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If you are eligible for householding, but received multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact Computershare, Shareholder Relations, P.O. Box 30170, College Station, TX 77842-3170, or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Annual Report or Proxy Statement at this time or in the future, we will provide you with a separate copy. To obtain this copy, please contact Computershare as indicated above. If you own shares through a broker, bank, or other nominee, you should contact the nominee concerning householding procedures.

To vote all of your shares, you must submit a proxy or voting instruction card for each account, (employee benefit plan shares, registered shares, and beneficially-owned shares). Accordingly, you will receive a separate solicitation and proxy for each type of account in which shares are held.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Shareholder Direct at 1-800-568-9758, or by accessing the Corporation’s website at http://www.lockheedmartin.com/investor.

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at http://www.lockheedmartin.com/investor. Subject to the “householding” procedures above, all stockholders will receive paper copies of the Proxy Statement, proxy card, and Annual Report by mail unless the stockholder has consented to electronic delivery or is an employee with shares allocated in an employee benefit plan. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information regarding Lockheed Martin.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future Annual Reports and Proxy Statements on the Internet only and not receive copies in the mail by visiting Shareholder Services at http://www.lockheedmartin.com/investor and completing the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless withdrawn. Withdrawal procedures also are at this website.

Most active employees who participate in the Corporation’s savings plans will receive an email notification announcing Internet availability of the Annual Report and Proxy Statement. A paper copy will not be provided unless requested by the employee following the instruction in the email notification.

Who pays the cost of this proxy solicitation?

The Corporation pays the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by Internet, by telephone, by mail, or in person. We may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send Proxy Materials to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify related records at a fee of $45,000, plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, Internet, or other means. Stockholders are requested to return their proxies without delay.

How do I submit a proposal for the Annual Meeting of Stockholders in 2015?

Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2015 Annual Meeting and for inclusion in the 2015 Proxy Statement should send their proposal to Lockheed Martin Corporation, Attention: Senior Vice President, General Counsel and Corporate Secretary, 6801 Rockledge Drive, Bethesda, MD 20817.

Proposals must be received no later than November 14, 2014 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the Proxy Statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2015 Annual Meeting.

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Our Bylaws also require advance notice of any proposal by a stockholder to be presented at the 2015 Annual Meeting that is not included in our Proxy Statement and on the proxy card, including any proposal for the nomination of a director for election.

To be properly brought before the 2015 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received between the dates of October 15, 2014 and November 14, 2014, inclusive. A notice of a stockholder proposal must contain the information required by our Bylaws about the matter to be brought before the annual meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. We reserve the right to reject proposals that do not comply with these requirements. A list of the information which is required to be included with a stockholder proposal may be found in Section 1.10 of our Bylaws at http://www.lockheedmartin.com/corporate-governance.

How can I contact the Corporation’s non-management directors?

Stockholders and all interested parties may communicate with the Lead Director or with the non-management directors as a group. If you wish to raise a question or concern to the Lead Director or the non-management directors as a group, you may do so by writing to the Lead Director by email at Lead.Director@lmco.com.You also may write to the Lead Director or Non-Management Directors, c/o Senior Vice President, General Counsel and Corporate Secretary, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Our Senior Vice President, General Counsel and Corporate Secretary or her delegate reviews all correspondence sent to the Board. The Board has authorized our Senior Vice President, General Counsel and Corporate Secretary or her delegate to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfers, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls, or auditing matters are brought to the attention of the Audit Committee. All other correspondence is forwarded to the Lead Director who determines whether distribution to the full Board for review is appropriate. Any director may, at any time, review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Corporation’s website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Corporation and our corporate governance practices at http://www.lockheedmartin.com/corporate-governance. Our website contains information about our Board, Board committees, Charter and Bylaws, Code of Ethics and Business Conduct, Corporate Governance Guidelines, and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

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ADDITIONAL INFORMATION AND OTHER MATTERS

Appendix A:	Definition of Non-GAAP (Generally Accepted Accounting Principles) Measures

This Proxy Statement contains financial measures that are not calculated in accordance with GAAP (non-GAAP financial measures). While we believe that these non-GAAP financial measures may be useful in evaluating Lockheed Martin, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definitions for non-GAAP measures may differ from similarly titled measures used by other companies or analysts.

Segment Operating Profit

Segment Operating Profit represents the total earnings from our business segments before unallocated income and expense, interest expense, and income tax expense. This measure is used by our senior management in evaluating the performance of our business segments.

The caption “Unallocated Expenses, Net” reconciles Segment Operating Profit to Consolidated Operating Profit. We use Segment Operating Profit as a performance goal in the annual incentive plan.

2013
($M)	Profit
Segment Operating Profit	$5,752
Unallocated Expenses, Net	(1,247)
Consolidated Operating Profit	$4,505

Return on Invested Capital

ROIC is defined as net earnings plus after-tax interest expense divided by average invested capital (stockholders’ equity plus debt) after adjusting stockholders’ equity by adding back adjustments related to the Corporation’s post-retirement benefit plans. We use ROIC as a performance measure for LTIP and PSUs.

ROIC Calculation ($M)	Three-Year 2011-2013
Net Earnings(a)	$2,794
Interest Expense (multiplied by 65%)(a)(b)	235
Return	$3,029
Average Debt(c)(d)	$5,985
Average Equity(d)(e)	2,364
Average Benefit Plan Adjustments(d)(f)	10,840
Average Invested Capital	$19,189

ROIC	15.79%

(a)	Three-year 2011-2013 values for Net Earnings and Interest Expense reflect average values over the period.
(b)	Represents after-tax interest expense utilizing the federal statutory rate of 35 percent. Interest expense is added back to net earnings as it represents the return to debt holders. Debt is included as a component of average invested capital.
(c)	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
(d)	The three-year averages are calculated using balances at the start of the three-year period and at the end of each year.
(e)	Equity includes non-cash adjustments, primarily to recognize the funded/unfunded status of the Corporation’s benefit plans.
(f)	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in the Corporation’s Consolidated Statements of Stockholders’ Equity.

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Performance Cash

Performance Cash represents the Corporation’s Cash from Operations adjusted to exclude: (1) the difference between actual and planned pension funding under the Corporation’s Long Range Plan; and (2) unplanned tax payments or benefits on divestitures of business units. This definition is used in our annual incentive plan and in our award agreements for RSUs, LTIP, and PSUs. To illustrate, we calculate Performance Cash as follows:

Cash Flow ($M)	2013	2011–2013

Cash From Operations	$4,546	$10,360

Pension Funding Adjustment
Actual Pension Funding	2,420	8,364
Planned Pension Funding	1,582	4,908
Delta	838	3,456
Adjustment for Unplanned Tax Payments / (Benefits) on Divestitures	12	(217)
Net Adjusting Items	$850	$3,239

Performance Cash	$5,396	$13,599

Disclosure Regarding Forward-Looking Statements

This Proxy Statement contains statements which, to the extent that they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as:

•	the availability of funding for our products and services both domestically and internationally due to general economic conditions, performance, cost, or other factors;

•	changes in domestic and international customer priorities and requirements (including declining budgets resulting from general economic conditions; affordability initiatives; our dependence on U.S. Government contracts; the potential for deferral or termination of awards; the implementation of automatic sequestration under the Budget Control Act of 2011 or Congressional actions intended to replace sequestration; U.S. Government operations under a continuing resolution; any future shutdown of U.S. Government operations; or any failure to raise the debt ceiling) and the success of our strategy to mitigate some of these risks by focusing on expanding into adjacent markets and growing international sales;

•	the accuracy of our estimates and assumptions including those as to schedule, cost, technical, and performance issues under its contracts, cash flow, actual returns (or losses) on pension plan assets, movements in interest rates, and other changes that may affect pension plan assumptions;

•	the effect of capitalization changes (such as share repurchase activity, accelerated pension funding, stock option exercises, or debt levels);

•	difficulties in developing and producing operationally advanced technology systems, cyber security, other security threats, information technology failures, natural disasters, public health crises or other disruptions;

•	the timing and customer acceptance of product deliveries;

•	materials availability and the performance of key suppliers, teammates, joint venture partners, subcontractors, and customers;

•	charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets;

•	the future effect of legislation, rulemaking, and changes in accounting, tax, defense procurement, changes in policy, interpretations, or challenges to the allowability and recovery of costs incurred under government cost accounting standards, export policy, changes in contracting policy and contract mix;

•	the future impact of acquisitions or divestitures, joint ventures, teaming arrangements, or internal reorganizations;

•	compliance with laws and regulations, the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, and the cost of completing environmental remediation efforts), and U.S. Government identification of deficiencies in our business systems;

•	the competitive environment for our products and services, export policies, and potential for delays in procurement due to bid protests;

•	our efforts to increase the efficiency of our operations and improve the affordability of our products and services including difficulties associated with: moving or consolidating operations; reducing the size of the workforce; providing for the orderly transition of management; attracting and retaining key personnel (many of whom are retirement eligible); and supply chain management; and

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•	economic, business, and political conditions domestically and internationally and our increased reliance on securing international and adjacent business.

These are only some of the factors that may affect the forward-looking statements contained in this Proxy Statement. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see our filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 which may be accessed through the Investor Relations page of our website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov.

Our actual financial results likely will be different from those projected due to the inherent nature of projections. Given these uncertainties, the forward-looking statements should not be relied on in making investment decisions. The forward-looking statements contained in this Proxy Statement speak only as of the date of its filing. Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this Proxy Statement to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this Proxy Statement are intended to be subject to the safe harbor protection provided by the federal securities laws.

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Appendix B:	Lockheed Martin Corporation Amended and Restated 2011 Incentive Performance Award Plan

(Approved at Annual Meeting of Stockholders on April 28, 2011)
As Amended January 24, 2013
As Amended and Restated January 23, 2014 and Amended April 24, 2014

SECTION 1. Purpose.

The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees with an opportunity to obtain or increase their proprietary interest in the Corporation and thereby align their interests with those of the Corporation’s stockholders, and by providing eligible employees with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

(a)	Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

“Backlog” means either funded backlog (unfilled firm orders for which funding has been both authorized and appropriated by the customer) or unfunded backlog (unfilled firm orders for which funding has not been authorized and appropriated by the customer), as determined by the Committee at the time an Award is granted.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant, in the event of the Participant’s death, as the Participant’s beneficiary under this Plan, or, in the absence of a valid designation, the Participant’s estate.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Cash-Based Awards” means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise right or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(6).

“Cash Flow” means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

“Change in Control” means a change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee described in Section 8.

“Corporation” means Lockheed Martin Corporation.

“Date of Grant” means the date specified by the Committee as the date on which an Award is to be granted (which date shall be no earlier than the date the resolution approving the Award is adopted by the Committee), or if no such date is specified by the Committee, the date on which the Committee adopts a resolution making the Award.

“Deferred Dividend Equivalent” or “DDE” means a Dividend Equivalent that is accrued during the restricted period set forth in an Award Agreement and that becomes payable to a Participant upon the expiration or termination of such restricted period.

“Dividend Equivalent” means an amount equal to the cash dividends that would have been paid had a Participant owned a share of Stock during the restricted period set forth in an Award Agreement.

“Employee” means any officer (whether or not also a director) or any key salaried employee of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“EPS” means earnings per common share on a fully diluted basis determined in accordance with GAAP.

“EPS Growth” means the increase (on a dollar or percentage basis) in EPS for a specified period as compared to a comparable prior period, as specified by the Committee at the time an Award is granted.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing sale price of the relevant security as reported by the New York Stock Exchange on its web site as the closing price (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

“Free Cash Flow” means net cash flow from operations as determined in accordance with GAAP, less the amount identified as capital expenditures as presented in the Corporation’s Statement of Cash Flows.

“Free Cash Flow per Share” means Free Cash Flow for a specified period divided by the average fully diluted common shares during the specified period.

“GAAP” means generally accepted accounting principles in the United States.

“Insider” means any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

“Nonperformance-Based Award or Nonperformance-Based” means an Award that is not intended to satisfy the requirements of Section 4(b).

“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

“Orders” means increases in contract values as specified in binding legal documents such as signed contracts, letters of award, notifications of award or purchase orders during a specified period.

“Participant” means an Employee who is granted an Award pursuant to this Plan so long as the Award remains outstanding.

“Percentage of Free Cash Flow to Stockholders” means the percentage of Free Cash Flow distributed to common stockholders during a specified period through dividends and stock repurchases.

“Performance-Based Awards” means an Award contemplated by Section 4(b).

“Performance Goal” means Backlog, Cash Flow, EPS, EPS Growth, Free Cash Flow per Share, Orders, Percentage of Free Cash Flow to Stockholders, ROIC, Sales, Segment Operating Profit, Segment ROIC or Total Stockholder Return, and “Performance Goals” means any combination thereof. Except as the context otherwise requires, performance under any of the Performance Goals (A) may be used to measure the performance of (i) the Corporation and its Subsidiaries on a consolidated basis, (ii) the Corporation or any Subsidiary or Subsidiaries, or any combination thereof, or (iii) any one or more segments or business units of the Corporation and its Subsidiaries, in either case as the Committee determines in its sole discretion, and (B) may be compared to the performance of one or more of the companies or one or more published or specially constructed indices designated or approved by the Committee for comparison, as the Committee determines in its sole discretion.

“Plan” means this Lockheed Martin Corporation 2011 Incentive Performance Award Plan.

“Predecessor Plan” means the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan.

“ROIC” means return on invested capital calculated as (A) average (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate, divided by (B) (i) average debt (including current maturities of long-term debt) plus (ii) average stockholders’ equity, plus the postretirement amounts determined at year-end as included in the Corporation’s Statement of Stockholders’ Equity.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Sales” means net sales determined in accordance with GAAP.

“SAR” means a Stock Appreciation Right as described in Section 4(a)(3).

“Segment Operating Profit” means operating profit calculated at the segment level.

“Segment ROIC” means return on invested capital at the segment level calculated as (A) average (i) Segment Operating Profit times one minus the highest marginal federal corporate tax rate, divided by (B) average segment net assets.

“Share-Based Awards” means Awards that are payable or denominated in or have a value derived from the value of, or an exercise right or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through (5).

“Share Units” means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

“Stock” means shares of common stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 7 or by operation of law.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50 percent or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

“Tax” or “Taxes” means any U.S. Federal, state, local, or non-U.S. income, employment, or payroll tax, excise tax, or any other tax or assessment owed with respect to any Award or other payment due to a Participant under the Plan.

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“Total Stockholder Return” means with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the designated period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

(b)	Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, GAAP and as derived from the consolidated financial statements of the Corporation, prepared in the ordinary course of business and filed with the Securities and Exchange Commission from time to time.

(c)	Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. For purposes of any Award Agreements, payments that will be made “as soon as practicable” after a specified event must be made within 90 days of the applicable event.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any individual who is an Employee on the Date of Grant and who is designated by the Committee to receive an Award, provided that no individual who beneficially owns Stock possessing five percent or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in this Plan.

SECTION 4. Awards.

(a)	Type of Awards. The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

(1)	Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422 or any successor provision of the Code. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. All Nonqualified Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(2)	Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor provision of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Stock subject to options shall be determined as of the Date of Grant of the Options. All Incentive Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(3)	Stock Appreciation Rights. A Stock Appreciation Right or SAR is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions as may be approved by the Committee. The minimum base price of a SAR granted under this Plan shall be the Fair Market Value of the underlying Stock on the Date of Grant of the SAR, or, in the case of a SAR related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All SARs shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(4)	Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Awards of Restricted Stock to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(5)	Stock Units. A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping entry where the amount represented by the bookkeeping entry for each Stock Unit equals the Fair Market Value of a share of Stock on the Date of Grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock on any date from the Date of Grant up to the date the Stock Unit is paid to the Participant in cash or Stock. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting

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or other rights with respect to Stock; provided, however, that an Award of Stock Units may provide for the crediting of Dividend Equivalents or the crediting of additional Stock Units based on the value of dividends paid on Stock while the Award is outstanding, subject in each case to the vesting, forfeiture and Performance Goals applicable to the underlying Stock Units. Awards of Stock Units to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

	(6)	Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(b)	Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to pre-established target levels. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or SAR shall be subject only to the requirements of Section 4(b)(1) and Sections 4(c)(1) and (2) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right,” respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant. Nothing in this Plan shall limit the ability of the Committee to grant Options or SARs with an exercise price or a base price greater than Fair Market Value on the Date of Grant or to make the vesting of the Options or SARs subject to Performance Goals or other business objectives or conditions.

(1)	Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2)	Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute, average or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) will be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

(3)	Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

(4)	Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

(5)	Adjustments for Material Changes. The Committee shall have the right to specify any adjustment that it deems necessary or appropriate to any Performance Goals and/or performance targets to take into account or exclude any extraordinary gain or loss or other event that is considered an extraordinary item under GAAP, provided the Committee exercises this right to specify the adjustment at the time the Performance Goals and/or performance targets are established under this Section 4(b). In addition, the Committee shall have the right to specify any adjustment that it deems necessary or appropriate to take into account or exclude any other gain or loss or event recognized under any accounting policy or practice affecting the Corporation and/or any Performance Goals or performance targets, provided the Committee exercises this right to exclude or take such gain or loss or event into account at the time the related Performance Goals and/or performance targets are established under this Section 4(b).

(6)	Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Plan and any Award Agreement shall be interpreted and administered by the Committee in a manner consistent with the requirements for qualification of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

(c)	Individual Limits.

(1)	Share-Based Awards. The maximum number of shares of Stock that are issuable under this Plan pursuant to Options, SARs payable in shares of Stock, Restricted Stock and Stock Units payable in shares of Stock (described under Section 4(a)(5)) that are granted as Performance-Based Awards during any calendar year to any Participant shall

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not exceed 1,000,000, subject to adjustment as provided in Section 7; provided, that the maximum number of shares of Stock that may be granted as Restricted Stock Awards during any calendar year to any Participant under this Plan (including as Performance-Based Awards) shall not exceed 750,000 shares, subject to adjustment as provided in Section 7. Awards that are canceled during the year shall be counted against these limits.

(2)	Share Unit and Cash Only SAR Awards. The aggregate number of Share Units that are issuable as Stock Units payable in cash only or SARs payable in cash only during any calendar year to any Participant as Performance-Based Awards shall not exceed 300,000, subject to adjustment as provided in Section 7. Awards that are canceled due to expiration or forfeiture during the year shall be counted against this limit.

(3)	Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $10,000,000.

(d)	Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the Date of Grant of the Award.

(e)	Code Section 409A. It is the intent of the Corporation that no Award under this Plan be subject to taxation under Section 409A(a)(1) of the Code. Accordingly, if the Committee determines that an Award granted under this Plan is subject to Section 409A of the Code, such Award shall be interpreted and administered to meet the requirements of Sections 409A(a)(2), (3) and (4) of the Code and thus to be exempt from taxation under Section 409A(a)(1) of the Code.

(f)	Out-of-the-Money Options or Stock Appreciation Rights. In no event shall the Corporation pay cash or other consideration for Options where at the time of payment the exercise price of the Option is less than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for SARs where at the time of payment the base price established in the Award is less than the Fair Market Value of the Stock underlying the SAR.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

(a)	Aggregate Share Limit for Share-Based Awards. Subject to adjustment as provided in this Section 5 or Section 7, the maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), SARs payable in shares of Stock, Restricted Stock and Stock Units payable in shares of Stock granted or issued under this Plan is 12,000,000, plus the number of shares of Stock reserved for future awards under the Predecessor Plan as of February 24, 2011, plus the number of shares of Stock subject to awards outstanding under the Predecessor Plan as of February 24, 2011 that thereafter are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of the award, whether or not the individual holding the award received or was credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the individual’s ownership was restricted or otherwise not vested, including shares of Stock subject to Restricted Stock Awards that are subsequently reacquired by the Corporation due to termination, expiration or forfeiture.

(b)	Restriction on Recycling or Reissue of Shares and Share Units. Shares of Stock issued upon the exercise of an Award or the vesting of an Award may not be used for a subsequent Award under this Plan. Any unexercised, unconverted or undistributed portion of any Award made under this Plan or any stock-based award under the Predecessor Plan resulting from termination, expiration or forfeiture of that Award shall again be available for Award under Section 5(a), whether or not the Participant has received or been credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Restricted Stock Awards and subsequently reacquired by the Corporation due to termination, expiration or forfeiture of the Award also shall be available for reissuance under this Plan. Shares of Stock subject to an Award that are reacquired by the Corporation to satisfy a withholding obligation of the Participant shall not be available for reissue. With respect to SARs payable in shares of Stock, the number of shares of Stock subject to an Award shall be counted against the number of shares of Stock available for issuance under this Plan regardless of the number of shares of Stock actually issued to settle the SARs upon exercise.

(c)	Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan or available for grant or issuance from time to time may be adopted by the Committee, as it deems necessary or appropriate.

(d)	Source of Shares; No Fractional Shares. The Stock that may be issued pursuant to an Award under this Plan may be authorized but unissued Stock or Stock acquired by the Corporation or any of its Subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions. No fractional shares of Stock shall be issued under this Plan, but fractional interests may be accumulated pursuant to the terms of an Award.

(e)	Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d), may require.

(f)	Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and the terms, restrictions, conditions

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and procedures as the Committee may in its sole discretion impose (subject to Section 10(d)), any one or combination of (i) cash, (ii) the delivery of shares of Stock, (iii) a reduction in the number of Shares of Stock issuable or cash payable pursuant to such Award, (iv) the delivery of a promissory note or other obligation for the future payment in money, or (v) in the case of purchase price only, labor or service as an Employee to be performed or actually performed. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made. Notwithstanding the foregoing, no Insider shall be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under this Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act. If an Award Agreement to a Participant who is not an Insider authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Participant subsequently becomes an Insider, then the payment method will no longer be available to the Participant and the Committee shall take whatever steps are necessary to make such payment method void as to such Participant, including but not limited to requiring the immediate payment of any note or loan previously obtained in connection with an Award.

(g)	Cashless Exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of an Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards (other than a Qualifying Option or a Qualifying Stock Appreciation Right), the applicable Performance Goals. The Award Agreement also shall set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a)	Mandatory Provisions for Options and SARs. Award Agreements for Options and SARs payable in stock shall be deemed to contain the following provisions:

(1)	Vesting: A provision providing for a minimum vesting schedule pursuant to which no Award of Options may become fully exercisable prior to the third anniversary of the Date of Grant, and to the extent an Award provides for vesting in installments over a period of no less than three years, no portion of an Award of Options may become exercisable prior to the first anniversary of the Date of Grant. In the event that the Participant is not an Employee on the date on which an Option would otherwise vest and become exercisable, the Options subject to that vesting date will be forfeited. Notwithstanding the foregoing, (i) any Award Agreement governing Options may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; (ii) any Award Agreement may provide that all or a portion of the Options subject to an Award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment with the Corporation (or a Subsidiary) in the event of a Change in Control, or in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than three years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the Award Agreement prior to the expiration of any period longer than three years for any reason designated by the Committee; and (iii) any Award Agreement may provide that employment by another entity be treated as employment by the Corporation (or a Subsidiary) in the event a Participant terminates employment with the Corporation (or a Subsidiary) on account of a divestiture. No Award Agreement may provide for accelerated vesting of Options on account of layoff beyond vesting of up to the portion of the vesting period from the Date of Grant to the date on which a Participant’s employment terminates. The vesting requirements of this Section 6(a) shall also apply to Award Agreements governing SARs.

(2)	Option and SAR Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option or SAR paid in Stock and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options or SARs to enforce this requirement.

(3)	No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Sections 6(a)(1).

(b)	Mandatory Provisions for Restricted Stock and Stock Units Payable in Stock. Award Agreements for Restricted Stock and Stock Units payable in Stock shall be deemed to contain the following provisions:

(1)	Vesting: Provisions (I) prohibiting the sale of any shares of Restricted Stock granted under an Award prior to the third anniversary of the Date of Grant of the Award, (II) requiring the forfeiture of all shares of Restricted Stock subject to the Award in the event that the Participant does not remain an Employee for at least three years

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following the Date of Grant of the Restricted Stock and (III) prohibiting accelerated vesting of Restricted Stock on account of layoff (other than vesting of a pro rata portion of the Award based on the portion of the vesting period from the Date of Grant to the date on which a Participant’s employment terminates).

Notwithstanding the foregoing, any Award Agreement governing Restricted Stock may provide (i) for any additional vesting or forfeiture requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; and (ii) that Restricted Stock vests, continues to vest or vests on a pro rata basis and any forfeiture provisions or restrictions on sale of the vested portions of Restricted Stock lapse prior to the third anniversary of the Date of Grant (A) in the event of a termination of employment following a Change in Control (except that vesting may occur upon or following a Change in Control without regard to termination of employment in the case of an employee who immediately prior to the Change in Control was not an officer of the Corporation who had been elected as such by the Board), (B) in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, (C) to satisfy any Tax withholding requirement with respect to the Restricted Stock, or (D) in the case of a vesting or forfeiture period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Committee. Dividends that become payable on Restricted Stock will not be payable to the Participant but shall be accrued and held by the Corporation until such time as the restrictions lapse on the underlying Restricted Stock and the shares become transferrable, at which time the accrued dividends shall be paid to the Participant; provided, however, that an Award Agreement may provide for accelerated vesting of Dividends, Dividend Equivalents, or DDEs associated with Restricted Stock to satisfy a Tax withholding requirement with respect to such Award. The vesting and forfeiture requirements of this Section 6(b) shall also apply to Award Agreements governing Stock Units payable in Stock unless the Stock Units are granted in conjunction with, or are part of another Award.

(2)	No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Section 6(b)(1).

(c)	Mandatory Provisions Applicable to All Award Agreements. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement consistent with applicable legal considerations, provides otherwise:

(1)	Non-assignability: The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by the Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2)	Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of the securities. Except in the case of Restricted Stock and except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents or similar economic benefits.

(3)	Tax Withholding: Each Participant shall be responsible for payment of all Taxes imposed on such Participant with respect to an Award. All withholding Tax obligations shall be satisfied on or prior to the payment of an Award. If the Corporation concludes that any withholding Tax is required with respect to any Award (including with respect to associated Dividends, Dividend Equivalents, or DDEs), and the Participant has not otherwise made arrangements acceptable to the Corporation to satisfy the withholding Tax obligation, the Corporation may (i) offset an amount sufficient to satisfy the withholding Tax obligation against any obligation of the Corporation to the Participant, (ii) reduce the amount of the Award (including associated Dividends, Dividend Equivalents, or DDEs) paid to the Participant by an amount sufficient to satisfy the withholding Tax obligation, or (iii) require the Participant or his or her Beneficiary to pay the Corporation an amount in cash equal to the withholding Tax obligation. The satisfaction of any withholding Taxes with respect to Share-Based Awards also may be satisfied by cashless exercise as provided in Section 5(g).

(d)	Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1)	Other Terms and Conditions: Any other terms not inconsistent with the terms of this Plan as are necessary, appropriate, or desirable to effect an Award to a Participant, including provisions describing the treatment of an Award in the event of the death, disability, layoff, retirement, divestiture or other termination of a Participant’s employment with or services to the Corporation or a Subsidiary, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, procedures acceptable to the Committee (if any) with respect to the effect on the Award of a Change in Control, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m) and in the case of Options, SARs payable in shares of Stock, Restricted Stock and Stock Units payable in shares of Stock, to the requirements of Sections 6(a), (b) and (7).

(2)	Non-competition and non-solicitation clause: A provision or provisions requiring the forfeiture or recoupment of an Award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be

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harmful to the Corporation, including but not limited to employment with a competitor, misuse of the Corporation’s proprietary or confidential information, or solicitation of the Corporation’s employees.

(3) Claw-back: A provision entitling the Corporation to recoup any Award (whether or not vested) or value received for an Award under circumstances specified in the Award Agreement or regulations, rules or interpretations of the Securities and Exchange Commission or other applicable law.

(e)	Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. Subject to the provisions of Section 8(h), no Award shall be enforceable until the Award Agreement or an acknowledgement of receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or otherwise providing an acknowledgement of receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

(a)	Adjustments. If there shall occur any recapitalization, stock dividend, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of all or substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:

(1)	the number and type of shares of Stock and Share Units that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(2)	the number and type of shares of Stock, Share Units, cash or other property subject to any or all outstanding Awards,

(3)	the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

(4)	the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(5)	subject to Section 4(b), the Performance Goals or other standards appropriate to any outstanding Performance-Based Awards, or

(6)	any other terms as are affected by the event.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made that would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section 7(a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in Section 7(a).

(b)	Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (iii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iv) that only certain or limited benefits under the Awards shall be accelerated; (v) that the Awards shall be accelerated for a limited time only; or (vi) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (ii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of a Change in Control; (iii) provisions for the assumption or continuation of the Award and the substitution for shares of stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares, exercise or conversion price and conditions of the Award; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the Date of Grant, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation of law), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

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(c)	Change in Control Definition. For purposes of this Plan, a “Change in Control” shall include and be deemed to occur upon one or more of the following events:

(1)	A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation.

(2)	The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not Subsidiaries if, as a result of the consummation of the merger, combination, consolidation, recapitalization or other reorganization, less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(3)	Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.

(4)	At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested director election, or any combination of these events, the “Incumbent Directors” shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

(5)	The stockholders of the Corporation approve a plan of liquidation and dissolution of the Corporation, or a sale or transfer of all or substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary is consummated.

Notwithstanding the foregoing, in the event the Committee determines that an Award could be subject to taxation under Section 409A(a)(1) of the Code, a Change in Control shall have no effect on the Award unless the Change in Control also would constitute a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(d)	Business Acquisitions. Awards may be granted under this Plan on terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan, to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become Employees of the Corporation or a Subsidiary as the result of a merger, consolidation or business combination of the employing entity with, or the acquisition of assets or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8. Administration.

(a)	Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m). The Board shall designate the members of the Committee. Notwithstanding the foregoing, any action taken under this Plan by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer this Plan and Awards granted under this Plan shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 8(a) or otherwise provided in any charter of the Committee.

(b)	Selection and Grant. The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c)	Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, SARs, or Share Units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d)	Limited Authority of Committee to Change Terms of Awards. In addition to the Committee’s authority under other provisions of this Plan (including Sections 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under

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Section 4(d)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate. Notwithstanding the foregoing, the Committee’s authority under this Section 8(d) is subject to any express limitations of this Plan (including under Sections 6(a), 6(b), 7 and 9) and this Section 8(d) does not authorize the Committee to accelerate exercisability or vesting or waive early termination provisions if that acceleration or waiver would be inconsistent with the mandatory vesting requirements set forth in Sections 6(a)(1) and 6(b)(1).

(e)	Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f)	Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g)	Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

(h)	Notices, Signature, Delivery. Whenever a signature, notice or delivery of a document, or acknowledgement of receipt of a document, is required or appropriate under this Plan or pursuant to an Award Agreement, signature, notice, delivery or acknowledgement may be accomplished by paper or written format, or, subject to Section 10(d), by electronic means. In the event electronic means are used for the signature, notice or delivery of a document, or acknowledgement of receipt of a document, the electronic record or confirmation of that signature, notice, delivery or acknowledgement maintained by or on behalf of the Corporation shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature, notice or acknowledgement and was delivered in the manner provided herein for a written document.

SECTION 9. Amendment and Termination of this Plan.

The Board of Directors may at any time terminate, suspend or discontinue this Plan. The Board of Directors may amend this Plan at any time, provided that any material amendment to this Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, a material amendment is any amendment that would (i) materially increase the number of shares of Stock available under this Plan or issuable to a Participant (other than a change in the number of shares made pursuant to Section 7); (ii) change the types of awards that may be granted under this Plan; (iii) expand the class of persons eligible to receive awards or otherwise participate in this Plan; (iv) reduce the price at which an Option is exercisable or the base price of a SAR, either by amendment of an Award Agreement or by substitution of a new Award at a reduced price (other than as permitted in Section 7); or (v) require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the New York Stock Exchange) or applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 8(d) (subject to any applicable limitations thereunder), so long as such an amendment would not require approval of the Corporation’s stockholders, if such amendment was made to this Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award thereunder.

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SECTION 10. Miscellaneous.

(a)	Unfunded Plan. This Plan shall be unfunded. Neither the Corporation, the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

(b)	Rights of Employees.

(1)	No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards.

(2)	No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause.

(c)	Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and shall become effective upon and shall be subject to the approval of the Corporation’s stockholders. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 27, 2021. Notwithstanding the foregoing, any Award granted under this Plan on or prior to April 27, 2021 may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares of Stock or Stock Units subject to, comprising or referenced in such Award (other than in accordance with Section 7(a)).

(d)	Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable to comply with all legal requirements. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as counsel to the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e)	Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by and in accordance with the laws of the State of Maryland (without regard to its provisions regarding choice of law), except as to matters of federal law.

(f)	Awards to Participants Outside the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws of other countries in which the Corporation and its Subsidiaries operate or have employees, the Committee shall have the authority to modify the terms and conditions of Awards granted to Employees outside the United States to comply with applicable foreign laws and to take any action, before or after an Award is made, that it deems necessary or advisable to obtain approval or comply with local government, regulatory, tax, exemption, approval or other requirements.

(g)	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

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Appendix C: Directions to Annual Meeting Location

Hilton Sandestin Beach
4000 Sandestin Boulevard South
Destin, Florida 32550

Parking for attendance at the Annual Meeting of Stockholders will be validated by Lockheed Martin Corporation.

From Northwest Florida Regional Airport
Fort Walton Beach (Airport Code VPS)
24 Miles

•	Turn Right onto Highway 85 North/Government Avenue (2 miles)
•	Turn Left onto Highway 20 East/John Sims Parkway (6 miles)
•	Turn Right onto Highway 293 South; Cross Mid-Bay Bridge (Toll Fee Applies) (7 miles)
•	Turn Left onto Highway 98 East (6 miles)
•	Turn Right onto Sandestin Boulevard South and proceed through Sandestin guard gate

From Northwest Florida Beaches International Airport
Panama City (Airport Code ECP)
40 Miles

•	Turn Right onto Highway 388 West (4 miles)
•	Turn Left onto Highway 79 South (5 miles)
•	Turn Right onto Highway 98 West (30 miles)
•	Turn Left onto Sandestin Boulevard South and proceed through Sandestin guard gate

From Pensacola Regional Municipal Airport
Pensacola (Airport Code PNS)
65 Miles

•	Turn Left onto North 9th Avenue/CR-289 (6 miles)
•	Turn Left onto Gregory Street/Highway 98 East (40 miles)
•	Turn Right onto Sandestin Boulevard South and proceed through Sandestin guard gate

For security reasons, before being admitted into the Annual Meeting, you must present your admission ticket or proof of ownership and a valid photo identification. All hand-carried items will be subject to inspection, and all bags, briefcases, or packages will be checked.

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Our Vision

Be the Global Leader in Supporting Our Customers to Strengthen Global Security, Deliver Citizen Services, and Advance Scientific Discovery

Our Values

•	Do What’s Right
•	Respect Others
•	Perform With Excellence

Our Commitment to Good Citizenship

As the world’s leading global security and aerospace company, Lockheed Martin partners with customers to address some of the world’s most critical issues. And as a responsible corporate citizen, our contributions extend beyond our products and services. We’re committed to improving the quality of life for people in our local communities and around the world through philanthropic contributions, community outreach and volunteerism. In 2013, we contributed more than $25 million to charitable organizations, primarily focused on two goals: improving science, technology, engineering, and mathematics (STEM) education for K-12 students; and supporting the military and veteran community. We team with non-profit organizations such as the USO, Operation Mend, Project Lead the Way and the National Geographic Society to extend the reach of our giving and to offer our employees volunteer opportunities. Last year, our employees reported volunteering more than 800,000 hours to worthy causes and contributed more than $20 million of their own money. At Lockheed Martin, we’re shaping a better world through generous, responsible giving and direct engagement with the communities and organizations we support. And we’re making a difference every day.

If you have a smartphone, you can scan the QR codes below for more information. Some smartphones will require the installation of a reader to scan the code. Please visit the app menu on your device for instructions on how to download the free software.

Annual Report	Proxy Statement	Sustainability Report

LOCKHEED MARTIN

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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ADD 4
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ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Directions

Available 24 hours a day, 7 days a week!

Instead of mailing your voting directions, you may choose one of the voting methods outlined below to provide your voting directions.

PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting directions submitted by Internet or telephone must be received by 11:59 p.m., Eastern Daylight Savings Time, on April 21, 2014 for participants in one of the Corporation's 401(k) or other profit sharing plans with Lockheed Martin common stock allocated to his or her account(s).

Vote by Internet

- Go to **www.investorvote.com**
- Or scan the QR Code with your smartphone.
- Follow the steps outlined on the secure website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Or dial 1-781-575-2300 from outside the U.S.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Voting Direction Card

1234 5678 9012 345

▼ IF YOU HAVE NOT PROVIDED VOTING DIRECTION VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal: Election of Directors (see below): The Board of Directors recommends a vote **FOR** all the nominees.

1. Nominees:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - James M. Loy	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Douglas H. McCorkindale	☐	☐	☐
03 - Rosalind G. Brewer	☐	☐	☐	07 - Marillyn A. Hewson	☐	☐	☐	11 - Joseph W. Ralston	☐	☐	☐
04 - David B. Burritt	☐	☐	☐	08 - Gwendolyn S. King	☐	☐	☐	12 - Anne Stevens	☐	☐	☐

B Proposals: The Board of Directors recommends a vote **FOR** Proposals 2, 3 and 4.

Proposal	For	Against	Abstain
5. Stockholder Proposal – Right to Act by Written Consent	☐	☐	☐
6. Stockholder Proposal – Adopt a Policy Requiring Senior Executives to Retain a Significant Percentage of Equity Compensation Until Retirement	☐	☐	☐
7. Stockholder Proposal – Amend the Corporation's Clawback Policy for Executive Incentive Compensation	☐	☐	☐

C Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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ADMISSION TICKET

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought into the meeting. Any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN CERTAIN COMPANY SPONSORED SAVINGS PLANS

Dear Plan Participant:

State Street Bank and Trust Company ("State Street") is the Trustee with respect to the Lockheed Martin Corporation common stock held in the following plans:

Lockheed Martin Corporation Salaried Savings Plan
Lockheed Martin Corporation Hourly Employee Savings Plan Plus
Lockheed Martin Corporation Capital Accumulation Plan
Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees
Lockheed Martin Corporation Operations Support Savings Plan
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees
Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees

This voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above. All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the Proxy Statement.

Sincerely,

State Street Bank and Trust Company, Trustee

▼ IF YOU HAVE NOT PROVIDED VOTING DIRECTION VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

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Proxy Voting Direction Card For 2014 Annual Meeting of Stockholders

State Street Bank and Trust Company, as Trustee of the plans listed above, is directed to vote the shares of Lockheed Martin Corporation (the "Corporation") common stock allocated to my account(s) in one or more of the plans listed above, at the Annual Meeting of Stockholders of the Corporation to be held on April 24, 2014, with respect to the election of directors and the proposals and at any adjournments or postponements. State Street will vote in accordance with the directions indicated on this card. **State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting directions are not specified.** If no voting direction is received or if this proxy voting direction card is returned unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date, and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see instructions on the reverse side. **This proxy is solicited on behalf of the Corporation's Board of Directors.**

D Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

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LOCKHEED MARTIN

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

A Proposal: Election of Directors (see below): The Board of Directors recommends a vote **FOR all the nominees.**

1. Nominees:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - James M. Loy	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Douglas H. McCorkindale	☐	☐	☐
03 - Rosalind G. Brewer	☐	☐	☐	07 - Marillyn A. Hewson	☐	☐	☐	11 - Joseph W. Ralston	☐	☐	☐
04 - David B. Burritt	☐	☐	☐	08 - Gwendolyn S. King	☐	☐	☐	12 - Anne Stevens	☐	☐	☐

B Proposals: The Board of Directors recommends a vote **FOR** Proposals **2, 3 and 4.**

	For	Against	Abstain
5. Stockholder Proposal – Right to Act by Written Consent	☐	☐	☐
6. Stockholder Proposal – Adopt a Policy Requiring Senior Executives to Retain a Significant Percentage of Equity Compensation Until Retirement	☐	☐	☐
7. Stockholder Proposal – Amend the Corporation's Clawback Policy for Executive Incentive Compensation	☐	☐	☐

C Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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LOCKHEED MARTIN

Admission Ticket

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy votes submitted by Internet or telephone must be received by 1:00 a.m., Eastern Daylight Savings Time, on April 24, 2014 (except as otherwise set forth on the reverse of this card).

Vote by Internet

- Go to **www.investorvote.com**
- Or scan the QR Code with your smartphone.
- Follow the steps outlined on the secure website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Or dial 1-781-575-2300 from outside the U.S.
- Follow the instructions provided by the recorded message.

Using a <u>black ink</u> pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal: Election of Directors (see below): The Board of Directors recommends a vote **FOR** all the nominees.

1. Nominees:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - James M. Loy	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Douglas H. McCorkindale	☐	☐	☐
03 - Rosalind G. Brewer	☐	☐	☐	07 - Marillyn A. Hewson	☐	☐	☐	11 - Joseph W. Ralston	☐	☐	☐
04 - David B. Burritt	☐	☐	☐	08 - Gwendolyn S. King	☐	☐	☐	12 - Anne Stevens	☐	☐	☐

B Proposals: The Board of Directors recommends a vote **FOR** Proposals **2, 3 and 4.**

Proposal	For	Against	Abstain
5. Stockholder Proposal – Right to Act by Written Consent	☐	☐	☐
6. Stockholder Proposal – Adopt a Policy Requiring Senior Executives to Retain a Significant Percentage of Equity Compensation Until Retirement	☐	☐	☐
7. Stockholder Proposal – Amend the Corporation's Clawback Policy for Executive Incentive Compensation	☐	☐	☐

C Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Memorandum

DATE:	March 17, 2014

TO:	Lockheed Martin Savings Plan Participants

FROM:	Maryanne R. Lavan, Senior Vice President, General Counsel and Corporate Secretary

SUBJECT:	Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin employees are the largest holders of our common stock (representing approximately 15% of our outstanding shares). As a Lockheed Martin savings plan participant, you are entitled to vote your shares held through the Lockheed Martin savings plans on the matters to be voted upon at the Corporation’s Annual Meeting of Stockholders on April 24, 2014.

Tomorrow, you will receive an e-mail from Computershare Trust Company, N.A. (cpucommunications.com), our independent registrar and transfer agent, with a subject line of “Important Notice Regarding Availability of Lockheed Martin Proxy Materials.” The e-mail will include a link to the Corporation’s 2013 Annual Report and 2014 Proxy Statement (together, the “Proxy Materials”). It will also contain information on how to vote your shares confidentially through the Internet or by telephone.

Your vote is very important. Please watch your e-mail from Computershare and vote promptly. Note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

A hard copy of the Proxy Materials can be requested by calling 1-877-223-3863 (toll free) or 1-267-468-0767, if outside the U.S. Requests will be fulfilled until 3:00 p.m. Eastern Daylight Savings Time on April 14, 2014.

Please note: Personal computer settings vary and unknown e-mail addresses, such as those from Computershare may sometimes be directed to your “Junk E-mail” folder.  These items can be recovered by dragging and dropping the e-mail from your “Junk E-mail” folder to your “Inbox.”

Email #2 to Employee Plan Participants From Computershare (to be sent 3/18/14)

Email subject will be:

Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 24, 2014

Proxy Login Control Number:

To:	Lockheed Martin Corporation Savings Plan Participants

You are receiving this e-mail because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2013 Annual Report and 2014 Proxy Statement (“Proxy Materials”) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):

•	Call toll free 1-877-223-3863 within the U.S.
•	Call 1-267-468-0767 from outside the U.S.
•	Requests must be received by 3:00 p.m., Eastern Daylight Savings Time, on April 14, 2014

Voting deadline:

•	11:59 p.m., Eastern Daylight Savings Time, on Monday, April 21, 2014

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.

Independent Registrar and Transfer Agent for Lockheed Martin Corporation

Email #3 to Employee Plan Participants (to be sent 04/01/14 and 04/10/14)

Email will have date when sent

Email subject will be:

Reminder Notice – Important Notice Regarding Availability of Lockheed Martin
Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 24, 2014

Proxy Login Control Number:

To:	Lockheed Martin Corporation Savings Plan Participants

You are receiving this e-mail because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2013 Annual Report and 2014 Proxy Statement (“Proxy Materials”) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):

•	Call toll free 1-877-223-3863 within the U.S.
•	Call 1-267-468-0767 from outside the U.S.
•	Requests must be received by 3:00 p.m., Eastern Daylight Savings Time, on April 14, 2014

Voting deadline:

•	11:59 p.m., Eastern Daylight Savings Time, on Monday, April 21, 2014

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.

Independent Registrar and Transfer Agent for Lockheed Martin Corporation

EVERCORE TRUST COMPANY, N.A.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN CERTAIN COMPANY SPONSORED PLANS

Dear Plan Participant:

The enclosed 2014 proxy materials have been prepared at the direction of the Board of Directors of Lockheed Martin Corporation ("Lockheed Martin") in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 24, 2014.

Evercore Trust Company, N.A. ("EVERCORE"), is the voting trustee with respect to the shares of Lockheed Martin Corporation common stock ("Common Stock") held in the SANDIA CORPORATION SAVINGS AND INCOME PLAN (the "Plan"). The enclosed Annual Meeting Proxy Card (the "proxy card") is used for the purpose of giving voting instructions to EVERCORE with respect to shares held in the Plan. This letter provides information concerning the voting of Common Stock held in the Plan.

The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the proxy card. If you want to follow the Board's recommendations on all matters, you can do so by signing, dating and returning the proxy card in the enclosed postage-paid envelope without checking any of the boxes on the proxy card. You may also provide voting instructions electronically by Internet or touch-tone telephone, as explained below.

All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and follow the instructions below to complete and return the proxy card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

In order to ensure that your voting instructions to EVERCORE are tabulated in a timely fashion, your proxy card, Internet or telephone instructions must be received no later than 11:59 p.m. Eastern Daylight Savings Time on April 21, 2014.

If you wish to provide voting instructions by returning the proxy card, you must complete, sign, date and return your proxy card in the envelope provided in time for it to be received by the voting deadline. Please return your proxy card in the envelope provided which is addressed to Computershare Trust Company, N.A. the confidential vote tabulator for EVERCORE.

EVERCORE'S RESPONSIBILITIES

As the voting trustee with respect to the Lockheed Martin Corporation Common Stock held in the SANDIA Plan, EVERCORE's responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants' voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

These instructions explain how you may give voting instructions to EVERCORE with respect to shares of Lockheed Martin Corporation Common Stock held in the Plan.

Only EVERCORE can vote the shares of Common Stock held by the Plan. However, under the terms of the Plan, each participant is entitled to instruct EVERCORE on how to vote all shares allocated to his or her account. You may instruct EVERCORE to vote *"for"* or *"against"* any particular matter or to abstain from voting on that matter. If you sign, date and return the proxy card but do not check any boxes on the card, EVERCORE will vote the shares in accordance with the Board's recommendations on the proxy card.

You may also provide voting instructions to EVERCORE by using the Internet or a touch-tone telephone. Simply access www.investorvote.com on the Internet or dial 1-800-652-8683 on a touch-tone telephone and follow the directions. You must have your proxy card available when you vote by Internet or telephone. If you return the proxy card and also provide voting instructions by Internet and/or telephone, EVERCORE will follow your latest instructions. For this purpose, the date on your proxy card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, EVERCORE will follow your latest dated electronic voting instructions.

Failure to Provide Instructions

If you fail to sign, date and return the proxy card or vote by Internet or telephone, EVERCORE will vote shares allocated to your account in its sole discretion.

CONFIDENTIALITY

Your voting instructions to EVERCORE are confidential. EVERCORE will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct EVERCORE to vote in the manner you think is best.

QUESTIONS

If you have any questions about your voting rights under the Plans, the proxy card or the confidentiality of your vote, please contact EVERCORE between the hours of 8:30 a.m. and 4:00 p.m. Pacific time at 1-888-296-2891.

EVERCORE TRUST COMPANY, N.A.
VOTING TRUSTEE
Dated March 14, 2014

Lockheed Martin Corporation
Annual Meeting of Stockholders
April 24, 2014 at 10:30 a.m. Central Daylight Savings Time
Hilton Sandestin Beach
4000 Sandestin Boulevard South
Destin, Florida 32550

Control Number: [[SingleControlNumber]]

To: [[Registration]]

Lockheed Martin Corporation’s 2014 Annual Meeting Materials including the 2013 Annual Report and 2014 Proxy Statement are now available online. You may also vote your shares online for the Annual Stockholders Meeting.

To view the Proxy Statement visit:
http:

To view the Annual Report visit:
http:

To cast your vote, please visit www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the proxy voting details provided above in this e-mail to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m. Eastern Daylight Savings Time, April 24, 2014.

You may also vote your shares by telephone by calling (800) 652-8683 within the U.S., Canada and Puerto Rico and (781) 575-2300 from other countries. Follow the instructions provided by the recorded message. You will need the Proxy Login Control Number above in this e-mail for voting identification purposes.

Thank you for submitting your very important vote.

Questions?

For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.